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As Filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 333-191913

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT
NO. 1 TO
FORM S-11
FOR REGISTRATION
Under
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Governing Instruments)

50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael G. Medzigian
Chief Executive Officer
Carey Watermark Investors Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Sharon A. Kroupa, Esq. Brian J. O'Connor, Esq. Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202

Approximate date of commencement of proposed sale to the public:
As soon as possible after effectiveness of the Registration Statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)

Common Stock	$350,000,000	$45,080.00

Common Stock(2)	$300,000,000	$38,640.00

(1)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)
Represents shares issuable pursuant to the registrant's Distribution Reinvestment and Stock Purchase Plan.

(3)
Previously paid.

           We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2013

Prospectus

CAREY WATERMARK INVESTORS INCORPORATED
$350,000,000 of Shares of Common Stock, $10.00 per share
$300,000,000 of Shares of Common Stock, $9.50 per share-Distribution Reinvestment Plan
Minimum Investment: 200 Shares (may be higher in certain states)

         Carey Watermark Investors Incorporated ("CWI") invests in lodging and lodging-related properties. As of the date of this prospectus, we own interests in 17 hotels. We have elected to be treated as a real estate investment trust (a "REIT") for U.S. federal income tax purposes, beginning with our taxable year ending December 31, 2011. We are offering shares in a primary offering and pursuant to our distribution reinvestment plan. We may reallocate unsold shares between our primary offering and the distribution reinvestment plan.

         An investment in our shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 23 for a discussion of certain factors that you should consider before you invest in the shares being sold with this prospectus, including:

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  Our advisor and the subadvisor are paid substantial fees based on factors other than the quality of services provided, which may encourage them to use increased leverage or to make riskier investments. Our agreements with our advisor, the subadvisor and Carey Financial, LLC, the dealer manager, are not arm's length agreements.

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  We have not yet identified the properties to be acquired with the offering proceeds. We have a limited operating history and no established financing sources.

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  There is no public market for our shares; a public market is unlikely ever to develop and we are not required ever to provide you with liquidity for your shares. If you have to sell your shares, it will likely be at a discount.

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  We are subject to the risks of operating lodging properties and the lodging industry generally. Failure of lodging industry fundamentals to continue to improve may adversely affect our business strategy.

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  All of our distributions to date have been paid from offering proceeds and future distributions will likely be paid from offering proceeds, borrowings and other sources, without limitation, until we have substantially invested the remaining net proceeds from our initial public offering and net proceeds from this offering, which will reduce amounts available for property acquisitions or require us to repay such borrowings, both of which could reduce your overall return.

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  You will experience substantial dilution in the net tangible book value of your shares equal to your shares' proportionate share of the costs of the offering.

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  Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

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  Shares of our common stock are subject to a 9.8% ownership limitation that is intended, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

         Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Projections and forecasts cannot be used in this offering. No one is permitted to make any written or oral predictions about how much cash you will receive from your investment or the tax benefits that you may receive.

	Maximum Aggregate Price to Public	Maximum Selling Commissions	Maximum Dealer Manager Fee	Proceeds, Before Expenses, to Us(1)

Offering

Maximum Offering	$350,000,000	$24,500,000	$10,500,000	$315,000,000

Per share	$10.00	$0.70	$0.30	$9.00

Distribution Reinvestment Plan	$300,000,000	—	—	$300,000,000

Per share	$9.50	—	—	$9.50

(1)
The proceeds are calculated before deducting certain organization and offering expenses payable by us, which we estimate will be approximately $3,720,428. To the extent that all other organization and offering expenses exceed four percent of the gross offering proceeds, the excess expenses will be paid by our advisor. See "The Offering/Plan of Distribution."

         The dealer manager, Carey Financial, LLC, is our affiliate and is not required to sell any specific number or dollar amount of the shares but will use its "best efforts" to sell the shares offered. The funds accepted by the dealer manager and selected dealers from the sale of shares will be promptly deposited into an interest-bearing account at UMB Bank, N.A. The funds will be transferred to us from time to time. You will become a stockholder once your funds are transferred to us and shares are issued to you. Transfers occur periodically to provide for an orderly flow of funds into our company. You will receive interest earned by your funds if your funds are held for 20 days or longer before being transferred to us. See "The Offering/Plan of Distribution." No minimum number of shares are required to be sold in this offering.

         We may sell our shares in the offering until December 31, 2014; provided, however that our board of directors may extend this offering for up to an additional 12 months thereafter. In some states, we will need to review our registration annually in order to continue offering our shares beyond the initial registration period.

This prospectus is dated                           , 2013

SUITABILITY STANDARDS

        The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and there is no assurance that one will develop. This means that it may be difficult to sell your shares. You should not invest in these shares if you need to sell them immediately or will need to sell them quickly in the future.

        In consideration of these factors, we have established suitability standards for initial stockholders in this offering and subsequent transferees. These suitability standards require that a purchaser of shares have either:

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  gross annual income of at least $70,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $70,000; or

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  net worth of at least $250,000 (excluding the value of a purchaser's home, furnishings and automobiles).

        Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania and Tennessee have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who meet the additional suitability standards set forth below:

        Alabama — In addition to our suitability requirements, investors must have liquid net worth of at least ten times their investment in CWI and its affiliated programs.

        California — Each investor's maximum investment in CWI may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser's home, home furnishings and automobile.

        Iowa — Each investor in Iowa must have either (i) minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or (ii) minimum net worth of $350,000 (exclusive of home, auto and furnishings). The maximum investment in CWI, its affiliated programs, and any other non-traded REITs cannot exceed 10% of an Iowa resident's liquid net worth. Liquid net worth is defined as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.

        Kansas — Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. Liquid net worth is defined as the portion of net worth that consists of cash and cash equivalents and readily marketable securities.

        Kentucky — Each investor in Kentucky must have liquid net worth of $250,000, or combined liquid net worth of $70,000 and annual income of $70,000. Each investor's total investment in CWI may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser's home, home furnishings and personal automobile.

        Maine — The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investment not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

        Massachusetts — The maximum investment in CWI and other illiquid direct participation investments must be limited to not more than 10% of the investor's liquid net worth.

        Michigan — The maximum investment in CWI and its affiliated programs cannot exceed 10% of a Michigan resident's net worth.

i

        Missouri, Oregon and Tennessee — Investors must also have liquid net worth of at least ten times their investment in CWI.

        Nebraska — Each investor in Nebraska must have either (i) minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or (ii) minimum net worth of $350,000 (exclusive of home, auto and home furnishings). In addition, the total investment in CWI should not exceed 10% of the investor's net worth (exclusive of home, auto and furnishings).

        New Jersey — New Jersey investors must have either, (a) a minimum liquid net worth of at least $70,000 and a minimum annual gross income of not less than $70,000, or (b) a liquid net worth of at least $250,000. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In addition, New Jersey investors must limit their investment in our shares and securities of affiliated programs to not more than 10% of their liquid net worth.

        New Mexico — The maximum investment in CWI, its affiliated programs and other non-traded real estate investment programs cannot exceed 10% of a New Mexico resident's net worth.

        North Dakota — North Dakota investors must represent that, in addition to the standards listed above, they have net worth of at least ten times their investment in us.

        Ohio — The maximum investment in CWI, its affiliated programs and other non-traded real estate investment programs cannot exceed 10% of an Ohio resident's liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

        Pennsylvania — In addition to our suitability requirements, investors must have net worth of at least ten times their investment in CWI.

        New York imposes a higher minimum investment requirement than we require. In New York individuals must invest at least $2,500 shares (not applicable to IRAs).

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CWI, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. The sponsor and each person selling shares on behalf of CWI must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives. Because the dealer manager is forming a selling group of selected dealers to make the retail sale of the shares, each selected dealer will make this suitability and appropriateness determination. In making this determination, the selected dealers will rely on relevant information provided by the investor, including information regarding the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information, including whether (i) the investor is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the investment program and (iii) the investment program is otherwise suitable for the investor. Each person selling shares on behalf of CWI is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

        Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

Stock Dividend

        On December 12, 2013, our board of directors declared a stock dividend pursuant to which each holder of record of our common stock at the close of business on December 16, 2013 will receive 0.1375 additional shares of our common stock for each share owned. We refer to this dividend payment as the "Stock Dividend" in this prospectus. Shares purchased in this offering will not receive the Stock Dividend.

        The Stock Dividend will have the effect of increasing the total number of outstanding shares of our common stock from approximately 59,500,000 shares to approximately 67,700,000 shares immediately following the Stock Dividend. As a result of the increase in the number of outstanding shares of our common stock, the Stock Dividend will also have the effect of adjusting the estimated net asset value ("NAV") per share of our common stock as of September 30, 2013, based on shares outstanding at November 30, 2013, from $10.24 per share on an actual basis to $9.00 per share on a pro forma basis after giving effect to the Stock Dividend. For more information on the determination of our estimated NAV per share, see "Estimated Net Asset Value Per Share and Initial Offering Price" elsewhere in this prospectus. The purposes of the Stock Dividend are to facilitate the equivalent treatment, on a per share basis, of shares of common stock issued in our initial public offering, which began in September 2010 and terminated in September 2013, and this offering with respect to the prices at which shares may be redeemed in the future under our redemption program, and to facilitate the future reporting of certain performance metrics on a per share basis.

        Unless otherwise indicated, all information in this prospectus gives effect to, and all share and per share amounts have been retroactively adjusted to give effect to, the Stock Dividend.

        Unless the context otherwise requires or indicates, references in this prospectus to:

  •
  "we," "the corporation," "our," "us" and "CWI" refer to Carey Watermark Investors Incorporated, together with our subsidiary, CWI OP, LP, a Delaware limited partnership, which we refer to in this prospectus as our "operating partnership";

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  "our dealer manager" refer to Carey Financial, LLC ("Carey Financial");

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  "our advisor" refer to Carey Lodging Advisors, LLC ("CLA"), which is the entity named as the advisor under our advisory agreement, together with the affiliates of W. P. Carey Inc. that perform services on its behalf in connection with the advisory agreement;

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  "Carey Watermark Holdings" or "our special general partner" refer to Carey Watermark Holdings, LLC, the special general partner in our operating partnership;

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  "W. P. Carey" refer to W. P. Carey Inc. (or any of its predecessors), which is the ultimate parent company of our advisor and Carey Financial and holds an indirect interest in Carey Watermark Holdings;

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  "Watermark Capital Partners" refer to Watermark Capital Partners, LLC, which is the parent company of CWA, LLC, the subadvisor to our advisor; and

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  "TRS lessees" refer to our wholly-owned taxable real estate investment trust subsidiaries ("TRSs") or one or more wholly-owned TRSs that we may form in the future.

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information, including under the caption "Risk Factors," and our financial statements and notes thereto, included elsewhere or incorporated by reference in this prospectus. References in this prospectus to the "offering date" refer to the first day our shares of common stock are sold to the public pursuant to this offering. This prospectus will be used in connection with the continuous offering of our shares, as supplemented from time to time. The information in this prospectus speaks as of the date of this prospectus unless otherwise indicated.

Carey Watermark Investors Incorporated

Overview

        We were formed to take advantage of current and future opportunities to invest in lodging and lodging-related properties. We believe that current dynamics in the lodging industry offer attractive opportunities for us to acquire quality properties at prices often below replacement cost, with the potential to achieve long-term growth in value and generate attractive returns for our stockholders.

        We own interests in 17 hotels, as described in this prospectus, and we intend to use the net proceeds from this offering primarily to make additional lodging investments. Our initial public offering began in September 2010 and ended in September 2013. We accepted subscriptions from 18,886 investors, issued 57,807,396 shares of our common stock, raising aggregate gross proceeds of approximately $575.8 million. We also issued 692,424 shares, raising aggregate gross proceeds of approximately $6.6 million, through our distribution reinvestment plan. We conduct substantially all of our investment activities and own all of our assets through our operating partnership. We are a general partner and a limited partner, and own approximately a 99.985% capital interest, in our operating partnership. Carey Watermark Holdings, which is owned indirectly by W. P. Carey and Watermark Capital Partners, holds a special general partner interest of 0.015% in our operating partnership. We have elected to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2011.

        We are externally advised by our advisor, Carey Lodging Advisors, LLC, an indirect subsidiary of W. P. Carey. Our advisor has retained CWA, LLC, a subsidiary of Watermark Capital Partners, to act as a subadvisor. Our advisor and the subadvisor manage our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our hotels.

        W. P. Carey is a publicly traded REIT listed on the New York Stock Exchange ("NYSE") under the symbol "WPC." W. P. Carey has sponsored and advised nine partnerships and eight REITs under the Corporate Property Associates and Carey Institutional Properties brand names during W. P. Carey's more than 40-year history. We refer to these entities throughout this prospectus as the "CPA® Programs." Of the 17 CPA® Programs, 14 have completed their investment and liquidation phases and three continue to operate as entities advised by W. P. Carey. Corporate Property Associates 17 — Global Incorporated ("CPA®:17 — Global") has funds available for investment as of the date of this prospectus; Corporate Property Associates 18 — Global Incorporated ("CPA®:18 — Global") recently commenced a $1.0 billion initial public offering; and Corporate Property Associates 16 — Global Incorporated ("CPA®:16 — Global") has fully invested its offering proceeds and has recently entered into a definitive agreement to be acquired by W. P. Carey in a merger in which CPA®:16 — Global's stockholders will receive NYSE-listed common stock of W. P. Carey. We refer to CPA®:16 — Global (until the closing of its merger with W. P. Carey), CPA®:17 — Global and CPA®:18 — Global throughout this prospectus as the "CPA® REITs."

        Watermark Capital Partners is a private investment firm formed in May 2002 that focuses its investment activities on assets that benefit from specialized marketing strategies and demographic shifts, including hotels and resorts, resort residential products, recreational projects (including golf and club ownership programs), and new-urbanism and mixed-use projects. The principal of Watermark Capital Partners, Michael G. Medzigian, has managed lodging properties valued in excess of $3.2 billion in aggregate during his over 31 years of experience in the lodging and real estate industries, including as the chief executive officer of Lazard Freres Real Estate Investors, a real estate private equity management organization, and as a senior partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated.

        Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020. Our telephone number is (212) 492-1100, and our web address is www.careywatermark.com. The information on our website does not constitute a part of this prospectus. We were organized as a Maryland corporation on March 10, 2008 with the filing of our initial charter, which was amended and restated in September 2010. Our charter and bylaws will remain operative throughout our existence, unless they are amended or we are dissolved.

Investment Objectives, Procedures and Policies

        Our objective is to achieve long-term growth in value and generate attractive risk adjusted returns, meaning returns that are attractive in light of the risk involved in generating the returns, for our stockholders primarily through capital appreciation and also through current distributions. We seek to created a portfolio with the potential to generate attractive risk adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire assets at attractive prices and properties that we believe will benefit from our asset management strategy.

        Our core strategy for achieving these objectives is to acquire, own, dispose of and manage, and seek to enhance the value of, interests in lodging and lodging related properties. While our core strategy is focused on the lodging industry, we may also invest in other real estate property sectors, although we have not made any such investments to date. We will adjust our investment focus from time to time based upon market conditions and our advisor's views on relative value as market conditions change. Material changes in our investment focus will be described in our periodic reports filed with the Securities and Exchange Commission (the "SEC"); however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes.

        As a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In order to comply with applicable REIT qualification rules, we will enter into leases with the TRS lessees. The TRS lessees will in turn contract with independent property operators that will manage day-to-day operations of our properties.

        We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

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  Our investment model should benefit from the economic disruption caused by the recession that began in 2008 and the continuing recovery of lodging industry fundamentals.    The lodging industry continues to be in a period of recovery that we believe provides growth oriented opportunities as well as opportunities associated with recapitalizations and deleveraging transactions that have continued as a result of the economic downturn in 2008 through 2009. As a result of the deterioration in market and operating fundamentals during the economic downturn, as well as the declines in hotel values that resulted during this period, certain owners of lodging properties are continuing to experience distressed situations as they face legacy capital structure issues and the inability to refinance existing debt as it comes due. Many of these hotels require additional capital as they approach or extend into their recurring renovation cycle. We believe that over-extended borrowers' attempts to reduce their leverage and improve their capital structure has presented and will continue to present a need for new equity capital, which we seek to provide. In addition, we believe that certain owners that experienced partial recovery or that held through the downturn are now motivated to market their properties. Given the conditions caused by the economic distress of the recent recession, and coupled with the experience and expertise of our advisor and the subadvisor, we believe we are well positioned to capitalize on these opportunities to create an attractive investment portfolio.

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  A lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and long-term growth in value and a potentially effective inflation hedge.    Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in U.S. hotel revenue per available room ("RevPAR") has historically been closely correlated with growth in U.S. gross domestic product ("GDP"). Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, if the U.S. economy continues to strengthen, we anticipate continued RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.

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  As compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns.    The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures, repositioning, facility reuse and reuse or sale of excess land. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.

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  A differentiated investment approach.    We have made, and expect to make in the future, some of our investments through joint ventures with qualified owners and operators of properties. Indicative of this strategy are five of our investments, which were joint venture investments. Over his many years as a real estate professional, our chief executive officer has developed a network of relationships with operating partners in a variety of sectors and geographies that may provide sources of investment opportunities for us. In addition to expanding our investment sourcing network, investing through joint ventures provides us with specialized resources and capabilities.

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  A lack of legacy issues.    We began acquiring assets in 2011; therefore, our portfolio does not include assets acquired at the inflated prices that existed prior to the 2008 financial crisis. As a result, our management team will be able to focus its resources on value creation on behalf of our stockholders, without having the distractions created by under-performing or troubled assets acquired at the peak of the market.

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  An established, well-performing portfolio.    We believe we have established a diversified, well-performing portfolio of hotels. Our portfolio is comprised of a mix of select- and full-service hotels, representing both current income and growth-oriented properties, with geographic diversification. In 2013 through September 30, 2013, our portfolio has outperformed the U.S. Lodging Industry as a whole with an occupancy of 75.5%, average daily rate ("ADR") of $151.59 and RevPAR of $114.45. This compares to the U.S. Lodging Industry performance, per Smith Travel Research, of 63.8% occupancy, $110.38 ADR and $70.50 RevPAR.

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  Our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry.    We believe that our investment structure offers certain advantages over private equity fund and traded REIT competitors. Unlike certain private equity funds, we currently expect to operate an investment portfolio that is approximately 60% leveraged, on average. However, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. As compared to traded REITs, we are not subject to pressures relating to quarterly earnings estimates and near term share price targets.

        See "Investment Objectives, Procedures and Policies" for a detailed discussion of the attributes of the U.S. lodging industry, the resulting market opportunity and our investment strategy noted above.

        The lodging properties we acquire may include full-service branded hotels located in urban settings, resort properties, high-end independent urban and boutique hotels, select-service hotels and mixed-use projects with non-lodging components. Full-service hotels generally provide a full complement of guest amenities, including food and beverage services, meeting and conference facilities, concierge and room service, porter service or valet parking, among others. Select-service hotels typically have limited food and beverage outlets and do not offer comprehensive business or banquet facilities. Resort properties may include smaller boutique hotels and large-scale integrated resorts. We generally intend to acquire fee ownership of our properties but may consider leasehold interests. While we expect our portfolio to develop based upon opportunities and market conditions prevailing from time to time, we expect to target a mix of properties, including those that offer high current income, value-added properties that provide opportunity for capital appreciation and to the extent available, distressed situations where our investment may be on opportunistic terms.

        At this time, we are unable to predict what percentage of our assets may consist of investments in any one category of the target lodging portfolio. Through the date of this prospectus, we have invested in full-service, select-service, limited service, resort, and boutique hotels. As opportunities arise, we may seek to expand our portfolio to include other types of real estate-related investments in the lodging sector, such as loans secured by lodging properties, mezzanine loans related to lodging properties (i.e., loans senior to the borrower's common and preferred equity in, but subordinated to a mortgage loan on, a property), subordinated interests in loans secured by lodging properties and equity and debt securities issued by companies engaged in the lodging sector. We may invest in the securities of other issuers for the purpose of exercising control.

        We expect to make investments primarily in the United States. However, we may consider investments outside the United States because we are not prohibited under our organizational documents from making investments outside the United States. Our advisor will evaluate potential acquisitions on a case-by-case basis. We are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments or on the percentage of our capital that we may invest in a particular asset.

Investment Program

        While we intend primarily to acquire fee ownership of lodging facilities and lodging-related properties, as opportunities arise, we may invest in other types of real estate-related investments, subject to the following guidelines:

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  Without the approval of a majority of our independent directors, we will not purchase any real property when the contractual purchase price of the property plus all acquisition fees, but excluding acquisition expenses, payable to our advisor is in excess of its appraised value. We will not make or invest in mortgage loans unless an appraisal is obtained on the underlying property. The appraisals may take into consideration, among other things, the terms and conditions of the particular transaction and they may exceed the construction cost or replacement cost of the property.

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  We will not make or invest in mortgage loans on any one property, or in one borrower, which would exceed 20% of the proceeds raised from this offering.

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  We will not make or invest in mortgage loans in any one property if the aggregate amount of all mortgage loans outstanding on the property that are senior to or pari passu with our loan, together with our loan, would exceed 85% of the appraised value of the property at the time that we make the investment, unless such investment is justified by the presence of other underwriting criteria such as the credit rating of the borrower, a collateral that is adequate to justify the waiver of this limitation or the guarantee of the mortgage by a government agency. For this purpose, we do not treat commercial mortgage-backed securities ("CMBS") as mortgage loans.

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  Any purchase from, sale to, or joint venture with an affiliate must be approved or ratified by at least a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction.

  •
  We may invest no more than 10% of our net equity in unimproved or non-income-producing real property or mortgage loans on unimproved or non-income-producing property.

  •
  Without the approval of a majority of our independent directors, we may not invest more than 25% of our equity capital in non-lodging related investments.

        At September 30, 2013, our investment portfolio, including both our consolidated and equity method investments, was 64% leveraged. We currently expect that, at such time when we have fully invested the net proceeds from this offering, our investment portfolio will be approximately 60% leveraged, on average. This reflects our current expectation for the overall portfolio. We may fund some individual investments solely or primarily using our equity capital and others may be financed with greater than 60% leverage. The maximum leverage that our advisor may arrange for us to incur in the aggregate on our portfolio, without the need for further approval, is limited to the lesser of 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess must be approved by a majority of our independent directors. Our charter and bylaws do not restrict the form of indebtedness we may incur (for example, we may incur either recourse or non-recourse debt or cross-collateralized debt).

        Our intention is to consider alternatives for providing liquidity for our stockholders beginning not later than six years following the termination of our initial public offering, which terminated in September 2013. If we have not consummated a liquidity transaction by September 30, 2019, our board of directors will be required to consider (but will not be required to commence) an orderly liquidation of our assets, which would require the approval of our stockholders. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a national securities exchange, a merger (which may include a merger with our advisor or its affiliates, or one or more entities managed by our advisor or our subadvisor in the future) or another transaction approved by our board of directors.

        Market conditions and other factors could cause us to delay a liquidity transaction or the commencement of our liquidation. Even if our board of directors decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our stockholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

Description of the Properties

        The table below specifies the hotel, city, state, acquisition date, ownership percentage, number of guest rooms, and type of hotel for each of the hotels in which we had ownership interests as of the date of this prospectus.

General Property Information
Hotel	City	State	Acquisition Date	Ownership Percentage	Rooms	Type of Hotel
Hyatt New Orleans French Quarter	New Orleans	LA	September 6, 2011	80%	254	Full-Service
Hampton Inn Boston / Braintree	Braintree	MA	May 31, 2012	100%	103	Select-Service
Hilton Garden Inn New Orleans French Quarter / CBD	New Orleans	LA	June 8, 2012	88%	155	Select-Service
Lake Arrowhead Resort and Spa	Lake Arrowhead	CA	July 9, 2012	97%	173	Full-Service
Westin Atlanta Perimeter North(1)	Atlanta	GA	October 3, 2012	57%	372	Full-Service
Courtyard San Diego Mission Valley	San Diego	CA	December 6, 2012	100%	317	Select-Service
Hilton Southeast Portfolio:
Hampton Inn Atlanta Downtown	Atlanta	GA	February 14, 2013	100%	119	Select-Service
Hampton Inn Frisco Legacy Park	Frisco	TX	February 14, 2013	100%	105	Select-Service
Hampton Inn Memphis Beale Street	Memphis	TN	February 14, 2013	100%	144	Select-Service
Hampton Inn Birmingham Colonnade	Birmingham	AL	February 14, 2013	100%	133	Select-Service
Hilton Garden Inn Baton Rouge Airport	Baton Rouge	LA	February 14, 2013	100%	131	Select-Service
Courtyard Pittsburgh Shadyside	Pittsburgh	PA	March 12, 2013	100%	132	Select-Service
Hutton Hotel Nashville	Nashville	TN	May 29, 2013	100%	247	Full-Service
Holiday Inn Manhattan 6th Ave.	New York	NY	June 6, 2013	100%	226	Full-Service
Fairmont Sonoma Mission Inn(2)	Sonoma	CA	July 10,2013	75%	226	Full-Service
Marriott Raleigh City Center	Raleigh	NC	August 13, 2013	100%	400	Full-Service
Hawks Cay Resort	Duck Key	FL	October 23, 2013	100%	177	Full-Service

Total					3,414

(1)
William H. Reynolds, Jr. is a member of our board of directors and of our investment committee. He serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of Marcus Hotels & Resorts. Mr. Reynolds did not participate in any discussions regarding the investment in the Westin Atlanta Venture by our board or our investment committee.

(2)
Charles Henry is a member of our board of directors and of our investment committee. He also serves as a director of FRHI Holdings Limited, the indirect parent of both the seller and manager of the Fairmont Sonoma Mission Inn & Spa. Mr. Henry did not participate in any discussions regarding the investment in the Fairmont Sonoma Mission Inn & Spa by our board or our investment committee.

        On July 17, 2013, we sold our 49% joint venture interest in two properties, the Hotel Maya, a Doubletree by Hilton, and the Residence Inn Long Beach Downtown, both located in Long Beach, California, to our joint venture partner. We recognized a gain of $1.8 million on the sale.

Our Offering and Issuances through our Distribution Reinvestment Plan

        We are offering up to $350,000,000 in shares of our common stock, and an additional $300,000,000 in shares of common stock through our distribution reinvestment plan. In our initial public offering, which terminated in September 2013, we accepted subscriptions from 18,886 investors, issued 57,807,396 shares of our common stock raising aggregate gross proceeds of approximately $575.8 million, as follows (in thousands):

Period	Funds Raised
March 2011	$14,196
April 2011	3,922
May 2011	5,392
June 2011	6,186
July 2011	2,530
August 2011	4,055
September 2011	2,800
October 2011	2,863
November 2011	2,536
December 2011	2,646
January 2012	3,283
February 2012	2,929
March 2012	5,454
April 2012	8,528
May 2012	9,062
June 2012	6,718
July 2012	7,763
August 2012	8,491
September 2012	8,818
October 2012	16,899
November 2012	16,637
December 2012	15,753
January 2013	17,970
February 2013	24,574
March 2013	27,686
April 2013	37,352
May 2013	48,798
June 2013	51,927
July 2013	72,380
August 2013	133,438
September 2013	4,223

$575,809

        Through September 30, 2013, we have also issued 692,424 shares of our common stock pursuant to our distribution reinvestment plan.

Risk Factors

        An investment in our shares has risks. Please refer to the "Risk Factors" section for a more detailed discussion of the risks summarized below and other risks of investment in us.

Risks Related to this Offering

  •
  We have a limited operating history and no established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our stockholders.

  •
  We have not yet identified the properties to be acquired with the remaining proceeds of our initial public offering or the proceeds of this offering; delays in investing may adversely affect us.

  •
  Our advisor has a limited operating history; the past performance of programs sponsored by or affiliated with W. P. Carey is not an indicator of our future performance because those programs had a different investment strategy.

  •
  The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors based upon our estimated NAV per share and may not be indicative of the price at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

  •
  All of our cash distributions to date have been sourced from offering proceeds. Future distributions will also likely be paid from offering proceeds, borrowings and other sources, without limitation, until we have substantially invested the remaining net proceeds from our initial public offering and the net proceeds from this offering, which would reduce amounts available for the acquisition of properties or require us to repay such borrowings, both of which could reduce your overall return.

  •
  You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

  •
  Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Risks Related to Our Relationship with Our Advisor

  •
  Our success is dependent on the performance of our advisor and the subadvisor, each of which is subject to conflicts of interest.

  •
  The termination or resignation of the subadvisor could materially adversely affect the ability of our advisor to continue to perform services for us. In addition, it could be prohibitively expensive for us to repurchase the special general partner interest.

Risks Related to Our Operations

  •
  We may incur material losses on some of our investments.

  •
  Our participation in joint ventures creates additional risk because, among other things, we cannot exercise sole decision making power and our partners may have different economic interests than we have.

  •
  We may have difficulty selling our properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

Risks Related to Investments in the Lodging Industry

  •
  Economic conditions may adversely affect the lodging industry, and cyclicality and seasonality may cause our results to fluctuate.

  •
  We are subject to the risk of potentially significant tax penalties in case our leases with the TRS lessees do not qualify for tax purposes as arm's length.

  •
  Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders will depend on the ability of the independent property operators to operate and manage the hotels.

  •
  We face competition in the lodging industry, which may limit our profitability and return to our stockholders.

Risks Related to an Investment in Our Shares

  •
  We are not required to ever complete a liquidity event. The lack of an active public trading market for our shares combined with the limit on the number of our shares a person may own may discourage a takeover and make it difficult for stockholders to sell shares quickly.

  •
  Failing to qualify as a REIT would adversely affect our operations and ability to make distributions to our stockholders.

  •
  Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

Our Advisor and the Subadvisor

        We are externally managed and advised by Carey Lodging Advisors, LLC, which is responsible to us under the advisory agreement for managing our overall portfolio and for identifying and making acquisitions on our behalf.

        The subadvisor provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our hotels and overseeing the independent property operators that manage the day-to-day operations of our hotels. In addition, the subadvisor has agreed to provide Mr. Medzigian's services as our chief executive officer during the term of the subadvisory agreement, subject to the approval of our independent directors.

        See the "Management" section of this prospectus for a description of the business background of the individuals who are responsible for the management of our operations and our advisor, as well as for a description of the services our advisor provides. In payment for these services, our advisor receives substantial fees, a portion of which will be paid by our advisor to the subadvisor.

Our Structure

        The following chart shows our ownership structure and our relationship with our advisor, Carey Watermark Holdings, W. P. Carey and Watermark Capital Partners. We hold our assets through our operating partnership. Our structure is often referred to as an "UPREIT" structure. We believe this structure will enable us to offer sellers of real properties the opportunity to achieve tax deferral on the sale of the properties, which may give us a competitive edge in acquiring real properties when compared with buyers who are not able to offer consideration that will result in tax deferral for the seller. Generally, a sale of property directly to a REIT is a taxable sale to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may, in some cases, transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-to-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement. However, we may not have a competitive edge when compared with publicly-traded UPREITs because they can offer sellers of real property the opportunity to achieve tax deferral and the ability to convert operating partnership units into publicly-traded common stock. See "The Operating Partnership."

(1)
We own approximately a 99.985% capital interest in the operating partnership consisting of general and limited partnership interests. We are the managing general partner of the operating partnership and, therefore, our board of directors controls substantially all decisions of our operating partnership. Our board has delegated authority for our management and the management of our operating partnership to our advisor subject to the terms of the advisory agreement.

(2)
W. P. Carey owns our advisor through its subsidiaries WPC Holdco LLC and Carey Asset Management Corp. W. P. Carey owns an interest in Carey Watermark Holdings through its subsidiaries CLA Holdings, LLC, Carey REIT II, Inc., WPC REIT Merger Sub, Inc. and WPC Holdco LLC. Watermark Capital Partners owns an interest in Carey Watermark Holdings through its subsidiary CWA, LLC.

(3)
The special general partner interest entitles Carey Watermark Holdings to receive a special allocation of our operating partnership's profits as well as certain operating partnership distributions. See "Management Compensation."

Our REIT Qualification

        We have elected to be taxed as a REIT beginning with our taxable year ending December 31, 2011. Under the Internal Revenue Code of 1986, referred to herein as the "Internal Revenue Code" or the "Code," REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally are not subject to U.S. federal income tax on our net taxable income that we distribute to our stockholders as long as we meet the REIT requirements, including that we distribute at least 90% of our net taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for the following four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to U.S. federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See "Risk Factors — Risks Related to an Investment in Our Shares" for a description of risks associated with our election to be subject to taxation as a REIT.

Conflicts of Interest

        Entities with which we may potentially have conflicts of interest are our advisor; the subadvisor; W. P. Carey, which is the indirect owner of our advisor, owns an indirect interest in the special general partner and is the parent company of Carey Financial; Carey Financial, which is the dealer manager for this offering; Watermark Capital Partners, which is the indirect owner of the subadvisor and owns an indirect interest in the special general partner; other entities or programs sponsored or managed by our advisor, the subadvisor or their respective affiliates now or in the future; and those of our officers and directors who have ownership interests in W. P. Carey and Watermark Capital Partners.

        Our advisor, the subadvisor and their respective affiliates may experience conflicts in the management of our operations with respect to matters related to:

  •
  the advisor's and the subadvisor's compensation;

  •
  allocation of new investments and management time and services between us and various other affiliates;

  •
  the timing and terms of the investment in or sale of an asset;

  •
  investments with our affiliates, our advisor, the subadvisor and their respective affiliates;

  •
  purchases of assets from, sales of assets to, or business combination transactions involving, other programs or entities sponsored or managed by our advisor, the subadvisor and their respective affiliates;

  •
  pre-existing lodging interests owned and/or managed by W. P. Carey, Watermark Capital Partners and their respective affiliates, which are not being contributed to us;

  •
  the termination of our advisory agreement;

  •
  the termination of the subadvisory agreement; and

  •
  our relationship with the dealer manager, Carey Financial, which is an affiliate of W. P. Carey.

        Furthermore, our duties as general partner to our operating partnership and its limited partners may come into conflict with the duties of our directors and officers to us and to our stockholders.

        Each of our advisor and the subadvisor has agreed that none of it and its affiliates will invest in lodging investments except for individual investments of less than $4.0 million, non-controlling interests in lodging investments and lodging investments that have been considered and rejected by our investment committee. These commitments of our advisor and the subadvisor will terminate upon the earliest to occur of certain events, including but not limited to: (1) the termination of the subadvisory agreement, (2) the third anniversary of the effective date of the registration statement relating to this offering if we have not raised aggregate net proceeds of $262.5 million (75% of the maximum offering amount) or (3) the date on which we have invested at least 90% of the net proceeds of this offering. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund.

        The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

The Offering

Maximum Offering Amount	$350,000,000 of shares of common stock
Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan	$300,000,000 of shares of common stock
Minimum Investment	200 shares. (The minimum investment amount may vary from state to state. Please see the "Suitability Standards" section for more details.)
Suitability Standards for Initial Purchasers in this Offering and Subsequent Transferees	Net worth of at least $70,000 and annual gross income of at least $70,000 (for this purpose, net worth excludes home, home furnishings and personal automobiles);
OR
Net worth of at least $250,000.
Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" section for more details.
Distribution Policy

Consistent with our objective of qualifying as a REIT, we expect to distribute at least 90% of our net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock.

Estimated Use of Proceeds

Approximately 86% to acquire investments. Approximately 14% to pay fees and expenses of the offering, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to the advisor, a portion of which will be paid by the advisor to the subadvisor. These estimates assume we incur no leverage.

        If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Annex B, for a specific number of shares and pay for the shares at the time of your order. The funds received will be placed in an interest-bearing account at UMB Bank, N.A. ("UMB Bank") until the time you are admitted by us as a stockholder. It is our intention to admit stockholders generally every 20 days or sooner. We may not transfer your funds to us until at least five business days have passed since you received a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. At any time prior to the date the sale is completed, referred to as the settlement date, you may withdraw your order by notifying your broker-dealer.

        The offering of the maximum amount of shares is on a "best efforts" basis. When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. Carey Financial will not purchase any shares in this offering.

        We may sell our shares in the offering until December 31, 2014; provided, however that our board of directors may extend this offering by up to an additional 12 months thereafter, which decision will be communicated by prospectus supplement. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time. This offering must be registered in every state, the District of Columbia and Puerto Rico in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico in which the registration is not renewed annually.

Estimated NAV Per share and Initial Offering Price

        The initial $10.00 price to the public for the shares being offered by this prospectus was determined by our board of directors based upon the NAV of our common stock as of September 30, 2013. The NAV was calculated by our advisor relying in part on appraisals of the fair market value of our real estate portfolio provided by PKF Consulting USA, LLC ("PKF") and estimates of the fair market value of our mortgage debt provided by Robert A. Stanger & Co., Inc. ("Stanger"), each of which is an independent consultant and service provider to the real estate industry. The net amount was then adjusted for estimated disposition costs (including estimates of expenses, commissions and fees payable to the advisor) and our other net assets and liabilities at the same date. The estimate produced by this calculation was then rounded to the nearest $0.01 on a per share basis, resulting in an estimated gross NAV of approximately $609,000,000 at September 30, 2013, or $10.24 on a per share basis based on shares of common stock outstanding as of November 30, 2013. After giving effect to the Stock Dividend, this per share estimated NAV was adjusted to $9.00. The offering price of $10.00 will result in net proceeds of $9.00 per share to us, after deducting selling commissions and dealer manager fees, which is equivalent to the per share estimated NAV after giving effect to the Stock Dividend. We intend to report an updated estimated NAV of our common stock no later than 18 months after the month in which this offering terminates. Thereafter, we plan to report updated estimated NAVs of our common stock on an annual basis. For additional information on the calculation of the estimated NAV and the initial offering price, see "Estimated Net Asset Value Per Share and Initial Offering Price."

Compensation

        Outlined below are the material items of compensation payable to the advisor, the special general partner and our independent directors. Investors should note that when we refer to certain fees and distributions payable to the advisor or the special general partner as being subordinated to the "six percent preferred return rate," we mean that such fees and distributions will accrue but will not be paid to the advisor or the special general partner if we have not paid distributions at an average, annualized, non-compounded rate of at least six percent on a cumulative basis from our initial issuance of shares pursuant to this offering through the date of calculation. Once we have achieved the six percent preferred return rate, we may commence paying accrued, subordinated fees and distributions for so long as the six percent preferred return rate is maintained. We will calculate the six percent preferred return rate based on the proceeds from the sale of our shares, as adjusted for redemptions and distributions of the proceeds from sales and refinancing of assets. In addition, the compensation below was calculated on the assumption that we will incur targeted leverage of 60%.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
Organization and Offering Stage
CLA	Reimbursement for organization and offering expenses, excluding selling commissions and the dealer manager fee.	Estimated to be approximately $3,720,428.
Carey Financial — Selling Commission	Up to a maximum of $0.70 per share sold. No selling commissions will be paid with respect to shares issued under our distribution reinvestment plan.	The maximum amount payable is $24.5 million, all of which will be re-allowed to the selected dealers.
Carey Financial — Dealer Manager Fee	Up to a maximum of $0.30 per share sold. No dealer manager fees will be paid with respect to shares issued under our distribution reinvestment plan.	The maximum amount payable is $10.5 million, a portion of which may be re-allowed to the selected dealers.
Acquisition Stage
CLA	2.50% of the total investment cost and reimbursement of acquisition expenses.	Assuming targeted leverage of 60%, acquisition fees are estimated to be approximately $19,454,973.
Operational Stage
CLA	Annual asset management fee equal to 0.50% of the aggregate average market value of our investments.	Assuming targeted leverage of 60%, the annual asset management fee would be approximately $3,768,428.
CLA	Reimbursement of operating expenses.	Not determinable at this time.
CLA	Loan refinancing fee. Up to 1% of the principal amount of a qualifying refinanced loan.	Not determinable at this time.
Carey Watermark Holdings	Special general partner profits interest in our operating partnership, entitled to 10% of distributions of available cash.	Not determinable at this time.
Subadvisor Officers and Employees	Eligible to receive restricted stock units under 2010 Equity Incentive Plan.
Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
Independent Directors	Annual cash fees of $34,000 plus $10,000 to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000.	Estimated compensation for all independent directors as a group is $181,000 per year.

Each independent director is also entitled to receive an award of 1,000 restricted stock units under our 2010 Equity Incentive Plan when he or she joins the board and at each annual stockholders' meeting thereafter. The restricted stock units will be fully vested on grant.
Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.
Dispositions/Liquidation Stage
CLA
	Asset disposition fees equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property. These fees are payable in addition to the special general partner interest in disposition proceeds or the subordinated listing distribution, whichever is applicable, and the repurchase of the special general partner interest as discussed below.	Not determinable at this time.
Carey Watermark Holdings
	Interest in Disposition Proceeds. Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
	Repurchase of Special General Partner Interest. If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), or if our advisor resigns, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.	Not determinable at this time.

	Subordinated Listing Distribution. If a listing occurs, the special general partner will receive a distribution equal to 15% of the amount by which (i) our market value plus the total distributions made to our stockholders since inception until the date of listing exceeds, (ii) 100% of our investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares) plus the total distributions required to be made to achieve the six percent preferred return rate.	Not determinable at this time.

        There are many conditions and restrictions on the payment of fees and distributions to our advisor and the special general partner. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are re-allowed to selected dealers, please see the "Management Compensation" section of this prospectus.

        W. P. Carey, CLA, Carey Financial and their affiliates earned the compensation and expense reimbursements shown below in connection with their services during the years beginning with 2010 (the year we commenced our initial public offering), the nine months ended September 30, 2013 and the period from inception (March 10, 2008) to December 31, 2012 relating to our organization and offering stage and our acquisition and operational stage. All fees and expenses that have been paid or accrued during such periods are reflected in the table. We pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to achieving performance criteria.

	Nine Months Ended September 30,						Year Ended December 31,
	2013			2012			2012			2011			2010
														Since Inception Total(a)
	Paid	Accrued	Total	Paid	Accrued	Total	Paid	Accrued	Total	Paid	Accrued	Total	Paid
Organization and Offering Stage
Organization and offering expenses(b)(c)	$6,027	$220	$6,247	$833	$403	$1,236	$1,734	$473	$2,207	$—	$943	$943	$—	$9,397
Selling commissions paid in connection with the offering(d)	27,886	—	27,886	3,916	—	3,916	7,183	—	7,183	3,191	—	3,191	—	38,260
Dealer manager fee(e)	12,559	—	12,559	1,837	—	1,837	3,314	—	3,314	1,411	—	1,411	—	17,284

	46,472	220	46,692	6,586	403	6,989	12,231	473	12,704	4,602	943	5,545	—	64,941

Acquisiton and Operation Stage									—			—
Acquisition fee	12,427	—	12,427	1,505	—	1,505	4,539	—	4,539	1,942	—	1,942	—	18,908
Reimbursement of expenses incurred in connection with CLA's provision of services to us(b)	737	222	959	283	197	480	633	168	801	—	559	559	—	2,319
Asset management fees(b)	1,483	300	1,783	298	60	358	499	102	601	147	24	171	—	2,555
Special general partner profits interest distributions to Carey Watermark Holdings	—	—	—	—	—	—	—	—	—	—	—	—	46	46
Payments to independent directors and employees of the subadvisor	145	5	150	176	—	176	206	—	206	181	—	181	—	537

	14,792	527	15,319	2,262	257	2,519	5,877	270	6,147	2,270	583	2,853	46	24,365

Total	$61,264	$747	$62,011	$8,848	$660	$9,508	$18,108	$743	$18,851	$6,872	$1,526	$8,398	$46	$89,306

(a)
Represents total incurred during the period from inception (March 10, 2008) to September 30, 2013. Of this amount, $0.7 million is accrued and unpaid at September 30, 2013.

(b)
Amounts paid during 2013 and 2012 represent payments made during the nine months ended September 30, 2013 related to 2013 and payments made during the year ended December 31, 2012 related to 2012, respectively. CWI reimbursed CLA for the services of Michael G. Medzigian, our chief executive officer, $0.2 million for each of the nine months ended September 30, 2013 and 2012, $0.3 million for each of the years ended December 31, 2012 and 2011 and less than $0.1 million for the year ended December 31, 2010.

(c)
From inception through September 30, 2013, the advisor has incurred organization and offering costs on our behalf of approximately $9.4 million, all of which we are obligated to reimburse. As of September 30, 2013, $9.2 million of such costs had been reimbursed.

(d)
These fees are initially paid to Carey Financial and then re-allowed to third-party broker-dealers.

(e)
These fees are initially paid to Carey Financial, and Carey Financial may re-allow a portion of such fees to selected dealers.

Our Status Under the Investment Company Act

        We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the "40% test"). We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership, we are primarily engaged in non-investment company businesses related to the ownership of real estate.

        We hold our assets and operate our business through our operating partnership. Our operating partnership relies upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of these subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. We rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. In August 2011, the SEC issued a concept release soliciting public comment on a wide range of issues relating to Section (3)(c)(5)(C), including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the guidance of the SEC or its staff regarding this exemption, will not change in a manner that adversely affects our operations. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

        If we fail to comply with the 40% test or if the operating partnership fails to maintain an exception or exemption from the Investment Company Act under Section 3(c)(5)(C) of that act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and our net asset value. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

ERISA Considerations

        The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code.

Description of Shares

  General

        We will not issue stock certificates. A stockholder's investment will be recorded on our books as held by DST Systems, Inc. or DST, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to DST. Transfer fees will apply in certain circumstances.

  Stockholder Voting Rights and Limitations

        Stockholders meet each year for the election of directors, who are elected by the holders of a majority of shares entitled to vote who are present, in person or by proxy, at such meeting at which a quorum is present. Other business matters may be presented at the annual meeting or at special stockholder meetings. You are entitled to one vote for each share you own. All stockholders are bound by the decision of the majority of stockholders who vote on each question voted upon or, in certain instances, by the decision of a majority of all stockholders entitled to vote.

  Limitation on Share Ownership

        Our charter restricts ownership by one person and their affiliates to no more than 9.8% of the value of our issued and outstanding shares of stock and no more than 9.8% in value or number, whichever is greater, of our issued and outstanding shares of common stock. See "Description of Shares — Restriction on Ownership of Shares." These restrictions are designed, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

        For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

Reports to Stockholders

        You will receive periodic updates on the performance of your investment in us, including:

  •
  Four quarterly distribution reports (including, for investors in Arizona, New York and Maryland, detailed disclosure of our cash flow from operating activities for the most recently completed fiscal quarter for which we have filed financial results with the SEC, was less than the distribution being paid);

  •
  an annual report;

  •
  an annual U.S. Internal Revenue Service ("IRS") Form 1099, if applicable; and

  •
  supplements to the prospectus during the offering period, via mailings or website access.

Redemption Plan

        We have adopted a discretionary redemption plan that allows our stockholders who hold shares purchased directly from us for at least one year to request that we redeem all or a portion of their shares, subject to the limitations and in accordance with the procedures outlined in this prospectus. The redemption plan is described under the heading "Redemption of Shares" in the "Description of Shares" section of this prospectus.

        Our board of directors has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest.

        For the year ended December 31, 2012, we received requests to redeem 34,524 shares of our common stock pursuant to our redemption plan, all of which were redeemed in 2012. For the nine months ended September 30, 2013, we received requests to redeem 20,621 shares of our common stock, all of which were redeemed during this period. The redemptions in 2012 and 2013 were funded from funds received through our distribution reinvestment plan, described below.

Distribution Reinvestment Plan

        We have adopted a distribution reinvestment plan pursuant to which investors can reinvest their distributions in additional shares of our common stock. For information on how to participate in our distribution reinvestment plan, see the section of the prospectus entitled "Description of Shares — Summary of Our Distribution Reinvestment Plan."

If you have more questions about this offering or
if you would like additional copies of this prospectus,
you should contact your registered representative or:

Carey Watermark Investors Incorporated
50 Rockefeller Plaza
New York, New York 10020
1-800-WP CAREY
www.careywatermark.com

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks. The material risks are described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

Risks Related to This Offering

We have a limited operating history and no established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our stockholders.

        We were incorporated in March 2008 and commenced operations during 2011, and as such, have a limited operating history, a limited number of assets, and no established financing sources. We are subject to all of the business risks and uncertainties associated with any recently-formed business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations depend on many factors, including the availability of opportunities for the acquisition of assets, readily accessible short and long-term financing, conditions in the lodging industry specifically and financial markets and economic conditions generally and the performance of our advisor, the subadvisor and the independent property operators managing our properties. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to our stockholders.

We have not yet identified the properties to be acquired with the remaining proceeds of our initial public offering or the proceeds of this offering. Therefore, you may not have the opportunity to evaluate the economic merits of investments made with the remaining proceeds of the initial public offering or proceeds of this offering prior to making your investment decision.

        At September 30, 2013, we had approximately $241.3 million of net proceeds from our initial public offering that we had not yet invested in properties or otherwise utilized. We are not able to provide you with information to evaluate the economic merit of the investments we may make with the remaining proceeds of our initial public offering in the proceeds of this offering prior to acquisition and you will be relying entirely on the ability of our advisor to select investment properties. It is possible that your investment may not generate the returns that you seek by investing in our shares.

Our advisor has a limited operating history; the past performance of programs sponsored by or affiliated with W. P. Carey is not an indicator of our future performance because those programs had a different investment strategy.

        CLA was formed in January 2008. Although W. P. Carey has a long operating history, you should not rely upon the past performance of the programs sponsored by or affiliated with W. P. Carey as an indicator of our future performance. This is particularly true since we will make investments that are different from net leased properties of the type that were the focus of prior programs sponsored by W. P. Carey. None of the prior programs sponsored by W. P. Carey has made significant investments in lodging properties or lodging assets. Watermark Capital Partners has never acted as advisor or subadvisor to a prior public program or a prior private program with investment objectives similar to our objectives. We cannot guarantee that we will be able to find suitable investments with the proceeds of our offerings.

Our failure to timely invest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our stockholders.

The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors based upon our estimated NAV per share and may not be indicative of the price at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

        The offering price of the shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors in the exercise of its business judgment based upon our estimated NAV per share as of September 30, 2013. The valuation methodologies underlying our estimated NAV involved subjective judgments. See "Estimated Net Asset Value Per Share and Initial Offering Price" for more information about the calculation of the estimated NAV. Valuations of real properties do not necessarily represent the price at which a willing buyer would purchase our properties; therefore, there can be no assurance that we would realize the values underlying our estimated NAV if we were to sell our assets and distribute the net proceeds to our stockholders. In addition, the values of our assets and debt are likely to fluctuate over time. The offering price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you were able to dispose of your shares.

A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

        We have not yet identified the assets to be purchased with the remaining proceeds of our initial public offering or the proceeds of this offering; therefore, there could be a substantial delay between the time you invest in our shares and the time substantially all the proceeds of this offering are invested by us. We currently expect that it may take up to one year after the termination of this offering until the offering proceeds are substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on those investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. Therefore, delays in our ability to invest the remaining proceeds of our initial public offering and the proceeds of this offering could adversely affect our ability to pay distributions to our stockholders and adversely affect your total return. If we fail to timely invest the remaining proceeds of our initial public offering and the net proceeds of this offering and our distribution reinvestment plan or to invest in quality assets, our ability to achieve our investment objectives could be materially adversely affected.

All of our cash distributions to date have been sourced from offering proceeds. Future distributions will also likely be paid from offering proceeds, borrowings and other sources, without limitation, before we have substantially invested the remaining net proceeds from this offering, which would reduce amounts available for the acquisition of properties or require us to repay such borrowings, both of which could reduce your overall return.

        The amount of any distributions we may make is uncertain. From inception through the date of this prospectus, we have experienced negative cash flow from operating activities,

resulting almost entirely from hotel acquisition expenses. We have funded our cash distributions paid to date using net proceeds from our initial public offering and we expect to use offering proceeds, borrowings or other sources of cash, without limitation, to pay distributions in the future until we have substantially invested the net proceeds of this offering. In addition, our distributions paid to date have exceeded our earnings and future distributions will do the same until we have substantially invested the net proceeds of this offering. Distributions in excess of our earnings and profits could constitute a return of capital for U.S. federal income tax purposes. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for the acquisition of properties, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. In addition, since there may be a delay between the raising of offering proceeds and their investment in lodging or lodging-related properties, if we fund distributions from offering proceeds during the stages of the offering prior to the investment of a material portion of the offering proceeds, persons who acquire shares relatively early in this offering, as compared with later stockholders, may receive a greater return of offering proceeds as part of the earlier distributions to our stockholders.

Stockholders' equity interests may be diluted.

        Our stockholders do not have preemptive rights to any shares of common stock issued by us in the future. Therefore, if we (1) sell shares of common stock in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into our common stock, (3) issue common stock in a private placement to institutional investors, (4) issue shares of common stock to our independent directors or to the advisor and its affiliates for payment of fees in lieu of cash or (5) issue shares of common stock under our 2010 Equity Incentive Plan, then existing stockholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in this offering, and the value of our properties and our other investments, existing stockholders might also experience a dilution in the book value per share of their investment in us.

You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

        If you purchase our common stock in this offering, you will incur immediate dilution equal to the costs of the offering associated with your shares. This means that the investors who purchase our common stock will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time. The costs will be substantial.

The interest of future investors in our common stock may be diluted as a result of our stock dividends.

        We have paid regular stock dividends on our outstanding shares for all quarters beginning with the second quarter of 2012 through the third quarter of 2013, and may do so in future periods. There can be no assurance that assets we acquire will appreciate in value. If we pay dividends in part using stock in the future, investors who purchase our shares early in this offering, as compared with future investors, will receive more shares for the same cash investment. Because they will own more shares, upon a sale or liquidation of the corporation, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the net asset value per share for later investors purchasing our stock will be below the net asset value per share of earlier investors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Except as otherwise provided in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes. A change in our investment strategy may, among other things, increase our exposure to interest rate risk and hotel property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

We are not required to meet any diversification standards; therefore, our investments may become subject to concentration of risk.

        Subject to our intention to maintain our qualification as a REIT, there are no limitations on the number or value of particular types of investments that we may make. We are not required to meet any diversification standards, including geographic diversification standards. If we raise less money in this offering than anticipated, we will have fewer assets and less diversification. Our investments may become concentrated in type or geographic location, which could subject us to significant concentration of risk with potentially adverse effects on our ability to achieve our investment objectives.

Since this is a "best-efforts" offering, there can be no assurance that any shares of common stock will be sold in this offering.

        This is a "best-efforts" offering, as opposed to a "firm commitment" offering. This means that the dealer manager is not obligated to purchase any shares of stock, but has only agreed to use its "best efforts" to sell the shares of stock to investors. Thus, aggregate gross proceeds from this offering may be lower than anticipated, which would limit flexibility in implementation of our business plans.

        At any point during the offering of our shares of common stock, there can be no assurance that more shares of common stock will be sold than have already been sold. See "The Offering/Plan of Distribution" and "Estimated Use of Proceeds."

We make forward-looking statements in this prospectus that may prove to be inaccurate.

        This prospectus contains forward-looking statements within the meaning of the federal securities laws that are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Risks Related to Our Relationship with Our Advisor

Our success is dependent on the performance of our advisor and the subadvisor.

        Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the acquisition of investments, the determination of any financing arrangements and the management of our assets. Our advisor has not previously sponsored a program focused on lodging investments. Our advisor has retained the services of the subadvisor because the subadvisor is experienced in investing in and managing hotel properties and other lodging-related assets. If either our advisor or the subadvisor fails to perform according to our expectations, we could be materially adversely affected.

        Uncertainty and risk are increased to you because investors will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of our advisor, the oversight of our board of directors and our advisor's access to the lodging experience of the subadvisor. The past performance of W. P. Carey or Watermark Capital Partners or partnerships and programs sponsored or managed by W. P. Carey, including the CPA® Programs, may not be indicative of our advisor's performance with respect to us. We cannot guarantee that our advisor will be able to successfully manage and achieve liquidity for us to the extent it has done so in the past.

We are dependent upon our advisor and our advisor's access to the lodging experience of the subadvisor. The decision by our advisor to terminate the advisory agreement or by the subadvisor to terminate the subadvisory agreement will materially adversely affect our ability to meet our investment objectives.

        We are subject to the risk that our advisor will terminate the advisory agreement, the subadvisor will terminate the subadvisory agreement and that no suitable replacements will be found to manage us. We have no employees or separate facilities and are substantially reliant on our advisor, which has significant discretion as to the implementation and execution of our business strategies. Our advisor in turn is relying in part on the lodging experience of the subadvisor. We can offer no assurance that our advisor will remain our external manager, that the subadvisor will continue to be retained or that we will continue to have access to our advisor's, W. P. Carey's and/or Watermark Capital Partners' professionals or their information or deal flow. If our advisor terminates the advisory agreement or if the advisor or the subadvisor terminates the subadvisory agreement, we will not have access to our advisor's, W. P. Carey's and/or Watermark Capital Partners' professionals or their information or deal flow and will be required to expend time and money to seek replacements, all of which may impact our ability to execute our business plan and meet our investment objectives.

        Moreover, lenders for certain of our assets may request change of control provisions in the loan documentation that would make the termination or replacement of our advisor, or the dissolution of our advisor, events of default or events requiring the immediate repayment of the full outstanding balance of the loan. If such an event of default or repayment event occurs with respect to any of our assets, our revenues and distributions to our stockholders may be adversely affected.

W. P. Carey and our dealer manager are parties to a settlement agreement with the SEC and are subject to a federal court injunction as well as a consent order with the Maryland Division of Securities.

        In 2008, W. P. Carey and Carey Financial, the dealer manager for this offering, settled all matters relating to an investigation by the SEC, including matters relating to payments by certain CPA® REITs during 2000-2003 to broker-dealers that distributed their shares, which were alleged by the SEC to be undisclosed underwriting compensation, but which W. P. Carey and Carey Financial neither admitted nor denied. In connection with implementing the settlement, a federal court injunction has been entered against W. P. Carey and Carey Financial enjoining them from violating a number of provisions of the federal securities laws. Any further violation of these laws by W. P. Carey or Carey Financial could result in civil remedies, including sanctions, fines and penalties, which may be more severe than if the violation had occurred without the injunction being in place. Additionally, if W. P. Carey or Carey Financial breaches the terms of the injunction, the SEC may petition the court to vacate the settlement and restore the SEC's original action to the active docket for all purposes.

        The settlement is not binding on other regulatory authorities, including the Financial Industry Regulatory Authority, Inc. ("FINRA"), which regulates Carey Financial, state securities regulators, or other regulatory organizations, which may seek to commence proceedings or take action against W. P. Carey or its affiliates on the basis of the settlement or otherwise.

        In 2012, CPA:15, W. P. Carey and Carey Financial (the "Parties") settled all matters relating to an investigation by the state of Maryland regarding the sale of unregistered securities of CPA:15 in 2002 and 2003. Under the Consent Order, the Parties agreed, without admitting or denying liability, to cease and desist from any further violations of selling unregistered securities in Maryland. Contemporaneous with the issuance of the Consent Order, the Parties paid to the Maryland Division of Securities a civil penalty of $10,000.

        Additional regulatory action, litigation or governmental proceedings could adversely affect us by, among other things, distracting W. P. Carey and Carey Financial from their duties to us, resulting in significant monetary damages to W. P. Carey and Carey Financial, which could adversely affect their ability to perform services for us, or resulting in injunctions or other restrictions on W. P. Carey's or Carey Financial's ability to act as our advisor and dealer manager, respectively, in the United States or in one or more states.

Exercising our right to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

        The termination or resignation of CLA as our advisor, or non-renewal of the advisory agreement, and replacement with an entity that is not an affiliate of the advisor, all after two years from the start of operations of our operating partnership, would give our operating partnership the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. This repurchase could be prohibitively expensive, could require the operating partnership to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if our operating partnership does not exercise its repurchase right, we might be unable to find another entity that would be willing to act as our advisor while Carey Watermark Holdings owns a significant interest in the operating partnership. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by CLA.

The repurchase of Carey Watermark Holdings' special general partner interest in our operating partnership upon the termination of CLA as our advisor in connection with a merger or other extraordinary corporate transaction may discourage a takeover attempt if our advisory agreement would be terminated and CLA is not replaced by an affiliate of W. P. Carey as our advisor in connection therewith.

        In the event of a merger or other extraordinary corporate transaction in which our advisory agreement is terminated and CLA is not replaced by an affiliate of W. P. Carey as our advisor, the operating partnership must either repurchase all or a portion of Carey Watermark Holdings' special general partner interest in our operating partnership or obtain the consent of Carey Watermark Holdings to the merger. This obligation may deter a transaction in which we are not the survivor. This deterrence may limit the opportunity for stockholders to receive a premium for their common stock that might otherwise exist if an investor attempted to acquire us through a merger or other extraordinary corporate transaction.

Payment of fees to our advisor, and distributions to our special general partner, will reduce cash available for investment and distribution.

        Our advisor will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. Unless our advisor elects to receive our common stock in lieu of cash compensation, we will pay our advisor substantial cash fees for these services. In addition, Carey Watermark Holdings, as the special general partner of our operating partnership, is entitled to certain distributions from our operating partnership. The payment of these fees and distributions will reduce the amount of cash available for investments or distribution to our stockholders.

Our advisor, subadvisor and their respective affiliates may be subject to conflicts of interest.

        Our advisor manages our business and selects our investments. The subadvisor performs services for the advisor relating to us. Our advisor, subadvisor and their respective affiliates have potential conflicts of interest in their dealings with us. Circumstances under which a conflict could arise between us and our advisor and its affiliates include:

  •
  the receipt of compensation by our advisor and subadvisor for acquisitions of investments, leases, sales and financing for us, which may cause our advisor to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

  •
  agreements between us and our advisor, and between the advisor and subadvisor, including agreements regarding compensation, will not be negotiated on an arm's-length basis as would occur if the agreements were with unaffiliated third parties;

  •
  acquisitions of single assets or portfolios of assets from affiliates, including W. P. Carey and/or the CPA® REITs, subject to our investment policies and procedures, which may take the form of a direct purchase of assets, a merger or another type of transaction;

  •
  competition with W. P. Carey and entities managed by it and the subadvisor for investment acquisitions. All such conflicts of interest will be resolved by our advisor. Although our advisor is required to use its best efforts to present a continuing and suitable investment program to us, decisions as to the allocation of investment opportunities present conflicts of interest, which may not be resolved in the manner that is most favorable to our interests;

  •
  a decision by our asset operating committee (on our behalf) of whether to hold or sell an asset. This decision could impact the timing and amount of fees payable to our advisor and subadvisor as well as allocations and distributions payable to Carey Watermark Holdings pursuant to its special general partner interests. On the one hand, our advisor receives asset management fees and may decide not to sell an asset. On the other hand, the advisor receives disposition fees and Carey Watermark Holdings will be entitled to certain profit allocations and cash distributions based upon sales of assets as a result of its operating partnership profits interest, and the subadvisor will share in apportion of those fees and distributions;

  •
  business combination transactions, including mergers, with W. P. Carey or the CPA® REITs;

  •
  decisions regarding liquidity events, which may entitle our advisor, subadvisor and their affiliates to receive additional fees and distributions in respect of the liquidations;

  •
  a recommendation by our advisor that we declare distributions at a particular rate because our advisor and Carey Watermark Holdings may begin collecting subordinated fees once the applicable preferred return rate has been met;

  •
  disposition fees based on the sale price of assets and interests in disposition proceeds based on net cash proceeds from sale, exchange or other disposition of assets may cause a conflict between the advisor's desire to sell an asset and our plans to hold or sell the asset; and

  •
  the termination of the advisory agreement and other agreements with our advisor, subadvisor and their affiliates.

There are conflicts of interest with certain of our directors and officers who have duties to W. P. Carey and/or to Watermark Capital Partners and entities sponsored or managed by either of them with which we contract or with which we may compete for properties.

        Several of the officers and certain of the directors of the advisor or the subadvisor are also our officers and directors, including Mr. Medzigian, Trevor P. Bond, Thomas E. Zacharias, Catherine D. Rice and Hisham A. Kader. Our advisor has entered into contracts with us to provide us with asset management, property acquisition and disposition services, and the subadvisor supports our advisor in the provision of these services. Our officers may benefit from the fees and distributions paid to our advisor, the subadvisor and Carey Watermark Holdings.

        In addition, Mr. Medzigian, one of our directors, is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Medzigian is the chairman and managing partner of Watermark Capital Partners. Watermark Capital Partners is a private investment and management firm that specializes in real estate private equity transactions involving hotels and resorts, resort residential products, recreational projects including golf and club ownership programs and new-urbanism and mixed-use projects. Watermark Capital Partners, through its affiliates, currently owns interests in and/or manages seven lodging properties within the United States, including two which are part of a joint venture with W. P. Carey and one in which Watermark Capital Partners serves as asset manager pursuant to an asset management agreement with an affiliate of W. P. Carey. Mr. Bond, our Chairman, is a director and chief executive officer of W. P. Carey, which is a REIT that has provided long-term net-lease financing via sale-leaseback and build-to-suit transactions for companies worldwide for 40 years. W. P. Carey and the CPA® REITs own eight investments in 20 lodging properties located within the United States, including the two which are part of joint ventures with Watermark Capital Partners. None of W. P. Carey's or Watermark Capital Partners' pre-existing lodging investments will be contributed to us. W. P. Carey, the CPA® REITs and Watermark Capital Partners have an economic interest in other transactions, including in such pre-existing lodging investments, and Messrs. Medzigian and Bond, by virtue of their positions in Watermark Capital Partners, W. P. Carey and the CPA® REITs, as applicable, may be subject to conflicts of interests.

        Each of our advisor and subadvisor has agreed that they and their respective affiliates will not invest in lodging investments except for individual investments of less than $4.0 million, non-controlling interests in lodging investments and lodging investments that were considered and rejected by our investment committee. However, the CPA® REITs and other entities managed by W. P. Carey are not restricted in making future investments in lodging properties, unless W. P. Carey owns a majority of the voting equity interests of such entities. These commitments of our advisor and the subadvisor will terminate upon the earliest to occur of certain events, including but not limited to: (1) the termination of the subadvisory agreement, (2) the third anniversary of the effective date of the registration statement relating to this offering if we have not raised aggregate net proceeds of $262.5 million (75% of the maximum offering amount) or (3) the date on which we have invested at least 90% of the net proceeds of this offering. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund.

        As a result of the interests described in this section, our advisor, the subadvisor and the directors and officers who are common to us, the CPA® REITs, W. P. Carey and Watermark Capital Partners will experience conflicts of interest.

We have limited independence, and there are potential conflicts between our advisor, the subadvisor and our stockholders.

        Substantially all of our management functions are performed by officers of our advisor pursuant to our contract with the advisor and by the subadvisor pursuant to its subadvisory agreement with the advisor. Additionally, some of the directors of W. P. Carey and Watermark Capital Partners, or entities managed by them, are also members of our board of directors. This limited independence, combined with our advisor's and Carey Watermark Holdings' interests in us, may result in potential conflicts of interest described in this prospectus because of the substantial control that our advisor has over us and because of its economic incentives that may differ from those of our stockholders. See "Conflicts of Interest — We have limited independence."

We may face competition from W. P. Carey and entities managed by our advisor, the subadvisor and their respective affiliates in the purchase, sale and ownership of properties.

        Entities managed by our advisor in the future, and entities separately managed now or in the future by W. P. Carey, such as the CPA® REITs, or Watermark Capital Partners, as well as W. P. Carey itself, may compete with us with respect to properties, potential purchasers, sellers of properties; and mortgage financing for properties. See "Risk Factors — Risks Related to Our

Relationship with Our Advisor — There are conflicts of interest with certain of our directors and officers who have duties to W. P. Carey and/or to Watermark Capital Partners and entities sponsored or managed by either of them with which we contract or with which we may compete for properties." If in the future some of the entities formed and managed by our advisor or the subadvisor or their respective affiliates focus specifically on lodging investments, they may receive preference in the allocation of those types of investments. See "Conflicts of Interest — We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them." and "— There may be competition from our advisor, the subadvisor or their respective affiliates for the time and services of officers and directors."

The dealer manager's affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

        Carey Financial receives selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Carey Financial has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. Carey Financial's affiliation with W. P. Carey may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations. While we make certain representations to Carey Financial on which it may rely, Carey Financial has not requested and will not obtain from counsel an opinion to the effect that the prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading. The absence of an independent due diligence review by Carey Financial may increase the risk and uncertainty you face as a potential investor in our common stock. See also "Conflicts of Interest — Our dealer manager's affiliation with W. P. Carey, its parent, may cause conflicts of interest."

Because this offering will not be underwritten, you will not have the benefit of an independent review of us, including our operations, internal controls and properties, or this prospectus, customarily undertaken in underwritten offerings.

        Generally, offerings of securities to the public are underwritten by a third-party "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The structure of this offering does not require the use of an underwriter as we will issue shares of common stock directly to investors, and thus you will not have the benefit of an independent review of us or this prospectus. The absence of an independent due diligence review increases the risks and uncertainty you face as a potential investor in our shares of common stock.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

        In the future, our board of directors may consider internalizing the functions performed for us by our advisor by, among other methods, acquiring our advisor's or subadvisor's assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. An acquisition of our advisor or subadvisor could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions, including without limitation, transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to Our Operations

We may incur material losses on some of our investments.

        Our objective is to generate attractive risk adjusted returns, which means that we will take on risk in order to achieve higher returns. We expect that we will incur losses on some of our investments. Some of those losses could be material.

We could have property losses that are not covered by insurance.

        Our property insurance policies provide that all of the claims from each of our hotels resulting from a particular insurable event must be combined together for purposes of evaluating whether the aggregate limits and sub-limits contained in our policies have been exceeded. Therefore, if an insurable event occurs that affects more than one of our hotels, the claims from each affected hotel will be added together to determine whether the aggregate limit or sub-limits, depending on the type of claim, have been reached, and each affected hotel may only receive a proportional share of the amount of insurance proceeds provided for under the policy if the total value of the loss exceeds the aggregate limits available. We may incur losses in excess of insured limits, and as a result, we may be even less likely to receive sufficient coverage for risks that affect multiple properties such as earthquakes or catastrophic terrorist acts. Risks such as war, catastrophic terrorist acts, nuclear, biological, chemical, or radiological attacks, and some environmental hazards may be deemed to fall completely outside the general coverage limits of our policies or may be uninsurable or may be too expensive to justify insuring against.

        We may also encounter disputes concerning whether an insurance provider will pay a particular claim that we believe is covered under our policy. Should a loss in excess of insured limits or an uninsured loss occur or should we be unsuccessful in obtaining coverage from an insurance carrier, we could lose all, or a portion of, the capital we have invested in a property, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

        We obtain terrorism insurance to the extent required by lenders or franchisors as a part of our all-risk property insurance program, as well as our general liability policy. However, our all-risk policies have limitations, such as per occurrence limits and sub-limits, which might have to be shared proportionally across participating hotels under certain loss scenarios. Also, all-risk insurers only have to provide terrorism coverage to the extent mandated by the Terrorism Risk Insurance Act ("TRIA") for "certified" acts of terrorism — namely those that are committed on behalf of non-United States persons or interests. Furthermore, we do not have full replacement coverage at all of our hotels for acts of terrorism committed on behalf of United States persons or interests ("non-certified" events) as our coverage for such incidents is subject to sub-limits and/or annual aggregate limits. In addition, property damage related to war and to nuclear, biological and chemical incidents is excluded under our policies. While TRIA will reimburse insurers for losses resulting from nuclear, biological and chemical perils, TRIA does not require insurers to offer coverage for these perils and, to date, insurers are not willing to provide this coverage, even with government reinsurance. Additionally, there is a possibility that Congress will not renew TRIA in the future, which would eliminate the federal subsidy for terrorism losses. As a result of the above, there remains uncertainty regarding the extent and adequacy of terrorism coverage that will be available to protect our interests in the event of future terrorist attacks that impact our properties.

Our operations could be restricted if we become subject to the Investment Company Act and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act.

        A person will generally be deemed to be an "investment company" for purposes of the Investment Company Act if:

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  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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  it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the "40% test."

        We believe that we are engaged primarily in the business of acquiring and owning interests in real estate. We hold ourselves out as a real estate firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Excepted from the term "investment securities" for purposes of the 40% test described above are securities issued by majority- owned subsidiaries, such as our operating partnership, that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Our operating partnership relies upon the exemption from registration as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of the operating partnership's assets must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets, including certain mezzanine loans and B notes, that the SEC staff in various no-action letters has affirmed can be treated as qualifying assets. We treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses and securities issued by pass through entities of which substantially all the assets consist of qualifying assets and/or real estate-related assets. We rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. In August 2011, the SEC issued a concept release soliciting public comment on a wide range of issues relating to Section (3)(c)(5)(C), including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the guidance of the SEC or its staff regarding this exemption, will not change in a manner that adversely affects our operations. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

        To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company we would be prohibited from engaging in our business as currently contemplated because the Investment Company Act imposes significant limitations on leverage. In addition, we would have to seek to restructure the advisory agreement because the compensation that it contemplates would not comply with the Investment Company Act. Criminal and civil actions could also be brought against us if we failed to comply with the Investment Company Act. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

        Because the operating partnership relies on the exemption from investment company registration provided by Section 3(c)(5)(C), and the operating partnership is a majority owned subsidiary of us, our interests in the operating partnership will not constitute investment securities for purposes of the 40% test. Our interests in the operating partnership is our only material asset; therefore, we believe that we will satisfy the 40% test.

Compliance with the Americans with Disabilities Act of 1990 and the related regulations, rules and orders (the "ADA") may require us to spend substantial amounts of money which could adversely affect our operating results.

        Under the ADA, all public accommodations, including hotels, are required to meet certain federal requirements for access and use by disabled persons. Various state and local jurisdictions have also adopted requirements relating to the accessibility of buildings to disabled persons. We make every reasonable effort to ensure that our hotels substantially comply with the requirements of the ADA and other applicable laws. However, we could be liable for both governmental fines and payments to private parties if it were determined that our hotels are not in compliance with these laws. If we were required to make unanticipated major modifications to our hotels to comply with the requirements of the ADA and similar laws, it could materially adversely affect our ability to make distributions to our stockholders and to satisfy our other obligations.

We incur debt to finance our operations, which may subject us to an increased risk of loss.

        We incur debt to finance our operations. The leverage we employ varies depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our investment portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

        Debt service payments may reduce the net income available for distributions to our stockholders. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Our charter or bylaws do not restrict the form of indebtedness we may incur.

Our participation in joint ventures creates additional risk because, among other things, we cannot exercise sole decision making power and our partners may have different economic interests than we have.

        We participate in joint ventures and, from time to time, we may purchase assets jointly with third parties, Watermark Capital Partners, W. P. Carey or the other entities sponsored or managed by our advisor or its affiliates, such as the CPA® REITs. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the property, joint venture or other entity. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly-owned property could reduce the value of each portion of the divided property. Further, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We are subject, in part, to the risks of real estate ownership, which could reduce the value of our properties.

        Our performance and asset value is, in part, subject to risks incident to the ownership and operation of real estate, including:

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  changes in the general economic climate;

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  changes in local conditions, such as an oversupply of hotel rooms or a reduction in demand for hotel rooms;

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  changes in traffic patterns and neighborhood characteristics;

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  increases in the cost of property insurance;

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  changes in interest rates and the availability of financing; and

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  changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

We may have difficulty selling our properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

        Real estate investments generally have less liquidity compared to other financial assets and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and other factors, such as supply and demand.

        We may be required to spend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In acquiring a lodging property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the lodging industry or the performance of our properties could have a material adverse effect on our results of operations and financial condition, as well as our ability to pay distributions to stockholders.

        Our inability to sell properties may result in us owning lodging facilities which no longer fit within our business strategy. Holding these properties or selling these properties for losses may affect our earnings and, in turn, could adversely affect our value. Some of the other factors that could result in difficulty selling properties include, but are not limited to:

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  inability to agree on a favorable price;

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  inability to agree on favorable terms;

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  restrictions imposed by third parties, such as an inability to transfer franchise or management agreements;

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  lender restrictions;

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  environmental issues; and/or

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  property condition.

Potential liability for environmental matters could adversely affect our financial condition.

        Owners of real estate are subject to numerous federal, state, local and foreign environmental laws and regulations. Under these laws and regulations, a current or former owner of real estate may be liable for costs of remediating hazardous substances found on its property, whether or not they were responsible for its presence. Although we subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase, or we may discover hidden environmental hazards subsequent to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell the property or to borrow using the property as collateral.

        Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

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  responsibility and liability for the costs of investigation and removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

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  liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property; and

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  responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

        Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

We and our independent property operators rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

        We and our independent property operators rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, reservations, billing and operating data. We purchase some of our information technology from vendors, on whom our systems depend. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential customer information, such as individually identifiable information, including information relating to financial accounts. Although we have taken steps to protect the security of our information systems and the data maintained in those systems, it is possible that our safety and security measures will not be able to prevent the systems' improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Investments in the Lodging Industry

Economic conditions may adversely affect the lodging industry.

        The performance of the lodging industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate budgets and consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of our hotel properties and therefore the net operating profits of our TRS lessees. The global economic downturn in 2008 and 2009 led to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced room rates.

        We have observed improvement in the U.S. economy following the significant distress experienced in 2008 and 2009. Our business will be dependent on the speed and strength of that continued recovery, which cannot be predicted at the present time. Depending on the strength and sustainability of the recovery, we could experience an adverse impact on our revenue and a negative effect on our profitability.

        Furthermore, a reduction in available financing or increased interest rates for real-estate related investments may impact our financial condition by increasing our cost of borrowing, reducing our overall leverage (which may reduce our returns on investment) and making it more difficult for us to obtain financing for ongoing acquisitions. These effects could in turn adversely affect our ability to make distributions to our stockholders.

We are subject to various operating risks common to the lodging industry, which may adversely affect our ability to make distributions to our stockholders.

        Our hotel properties and lodging facilities are subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

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  competition from other hotel properties or lodging facilities in our markets;

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  over-building of hotels in our markets, which would adversely affect occupancy and revenues at the hotels we acquire;

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  dependence on business and commercial travelers and tourism;

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  increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

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  increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  adverse effects of international, national, regional and local economic and market conditions;

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  unforeseen events beyond our control, such as terrorist attacks, travel related health concerns, including pandemics and epidemics such as H1N1 influenza (swine flu), avian/bird flu and SARS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

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  adverse effects of a downturn in the lodging industry; and

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  risks generally associated with the ownership of hotel properties and real estate, as discussed below.

        These risks could reduce the net operating profits of our TRS lessees, which in turn could adversely affect our ability to make distributions to our stockholders.

Seasonality of certain lodging properties may cause quarterly fluctuations in results of operations of our properties.

        Certain lodging properties are seasonal in nature. Generally, occupancy rates and revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of certain lodging properties, there may be quarterly fluctuations in results of operations of our properties. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowings in certain periods in order to offset these fluctuations in revenues, to fund operations or to make distributions to our stockholders.

The cyclical nature of the lodging industry may cause fluctuations in our operating performance.

        The lodging industry is highly cyclical in nature. Fluctuations in operating performance are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect lodging industry's performance, and over-building has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. A decline in lodging demand, a substantial growth in lodging supply or a deterioration in the improvement of lodging fundamentals as forecast by industry analysts could result in returns that are substantially below expectations, or result in losses, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our stockholders.

Future terrorist attacks or increased concern about terrorist activities or the threat or outbreak of a pandemic disease could adversely affect the travel and lodging industries and may affect operations for our hotels and the hotels that we acquire.

        As in the past, terrorist attacks in the United States and abroad, terrorist alerts or threats of outbreaks of pandemic disease could result in a decline in hotel business caused by a reduction in travel for both business and pleasure. Any kind of terrorist activity within the United States or elsewhere could negatively impact both domestic and international markets as well as our business. Such attacks or threats of attacks could have a material adverse effect on our business, our ability to insure our properties and our operations. The threat or outbreak of a pandemic disease could reduce business and leisure travel, which could have a material adverse effect on our business.

We may not have control over properties under construction.

        We may acquire hotels under development, as well as hotels that require extensive renovation. If we acquire a hotel for development or renovation, we may be subject to the risk that we cannot control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables.

We are subject to the risk of increased lodging operating expenses.

        We are subject to the risk of increased lodging operating expenses, including, but not limited to, the following cost elements:

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  wage and benefit costs;

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  repair and maintenance expenses;

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  employee liabilities;

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  energy costs;

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  property taxes;

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  insurance costs; and

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  other operating expenses.

        Any increases in one or more of these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

We are subject to the risk of potentially significant tax penalties in case our leases with the TRS lessees do not qualify for tax purposes as arm's length.

        Our TRS lessees will incur taxes or accrue tax benefits consistent with a "C" corporation. If the leases between us and our TRS lessees were deemed by the IRS to not reflect arm's length transactions for tax purposes, we may be subject to severe tax penalties as the lessor that will increase our lodging operating expenses and adversely impact our profitability and cash flows.

Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders depend on the ability of the independent property operators to operate and manage the hotels.

        Under the provisions of the Internal Revenue Code, as a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In order for us to satisfy certain REIT qualification rules, we enter into leases with the TRS lessees for each of our lodging properties. The TRS lessees in turn contract with independent property operators that manage day-to-day operations of our properties. Although we consult with the property operators with respect to strategic business plans, we may be limited, depending on the terms of the applicable operating agreement and the applicable REIT qualification rules, in our ability to direct the actions of the independent property operators, particularly with respect to daily operations. Thus, even if we believe that our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR, average daily rates or operating profits, we may not have sufficient rights under a particular property operating agreement to enable us to force the property operator to change its method of operation. We can only seek redress if a property operator violates the terms of the applicable property operating agreement with the TRS lessee, and then only to the extent of the remedies provided for under the terms of the property operating agreement. Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders are, therefore, substantially dependent on the ability of the property operators to operate our properties successfully. Some of our operating agreements may have lengthy terms, may not be terminable by us before the agreement's expiration and may require the payment of substantial termination fees. In the event that we are able to and do replace any of our property operators, we may experience significant disruptions at the affected hotels, which may adversely affect our ability to make distributions to our stockholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our stockholders.

        The TRS lessees lease and hold some of our properties and may enter into franchise or license agreements with nationally recognized lodging brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We expect that franchisors will periodically inspect our properties to ensure that we maintain their standards. We do not know whether those limitations may restrict our business plans tailored to each property and to each market.

        The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict our TRS lessee's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. Conversely, as a condition to the maintenance of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. Action or inaction on our part or by our TRS lessees could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or termination of a franchise license.

        In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and cash flows, including our ability to service debt and make distributions to our stockholders.

We are subject to the risks of brand concentration.

        We are subject to the potential risks associated with the concentration of our hotels under a particular brand. A negative public image or other adverse event that becomes associated with a brand could adversely affect hotels operated under that brand. If any brands under which we operate hotels suffer a significant decline in appeal to the traveling public, the revenues and profitability of our branded hotels could be adversely affected.

We face competition in the lodging industry, which may limit our profitability and return to our stockholders.

        The lodging industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other lodging facilities both in the immediate vicinity and the geographic market where our lodging properties will be located. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized lodging brands with which we are not associated.

        We also face competition for investment opportunities. In addition to W. P. Carey, Watermark Capital Partners, and their respective affiliates, including the CPA® REITs, these competitors may be other REITs, national lodging chains and other entities that may have substantially greater financial resources than we do. If our advisor is unable to compete successfully in the acquisition and management of our lodging properties, our results of operation and financial condition may be adversely affected and may reduce the cash available for distribution to our stockholders.

        As to our properties that are operated by independent property operators, our revenues depend on the ability of such independent property operators to compete successfully with other hotels and resorts in their respective markets. Some of our competitors may have substantially greater marketing and financial resources than us. If the independent property operators are unable to compete successfully or if our competitors' marketing strategies are effective, our results of operations, financial condition and ability to service debt may be adversely affected and may reduce the cash available for distribution to our stockholders.

Risks Related to an Investment in Our Shares

We are not required ever to complete a liquidity event. The lack of an active public trading market for our shares could make it difficult for stockholders to sell shares quickly or at all. We may amend, suspend or terminate our redemption plan without giving you advance notice.

        There is no active public trading market for our shares, and we do not expect there ever will be one. Moreover, we are not required ever to complete a liquidity event. You should not rely on our redemption plan as a method to sell shares promptly because our redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our redemption plan without giving you advance notice. In particular, the redemption plan provides that we may redeem shares only if we have sufficient funds available for redemption and to the extent the total number of shares for which redemption is requested in any quarter, together with the aggregate number of shares redeemed in the preceding three fiscal quarters, does not exceed five percent of the total number of our shares outstanding as of the last day of the immediately preceding fiscal quarter. See "Description of Shares — Redemption of Shares" for a description of our redemption plan. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the net asset value per share at that time. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

The limit in our charter on the number of our shares a person may own may discourage a takeover, which might provide you with liquidity or other advantages.

        Our charter prohibits the ownership by one person or affiliated group of more than 9.8% in value of our stock or more than 9.8% in value or number, whichever is greater, of our common stock, unless exempted (prospectively or retroactively) by our board of directors, to assist us in meeting the REIT qualification rules, among other things. This limit on the number of our shares a person may own may discourage a change of control of us and may inhibit individuals or large investors from desiring to purchase your shares by making a tender offer for your shares through offers, which could provide you with liquidity or otherwise be financially attractive to you.

Failing to qualify as a REIT would adversely affect our operations and ability to make distributions to our stockholders.

        If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions to our stockholders. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our stockholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments. See "United States Federal Income Tax Considerations — Requirements for Qualification — General."

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

        The maximum U.S. federal income tax rate for qualified dividends payable by domestic corporations to taxable U.S. stockholders (as such term is defined under "United States Federal Income Tax Considerations" below) is 20% under current law. Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay U.S. federal income tax on their net income. As a result, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.

Possible legislative or other actions affecting REITs could adversely affect our stockholders and us.

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to our stockholders or us will be changed.

We disclose funds from operations ("FFO") and modified funds from operations ("MFFO") which are financial measures that are not in accordance with accounting principles generally accepted in the United States ("GAAP") in documents we file with the SEC; however, FFO and MFFO are not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

        We use and disclose to investors FFO and MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. FFO and GAAP net income differ because FFO excludes gains or losses from sales of property and asset impairment write-downs, depreciation and amortization, and is after adjustments for such items related to noncontrolling interests. MFFO and GAAP net income differ because MFFO represents FFO with further adjustments to exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, realized gains and losses from early extinguishment of debt, deferred rent receivables and the adjustments of these further items related to noncontrolling interests.

        Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.

        MFFO has limitations as a performance measure in an offering such as ours, where the price of a share of common stock is a stated value and there is no estimated NAV determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO.

        Neither the SEC, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry, and we would have to adjust our calculation and characterization of FFO and MFFO accordingly.

Our board of directors may revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

        Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if the board determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which may have adverse consequences on the total return to our stockholders.

Conflicts of interest may arise between holders of our common stock and holders of partnership interests in our operating partnership.

        Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, our operating partnership was formed in Delaware and we, as general partner have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and our stockholders.

        Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees, acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supersede the indemnification provisions of our charter.

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Maryland law could restrict changes in control, which could have the effect of inhibiting a change in control even if a change in control were in our stockholders' interest.

        Provisions of Maryland law applicable to us prohibit business combinations with:

  •
  any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, referred to as an interested stockholder;

  •
  an affiliate or associate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, also referred to as an interested stockholder; or

  •
  an affiliate of an interested stockholder.

        These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting shares and two-thirds of the votes entitled to be cast by holders of our outstanding voting stock other than voting stock held by the interested stockholder or by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. In addition, a person is not an interested stockholder if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

        Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. However, the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. If our board of directors determines to take any such action, it will do so in accordance with the duties it owes to holders of our common stock.

You may have a current tax liability on distributions you elect to reinvest in our common stock, but because you would not receive cash from such reinvested amounts, you may need to use funds from other sources to pay such tax liability.

        If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares of our common stock are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See "Description of Shares — Summary of Our Distribution Reinvestment Plan — Taxation of Distributions."

There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

        If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or any other employee benefit plan subject to ERISA or Section 4975 of the Code in us, you should consider:

  •
  whether your investment is consistent with the applicable provisions of ERISA and the Code;

  •
  whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

  •
  your need to value the assets of the benefit plan annually.

        We believe that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Code that purchases shares, if the facts and assumptions described in this prospectus arise as expected, and based on our charter and on our related representations. See also "ERISA Considerations." Our view is not binding on the IRS or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Code, and some of the transactions we have entered into with our advisor and its affiliates could be considered "prohibited transactions," which could cause us, our advisor and its affiliates to be subject to liabilities and excise taxes. In addition, CLA could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the transfer agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

ESTIMATED USE OF PROCEEDS

        The following table presents information about how the proceeds raised in this offering will be used. Information is provided assuming (i) the sale of the maximum number of shares in the offering based on the $10.00 per share offering price, and (ii) we incur no leverage. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire offering amount of $350.0 million. Raising less than the full $350.0 million in the offering will alter the amounts of commissions, fees and expenses set forth below. We may fund our cash distributions to stockholders from offering proceeds, which would reduce the amount of offering proceeds available for investment. We currently expect that redemptions under our redemption plan will be funded with substantially all of the proceeds from our distribution reinvestment plan. At September 30, 2013, our leverage was approximately 64%. We currently expect our leverage to be approximately 60% of our assets, on average, when we have fully invested the remaining proceeds from our initial public offering and the net proceeds of this offering. Based upon the assumptions described above, we expect that approximately 88.94% of the proceeds of the $350.0 million offering will be used for investments, while the remaining 11.06% will be used to pay expenses and fees, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to our advisor.

	Maximum $350,000,000 Offering
	Amount ($)	Percent of Public Offering Proceeds
Gross Public Offering Proceeds	350,000,000	100%
Less Public Offering Expenses
Selling Commissions(1)	24,500,000	7.00%
Dealer Manager Fee(2)	10,500,000	3.00%
Other Organization and Offering Expenses(3)	3,720,428	1.06%

Total Organization and Offering Expenses(4)	38,720,428	11.06%

Amount of Public Offering Proceeds Available for Investment(5)	311,279,572	88.94%

Acquisition Fees(6)	7,781,989	2.22%
Acquisition Expenses(7)	2,275,000	0.65%
Working Capital Reserve(8)	0	0%

Total Proceeds to be Invested	301,222,583	86.07%

(1)
We will generally pay a selling commission in connection with the offering of $0.70 per share sold, equivalent to seven percent of the $10.00 offering price. Sales that qualify for volume discounts and net of commission sales will reduce the aggregate overall selling commissions. See "The Offering/Plan of Distribution" for a description of volume discounts. The offering proceeds are calculated as if all shares are sold at $10.00 per share and do not take into account any reduction in selling commissions.

(2)
We will pay a dealer manager fee of up to $0.30 per share sold, equivalent to three percent of the $10.00 offering price to Carey Financial. A portion of this fee may be re-allowed to any selected dealer that enters into an addendum to the selected dealer agreement with Carey Financial. See "The Offering/Plan of Distribution."

(3)
"Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA and state regulatory authorities, issuer legal and accounting expenses, due diligence costs, advertising, sales literature, seminars, fulfillment, transfer agent and non-transaction based compensation of dual employees when engaged in services for the issuer. If "Other Organization and Offering Expenses," including reimbursements for bona fide invoiced due diligence expenses, exceed 4.0% of the gross proceeds of this offering, the excess will be paid by CLA with no recourse to us. See "Management Compensation."

(4)
The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee, cannot exceed the limitations prescribed by FINRA. The "Total Organization and Offering Expenses," including selling commissions and the dealer manager fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering. In addition, our advisor will be responsible for other organization and offering expenses in excess of 4.0% of the gross proceeds of this offering.

(5)
The actual number of lodging properties will be based in large part on the size, pricing and leverage utilized for each property. As we continue to raise offering proceeds, we expect to increase the diversification of our lodging properties, including with respect to the size and type of lodging properties in which we invest.

(6)
Acquisition fees include all fees and commissions paid by us in connection with the making of investments, including the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not an affiliate of our sponsor in connection with the actual development and construction of a project after our acquisition of the property. The presentation in the table assumes that all investments are in lodging properties. If we raise the maximum amount of the offering of $350.0 million and all of our investments are 60% leveraged, the total acquisition fees payable will be $19,454,973. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to our advisor.

(7)
"Acquisition Expenses" are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on investments not acquired, legal fees and expenses, accounting fees and expenses, and miscellaneous expenses, related to selection and acquisition of investments whether or not ultimately acquired or originated. "Acquisition Expenses" do not include acquisition fees.

(8)
The advisor may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets.

        On an ongoing basis, we intend to contribute the net proceeds of this offering and our distribution reinvestment plan to our operating partnership. Our operating partnership will use the net proceeds received from us: (1) to fund acquisitions and investments in accordance with our investment guidelines; (2) for working capital purposes; (3) to fund our ongoing operations and pay our expenses; (4) to fund redemptions of our common stock and interests in the operating partnership; and/or (5) repay indebtedness incurred under various financing instruments.

        Set forth below is information about proceeds raised under our distribution reinvestment plan, assuming we sell all of the shares available under the plan, in one case, and half of the available shares, in the other case. We will pay no selling commissions or dealer manager fees in connection with purchases through our distribution reinvestment plan and we will not use offering proceeds to pay administrative expenses of the plan. Over the life of our company, we generally expect that the amount of proceeds received under our distribution reinvestment plan will be used to fund requests for redemptions by our stockholders. In the early years of our program, when we expect to receive fewer redemption requests, the proceeds from our distribution reinvestment plan will likely exceed redemption requests. Any such excess proceeds will not be reserved, but will be available for other purposes, which may include funding investments or for working capital. In the later years of our program, redemption requests may exceed the amount of proceeds received under our distribution reinvestment plan, in which event we may use other funds, to the extent available, to fund such redemptions. See "Description of Shares — Redemption of Shares."

Maximum Sale of Shares in the Distribution Plan
Gross Proceeds	$300,000,000

 DILUTION

        In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets (exclusive of certain intangible items including depreciation) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate and real estate related assets and liabilities diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. For example, if our assets have appreciated in value since acquisition, or depreciated in a manner that is different than GAAP straight-line depreciation, our net tangible book value would not reflect this. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (1) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including selling commissions and dealer manager fees re-allowed by our dealer manager to participating broker dealers. As of September 30, 2013, our net tangible book value per share was $8.40. Our net tangible book value per share would have been $7.38 as of September 30, 2013 had the Stock Dividend occurred on September 30, 2013. The offering price of our shares is $10.00 per share. See "Estimated Net Asset Value and Initial Offering Price" for a discussion of the determination of our offering price.

 SELECTED FINANCIAL DATA

        The following table sets forth selected operating and balance sheet information on a consolidated historical basis. This information is only a summary and should be read in conjunction with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes to those financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013, six months ended June 30, 2013 and the three months ended March 31, 2013 each of which is incorporated herein by reference.

        The historical operating and balance sheet information as of and for the years ended December 31, 2012, 2011 and 2010 have been derived from the audited consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2012 and 2011. The historical operating and balance sheet information as of and for the nine months ended September 30, 2013 and 2012, the six months ended June 30, 2013 and 2012 and the three months ended March 31, 2013 and 2012 have been derived from the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013, the six months ended June 30, 2013 and the three months ended March 31, 2013.

	Nine Months Ended September 30,		Three Months Ended September 30,		Six Months Ended June 30,		Three Months Ended June 30,		Three Months Ended March 31,			Years Ended December 31,
(In thousands, except per share and statistical data)	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012		2012	2011		2010
Operating Data(a)
Total revenues	$73,328	$6,778	$41,014	$5,868	$32,314	$911	$21,015	$858	$11,299		$53	$13,036		$—		$—
Acquisition-related expenses	17,250	2,826	5,384	995	11,866	1,831	6,474	1,673	5,392		158	5,549		498		—
Net (loss) income	(15,944)	648	(3,506)	3,210	(12,438)	(2,562)	(5,585)	(2,341)	(6,853)		(221)	(3,842)		(712)		(298)
Add: Loss (income) attributable to noncontrolling interests	529	872	451	535	78	337	168	337	(90)		—	1,119		—		—
Net (loss) income attributable to CWI stockholders	(15,415)	1,520	(3,055)	3,745	(12,360)	(2,225)	(5,417)	(2,004)	(6,943)		(221)	(2,723)		(712)		(298)
Basic and diluted (loss) income per share:
Net (loss) income attributable to CWI stockholders(b)	(0.46)	0.19	(0.05)	0.20	(0.37)	(0.15)	(0.14)	(0.13)	(0.25)		(0.02)	(0.29)		(0.24)		(0.94)
Distributions declared per share(c)	0.4500	0.4000	0.1500	0.1500	0.3000	0.2500	0.1500	0.1500	0.1500		0.1000	0.5500		0.4000		—
Balance Sheet Data
Total assets	$918,506	$137,513	$918,506	$137,513	$618,940	$93,162	$618,940	$93,162	$372,908		$52,707	$229,758		$41,775		$333
Net investments in real estate(d)	632,899	87,446	632,899	87,446	497,744	62,792	497,744	62,792	311,315		33,241	186,521		33,466		—
Non-recourse debt	393,747	36,683	393,747	36,683	297,373	18,931	297,373	18,931	173,435		—	88,762		—		—
Due to affiliates(e)	2,073	727	2,073	727	2,862	1,026	2,862	1,026	1,944		1,179	847		456		46
Other Information
Net cash used in operating activities(f)	$(274)	$(727)			$(5,443)	$(351)			$(44)		$604	$(5,438)		$(1,091)		$(62)
Cash distributions paid	7,900	1,889			4,143	975			1,715		441	3,110		606		—
Payments of mortgage principal(g)	324	2,000			125	—			41		—	2,000		—		—
Statistical Data(h):
Occupancy	74.3%	71.0%	76.2%	68.3%	72.7%	86.5%	76.4%	86.5%	67.1%		N/A	66.1%		N/A		N/A
Average Daily Rate	$160.01	$145.16	$177.49	$148.11	$143.85	$131.76	$147.80	$131.76	$136.97	$	N/A	$144.95	$	N/A	$	N/A
Revenue per Available Room	$118.94	$103.00	$135.23	$101.10	$104.56	$113.94	$112.85	$113.94	$91.90	$	N/A	$95.78	$	N/A	$	N/A

(a)
For the period from inception (March 10, 2008) through December 31, 2009, we had no significant assets, cash flows, or results of operations, and accordingly periods prior to January 1, 2010 are not presented.

(b)
For purposes of determining the weighted-average number of shares of common stock outstanding and loss per share, historical amounts have been adjusted to treat stock distributions declared and effective through the filing date as if they were outstanding as of the beginning of the periods presented.

(c)
For the first, second and third quarters of 2013 and the second, third and fourth quarters of 2012, $0.025 of each distribution per share was payable in shares of our common stock.

(d)
Net investments in real estate consist of Net investments in properties and Equity investments in real estate.

(e)
Amounts due to affiliates do not include accumulated organization and offering costs incurred by our advisor in excess of 2% of offering proceeds under the advisory agreement. From inception through the termination of our initial public offering on September 15, 2013, the advisor has incurred organization and offering costs on our behalf of approximately $9.4 million, all of which we are obligated to reimburse. At September 30, 2013, $0.2 million was included in Due to affiliates on our consolidated balance sheet for these costs.

(f)
In connection with the preparation of our financial statements for the nine months ended September 30, 2013, we identified an error in the cash flow statement that was the result of not adjusting operating cash flow for the full amount of such noncash asset management fees included in net income and instead including such noncash asset management fees as a source of financing cash flow for that same amount. We assessed the materiality of this error on prior periods' financial statements in accordance with Accounting Standards Codification 250 and the SEC's Staff Accounting Bulletin No. 99, "Materiality" and concluded that the impact of the error is not material to any previously issued financial statements. We have properly reflected these transactions in our Consolidated Statements of Cash Flows for the nine months ended September 30, 2013 and therefore, in order to present consistent information to the users of our financial statements, we have revised the cash flow statement for the six months ended June 30, 2013 and 2012, the three months ended March 31, 2013, nine months ended September 30, 2012 and the year ended December 31, 2012, the periods presented that were impacted by this error.

(g)
Represents scheduled mortgage principal payments, except for the nine months ended September 30, 2012 and the year ended December 31, 2012, which represent a principal paydown on the Lake Arrowhead Resort and Spa mortgage loan.

(h)
Represents statistical data for our Consolidated Hotels during our ownership period. We acquired our first Consolidated Hotel in May 2012.

SUPPLEMENTAL FINANCIAL MEASURES

        In the real estate industry, analysts and investors employ certain supplemental financial measures that are non-GAAP in order to facilitate meaningful comparisons between periods and among peer companies. Additionally, in the formulation of our goals and in the evaluation of the effectiveness of our strategies, we use FFO and MFFO, supplemental non-GAAP measures, which are uniquely defined by our management. We believe these measures are useful to investors to consider because it may assist them to better understand and measure the performance of our business over time and against similar companies. A description of FFO and MFFO and reconciliations of FFO and MFFO to the most directly comparable GAAP measures are provided below.

FFO and MFFO

        Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

        We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. However, NAREIT's definition of FFO does not distinguish between the conventional method of equity accounting and the hypothetical liquidation at book value method of accounting for unconsolidated partnerships and jointly owned investments. Accordingly, we do not include certain adjustments related to depreciation and amortization expense in our joint ventures accounted for under the hypothetical liquidation at book value in our determination of FFO and instead include those adjustments in arriving at MFFO.

        The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization as well as impairment charges of real estate-related assets, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. While impairment charges are excluded from the calculation of MFFO described above, investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

        Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) were put into effect in 2009. These other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the termination of the primary offering being conducted by this prospectus. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and once essentially all of our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and most of our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of a company's operating performance after a company's offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on a company's operating performance during the periods in which properties are acquired.

        We define MFFO consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the "Practice Guideline") issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; accretion of discounts and amortization of premiums on debt investments; where applicable, payments of loan principal made by our equity investees accounted for under the hypothetical liquidation model where such payments reduce our income from equity investments in real estate, nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for Consolidated and Unconsolidated Hotels, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate and hedge risk, we retain an outside consultant to review all our hedging agreements. In as much as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such infrequent gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

        In calculating MFFO, we exclude acquisition-related expenses, fair value adjustments of derivative financial instruments and the adjustments of such items related to noncontrolling interests. In addition, we also add back payments of loan principal made by our equity investees accounted for under the hypothetical liquidation model to the extent such payments reduce our income from equity investments in real estate. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by a company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as infrequent items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for assessing operating performance. We account for certain of our equity investments using the hypothetical liquidation model which is based on distributable cash as defined in the operating agreement. Equity income for the period recognized under this model may be net of the equity investee's payments of loan principal. Under GAAP, payments of loan principal do not impact net income. We do not consider payments of loan principal to be a factor in determining our operating performance and therefore add back the equity investee's payments of loan principal to the extent they have impacted our equity income recognized in the period.

        Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are generally funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

        Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.

        Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO and MFFO accordingly.

        The following table provides a reconciliation between our net loss and MFFO (in thousands):

	Nine Months Ended September 30,		For the Year Ended December 31,
	2013	2012	2012	2011	2010
Net loss attributable to CWI stockholders	(15,415)	1,520	(2,723)	(712)	(298)
Adjustments:
Depreciation and amortization of real property	10,207	621	1,469	—	—
Gain on sale of equity investment	(1,802)	—	—	—	—
Proportionate share of adjustments for partially-owned entities — FFO adjustments	2,458	—	—	—	—

FFO	(4,552)	2,141	(1,254)	(712)	(298)
Acquisition expenses(a)	17,250	2,826	5,549	499	—
Other depreciation, amortization and non-cash charges	73	322	355	138	—
Gain on bargain purchase	—	(3,809)	(3,809)	—	—
Debt principal payment of equity investees(b)	—	—	—	352	—
Proportionate share of adjustments for partially-owned entities — MFFO adjustments(c)(d)	(488)	(982)	(1,127)	—	—

Total adjustments	16,835	(1,643)	968	989	—

MFFO(e)	12,283	498	(286)	277	(298)

(a)
In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(b)
We do not consider payments of loan principal to be a factor in determining our operating performance and therefore add back the equity investee's scheduled payments of mortgage principal to the extent they have impacted equity income recognized in the period. Amount represents 100% of principal payments made by our equity investees of which we have preferred equity interest.

(c)
Effective January 1, 2012, we adjust for the distributions received from our preferred interest in our jointly-owned real estate investments to the extent that they differ from the operating cash flow generated by each property, as this cash does not represent the sustainability of our operating performance. Under GAAP, we follow the hypothetical liquidation at book value method to recognize net income and do not reflect losses to the extent our partners continue to have equity in the investments. As MFFO is a measure of sustainable operating performance by the non-listed REIT industry, we adjust for charges related to the jointly-owned real estate investments GAAP structure that do not impact the operating performance of each property. We did not make such adjustments for the years ended December 31, 2011 and 2010.

(d)
Effective January 1, 2013, we compute our proportionate share of adjustments in partially owned entities using the Hypothetical Liquidation at Book Value ("HLBV") method of accounting (previously we used our legal ownership percentage to calculate the adjustment). We believe that it is more appropriate to compute our share under this method so as to appropriately reflect the economics of the partnership agreements in such investments. Had our share of adjustments for partially-owned entities been calculated in a similar manner for the nine months ended September 30, 2012 and the year ended December 31, 2012, our share of adjustments for partially-owned entities would have been $(0.6) million and $0.2 million, respectively. There would have been no impact on our share of adjustments for partially-owned entities for the years ended December 31, 2011 and 2010 had MFFO been calculated in a similar manner for those periods.

(e)
Had MFFO been calculated in a manner as described in footnotes (c) and (d) above for the nine months ended September 30, 2012 and the years ended December 31, 2012 and 2011, MFFO would have been $0.8 million, $1.3 million and $(0.2) million, respectively. There would have been no impact on MFFO for the year ended December 31, 2010 had MFFO been calculated in a similar manner for that period. Excluded from MFFO for the year ended December 31, 2012 is the impact of a $0.3 million tax expense in the Long Beach Venture, which is required to be paid by our partner pursuant to the underlying operating agreement of the venture. This expense should not be a factor in determining our operating performance because it does not impact our equity in earnings under the HLBV model.

DISTRIBUTIONS

        We make distributions on a quarterly basis. Aggregate quarterly distributions declared for the period from inception (March 10, 2008) through September 30, 2013 were as follows:

				Non-Cash Distributions	Sources of Total Cash Distributions
	Cash Distributions
					Funds from Operations(3)		Offering Proceeds
For the Period Ended	Total	Cash(1)	Reinvested	Common Stock(2)		Coverage %(4)		%
				(Number of Shares)
Cumulative through September 30, 2013	$17,909,505	$7,568,116	$10,341,389	326,443	$3,312,661	18%	$14,596,844	82%

September 30, 2013 ($0.1500 per share)(5)	$6,295,012	$2,532,097	$3,762,915	125,876	1,851,304	29%	$4,443,708	71%
June 30, 2013 ($0.1500 per share)(5)	3,754,734	1,618,110	2,136,624	75,090	—	—%	3,754,734	100%
March 31, 2013 ($0.1500 per share)(5)	2,428,463	1,056,665	1,371,798	48,555	—	—%	2,428,463	100%

	$12,478,209	$5,206,872	$7,271,337	249,521	$1,851,304		$10,626,905

December 31, 2012 ($0.1500 per share)(5)	$1,714,889	$747,538	$967,351	34,270	$239,333	14%	$1,475,556	86%
September 30, 2012 ($0.1500 per share)(5)	1,222,024	515,985	706,039	24,377	1,222,024	100%	—	—%
June 30, 2012 ($0.1500 per share)(5)	914,259	389,755	524,504	18,275	—	—%	914,259	100%
March 31, 2012 ($0.1000 per share)	533,211	234,977	298,234	—	—	—%	533,211	100%

	$4,384,383	$1,888,255	$2,496,128	76,922	$1,461,357		$2,923,026

December 31, 2011 ($0.1000 per share)	$437,738	$197,046	$240,692	—	$—	—%	$437,738	100%
September 30, 2011 ($0.1000 per share)	349,892	160,589	189,303	—	—	—%	349,892	100%
June 30, 2011 ($0.1000 per share)	218,375	97,220	121,155	—	—	—%	218,375	100%
March 31, 2011 ($0.1000 per share)	40,908	18,134	22,774	—	—	—%	40,908	100%

	$1,046,913	$472,989	$573,924	—	$—		$1,046,913

(1)
Cash distributions were paid within fifteen days following the end of the stated period.

(2)
Number of shares distributed was determined based on initial public offering price of $10.00 per share.

(3)
FFO was negative for all periods shown except the third quarter of 2012 and the third quarter of 2013. On a cumulative basis, FFO includes $23.3 million related to acquisition costs. Amounts shown in the table represent the portion of FFO used for distributions only, which resulted from positive FFO in selected periods. FFO is first applied to the current period distributions, then to any deficit from prior period cumulative negative FFO, and finally to future period distributions. As a result, a portion of the FFO for the third quarter of 2012 was applied to the fourth quarter of 2012. FFO do not necessarily correlate to taxable income.

(4)
Coverage represents amount of total distributions sourced by FFO.

(5)
$0.025 of each distribution was payable in shares of our common stock.

        Our objectives are to generate sufficient cash flow over time to provide stockholders with increasing distributions and to seek investments with potential for capital appreciation throughout varying economic cycles. We have funded all of our cash distributions paid to date using offering proceeds and we will likely do so in the future until we have substantially invested the proceeds of this offering. In determining our distribution policy during the periods we are raising funds and investing capital, we place primary emphasis on projections of FFO, together with equity distributions in excess of equity income in real estate, from our investments, rather than on historical results of operations (though these and other factors may be a part of our consideration). In setting a distribution rate, we thus focus primarily on expected returns from those investments we have already made, as well as our anticipated rate of future investment, to assess the sustainability of a particular distribution rate over time.

 MANAGEMENT COMPENSATION

        The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, partnership distributions and other payments that our advisor, Carey Financial and their affiliates will be entitled to receive in connection with (1) our organization and offering stage, (2) our acquisition and operational stage and (3) our liquidation stage. These payments result from non-arm's length bargaining. See "Conflicts of Interest." The estimated amounts of fees listed in the following table are based on the assumptions that (a) all investments are made in lodging properties, (b) the maximum net proceeds of this offering available for investment are $311,279,572 as discussed under "Estimated Use of Proceeds" and (c) we incur our target leverage of 60%. The following table also sets forth equity awards to be granted to our officers and directors, non-director members of the investment committee and to officers and employees of our advisor.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
Organization and Offering Stage
CLA
	Reimbursement for organization and offering expenses, excluding selling commissions and the dealer manager fee.(1) Our advisor will be responsible for other organization and offering expenses, excluding selling commissions and the dealer manager fee, in excess of four percent of the gross proceeds of this offering.	These expenses are estimated to be approximately $3.7 million if the maximum amount of shares are sold in the offering. Amounts that may be reimbursed are not determinable at this time.
Carey Financial
Selling commissions paid in connection with the offering: Selling commissions will be paid to Carey Financial of up to a maximum of $0.70 per share sold.

Selling commissions may be waived or reduced for discounts described in "The Offering/Plan of Distribution."
The maximum amount payable to Carey Financial is $24.5 million, all of which will be re-allowed to the selected dealers. The estimated amounts payable to Carey Financial take into consideration volume discounts and sales made net of commissions in connection with the offering only.

Selling commissions paid in connection with purchases pursuant to our distribution reinvestment plan: We will not pay selling commissions related to the purchases of shares through our distribution reinvestment plan.
Carey Financial
Dealer manager fees in connection with the offering: A dealer manager fee will be paid to Carey Financial of up to a maximum of $0.30 per share sold.

Dealer manager fees in connection with purchases pursuant to our distribution reinvestment plan: We will not pay dealer manager fees in connection with purchases of shares made pursuant to our distribution reinvestment plan.
The amount payable to Carey Financial is $10.5 million, a portion of which may be re-allowed to the selected dealers. The estimated amounts payable to Carey Financial take into consideration volume discounts and sales made net of commissions in connection with the offering only.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
Acquisition Stage
CLA
Total acquisition fees payable to CLA by us (which fees may include real estate brokerage fees, mortgage placement fees, lease-up fees and transaction structuring fees) will equal 2.50% of the total investment cost of the properties acquired and loans originated by us. We will also reimburse CLA for acquisition expenses.

Total investment cost means, with respect to a property acquired or a loan originated, an amount equal to the sum of the contract purchase price of such investment plus the acquisition fees and acquisition expenses paid in connection with the investment and other fees and costs approved by our independent directors relating to the initial capitalization of the investment.

The total of all acquisition fees payable by sellers, borrowers or us to CLA and unaffiliated third parties on all investments, and the total amount of acquisition expenses we pay, must be reasonable and together may not exceed six percent of the aggregate contract purchase price of all investments we purchase and the principal amount of loans we originate. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.(3)(4)
The actual amount to be paid to CLA will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time. If the investments we make or acquire from the proceeds of this offering are, on average, 60% leveraged, the acquisition fees payable to CLA are estimated to be approximately $19,454,973.
Operational Stage

All fees, expenses and distributions on the special general partner interest payable during the operational stage are subject to the 2%/25% Guideline. The 2%/25% Guideline is the requirement that, in the twelve-month period ending on the last day of any fiscal quarter, operating expenses not exceed the greater of 2% of the average invested assets during such twelve-month period or 25% of our adjusted net income over the same twelve-month period. Average invested assets means the average aggregate book value of our investments, before deducting non-cash items, computed by taking the average of such values at the end of each month during such period. Adjusted net income means our total consolidated revenues less its total consolidated expenses, excluding non-cash items and gains, losses or writedowns from the sale of our assets.
CLA	An asset management fee is payable to CLA by us equal to 0.50% of the aggregate average market value of our investments.
	Average market value is equal to the total investment costs of the investment, less acquisition fees, unless a later appraisal by an independent appraiser is obtained, in	If the investments we make or acquire from the proceeds of this offering are 60% leveraged, the average

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
	which case that later appraised value will become the average market value.	market value as a result of the offering would be approximately $778 million. The annual asset management fee on these assets are estimated to be approximately $3,768,428.
CLA
	We will reimburse CLA for various expenses incurred in connection with its provision of services to us. In addition to reimbursement of third-party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day- to- day operations, including asset management, accounting services, stockholder services, corporate management and operations, except that we will not reimburse our advisor for the cost of personnel to the extent such personnel are used in transactions (acquisitions, dispositions and refinancings) for which our advisor receives a transaction fee. CLA must absorb, or reimburse us for, the amount in any twelve-month period ending on the last day of any fiscal quarter by which our operating expenses, including asset management fees, distributions paid on the special general partner interest during the operational stage, loan financing fees and disposition fees paid on assets, other than interests in real property, exceed the 2%/25% Guideline. Such reimbursement must be made within 60 days after the end of the applicable twelve-month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, CLA may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve-month period ending on the last day of such quarter.(3)(4)(5)	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
CLA	Loan Financing Fee. We will pay the advisor up to 1% of the principal amount of a refinanced loan secured by property if (1) the maturity date of the refinanced loan is less than one year away and the new loan has a term of at least five years, (2) in the judgment of the independent directors, the terms of the new loan represent an improvement over the refinanced loan or (3) the new loan is approved by the independent directors as being in our best interest.	Not determinable at this time.
Carey Watermark Holdings
	Carey Watermark Holdings has a special general partner profits interest in our operating partnership, which will entitle Carey Watermark Holdings to receive 10% of distributions of available cash. Available cash means the cash generated by operating partnership operations and investments excluding cash from sales and refinancings, after the payment of debt and other operating expenses, but before distributions to partners. Distributions of available cash will be paid quarterly; however, if the amount of a quarterly distribution would cause the 2%/25% Guideline to be exceeded for the relevant twelve-month period, the portion of the distribution (which may be 100% of it) equal to the excess over the 2%/25% Guideline will be deferred until the next quarter in which the deferred portion of the distribution can be paid without exceeding the 2%/25% Guideline.(6)	Not determinable at this time. The actual amount to be paid to Carey Watermark Holdings is limited to the 2%/25% Guideline.
Officers and Employees of the Subadvisor	Officers and employees of the subadvisor who perform services on our behalf may be granted awards in the form of restricted stock units under our 2010 Equity Incentive Plan.
Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.
Independent Directors
	We will pay to each independent director (i) an annual fee of $34,000 in cash, and (ii) an annual fee of $10,000 in cash to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000 in cash.	The estimated aggregate cash compensation payable to the independent directors as a group for a full fiscal year is approximately $181,000.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
	Each independent director is also entitled to receive an award of 1,000 restricted stock units under our 2010 Equity Incentive Plan when he or she joins the board and at each annual stockholders' meeting thereafter. The restricted stock units will be fully vested on grant.	Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.
Dispositions/Liquidation Stage
All disposition fees payable upon sales of assets, other than interests in real property, are subject to the 2%/25% Guideline.
CLA
	If CLA provides a substantial amount of services in the sale of an investment, we will pay disposition fees in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property. The total real estate commissions and the disposition fees we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.(3)(4)	Not determinable at this time.

	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay CLA accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement. If our advisory agreement is terminated for cause, or by the advisor for other than good reason, we will pay CLA unpaid expense reimbursements.	Not determinable at this time.
Carey Watermark Holdings
	Interest in Disposition Proceeds. Carey Watermark Holdings' special general partner interest will also entitle it to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares), through certain liquidity events or distributions, plus the six percent preferred return rate. W. P. Carey and Watermark Capital Partners may award their employees or the employees of their affiliates (some of whom may also serve as our directors or officers) interests in such distributions. A listing will not trigger the payment of this distribution.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount (Assuming Sale of Shares)
	Repurchase of Special General Partner Interest. If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), or if our advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.(4)(5)	Not determinable at this time.

	Subordinated Listing Distribution. At such time, if any, as listing occurs, the special general partner will receive a distribution in an amount equal to 15% of the amount by which (i) our market value plus the total distributions made to our stockholders since inception until the date of listing exceeds, (ii) 100% of our investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares) plus the total distributions required to be made to achieve the six percent preferred return rate.	Not determinable at this time.

The market value will be calculated on the basis of the average closing price or bid and asked price, as the case may be, of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

(1)
"Organization and offering expenses" represents all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA and state regulatory authorities, issuer legal and accounting expenses, due diligence costs, advertising, sales literature, fulfillment, escrow agent, transfer agent and personnel costs associated with preparing the registration and offering of our shares.

(2)
We currently estimate that we will borrow, on average, approximately 60% of the fair market value of our investment portfolio. The actual leverage percentage we experience will affect the amount of acquisition fees earned by CLA and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds will be available for investment in properties).

(3)
CLA may choose on an annual basis to take the acquisition fee, asset management fee and disposition fee in cash or shares of our common stock, or a combination thereof. For purposes of calculating the value per share of stock given for payment of a fee, the price per share shall be the most recently-estimated NAV per share.

(4)
If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with CLA a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with CLA. In negotiating a new fee structure, the independent directors must consider the following factors and any other factors they deem relevant:

  •
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  the success of CLA in generating opportunities that meet our investment objectives;

    •
    the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

    •
    additional revenues realized by CLA and its affiliates through their relationship with us whether we pay them or they are paid by others with whom we do business;

    •
    the quality and extent of service and advice furnished by CLA;

    •
    the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

    •
    the quality of our portfolio in relationship to the investments generated by CLA for the account of other clients.

The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to CLA than the then-current fee structure.

(5)
If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

(6)
Carey Watermark Holdings may choose on an annual basis to reinvest the distributions from its special general partnership in our operating partnership in exchange for partnership units.

OUR LODGING PORTFOLIO

        As of the date of this prospectus, we owned interests in 17 hotels whose locations are depicted in the map below:

        The table below sets forth information with respect to our hotels as of the date of this prospectus (dollars in thousands).

Hotels	State	Acquisition Date	Rooms	Type of Hotel	CWI Ownership %	CWI Investment(1)		Acquisition Fees Paid to Advisor	Initial Debt(2)		Interest Rate		Maturity Date
Consolidated Hotels
Hampton Inn Boston / Braintree	MA	May 31, 2012	103	Select-Service	100.0%	$12,500		$384	$7,931	(3)	5.00%	(4)	5/2015
Hilton Garden Inn New Orleans French Quarter/CBD	LA	June 8, 2012	155	Select-Service	87.6%	16,176		487	11,000		5.30%		7/2019
Lake Arrowhead Resort & Spa	CA	July 9, 2012	173	Full-Service	97.3%	24,039		634	18,000	(5)	3.00%	(5)	7/2015
Courtyard San Diego Mission Valley(6)	CA	December 6, 2012	317	Select-Service	100.0%	85,000		2,221	51,500		4.60%	(4)	12/2017
Hilton Southeast Portfolio
Hampton Inn Atlanta Downtown	GA	February 14, 2013	119	Select-Service	100.0%	18,000		475	13,600		4.12%		3/2018
Hampton Inn Frisco Legacy Park	TX	February 14, 2013	105	Select-Service	100.0%	16,100		458	9,200		4.12%		3/2018
Hampton Inn Memphis Beale Street	TN	February 14, 2013	144	Select-Service	100.0%	30,000		814	22,500		4.07%		3/2018
Hampton Inn Birmingham Colonnade	AL	February 14, 2013	133	Select-Service	100.0%	15,500		416	9,400		4.12%		3/2018
Hilton Garden Inn Baton Rouge Airport	LA	February 14, 2013	131	Select-Service	100.0%	15,000		410	9,800		4.12%		3/2018
Courtyard Pittsburgh Shadyside	PA	March 12, 2013	132	Select-Service	100.0%	29,900		854	19,050		4.09%	(4)	3/2017
Hutton Hotel Nashville(6)	TN	May 29, 2013	247	Full-Service	100.0%	73,600		1,912	44,000	(7)	5.25%		7/2020
Holiday Inn Manhattan 6th Ave Chelsea(6)	NY	June 6, 2013	226	Full-Service	100.0%	113,000		3,011	80,000		4.49%		6/2023
Fairmont Sonoma Mission Inn & Spa(6)(8)	CA	July 10, 2013	226	Full-Service	75.0%	76,647		1,852	44,000		4.13%	(4)	7/2018
Raleigh Marriott City Center	NC	August 13, 2013	400	Full-Service	100%	82,193		2,217	51,500		4.61.%		9/2038
Hawks Cay Resort	FL	October 23, 2013	177	Full-Service	100%	131,302	(9)	3,719	79,000		5.74%		11/2016

Total			2,788			$738,957		$19,864	$470,481

Unconsolidated Hotels(10)
Hyatt New Orleans French Quarter	LA	September 6, 2011	254	Full-Service	80.4%	13,000		857	23,800	(11)	11.50% 1.00%	, (11)	9/2014 9/2018	, (11)
Westin Atlanta Perimeter North(12)	GA	October 3, 2012	372	Full-Service	57.0%	13,170		815	28,000	(13)	7.00%	(4)	10/2015

Total			626			$26,170		$1,672	$51,800

Note:

(1)
For Consolidated Hotels, amount represents the fair value of net assets acquired less the fair market value of amounts attributable to noncontrolling interests, exclusive of acquisition expenses and any debt assumed, at time of acquisition. For Unconsolidated Hotels, amount represents purchase price plus capitalized costs, inclusive of fees paid to the advisor, at time of acquisition.
(2)
Debt is property-level and non-recourse.
(3)
Mortgage loan is for an amount up to $9.8 million, of which $7.9 million was drawn at closing.
(4)
These mortgage loans have variable interest rates, which have been converted to fixed rates through the use of interest rate swaps and caps. The interest rates presented for these mortgage loans reflect interest rate swaps and caps as of the date of this prospectus.
(5)
The mortgage agreement allows early settlement at any time prior to maturity upon 60 days notice with no penalty at a reduced amount of up to $18.0 million comprised of a reduced payoff of $16.0 million and a lender participation payment of $2.0 million, provided there is no uncured event of default under the loan agreement or cash management agreement. The reduced amount due to the lender is equal to the greater of the refinancing or sale proceeds or the value determined by a third-party appraiser, but in no event greater than $18.0 million. The loan is interest-only with an interest rate of 3.0% in the first year, 4.0% in the second year and 6.0% in the third year.
(6)
At their respective date of acquisition, the cost of real estate, net of accumulated depreciation for federal income tax purposes for Courtyard San Diego Mission Valley, Hutton Hotel Nashville, Holiday Inn Manhattan 6th Ave Chelsea, Fairmont Sonoma Mission Inn & Spa, Raleigh Marriott City Center and Hawks Cay Resort was $85.4 million, $73.9 million, $113.7 million, $69.2 million, $72.4 million and $102.1 million, respectively.
(7)
Mortgage debt was obtained on June 25, 2013.
(8)
Charles Henry is a member of our board of directors and of our investment committee. He also serves as a director of FRHI Holdings Limited, the indirect parent of both the seller and manager of the Fairmont Sonoma Mission Inn & Spa. Mr. Henry did not participate in any discussions regarding the investment in the Fairmont Sonoma Mission Inn & Spa by our board or our investment committee.
(9)
This information is based on the current best estimates of management. Accordingly, this figure is subject to change.
(10)
Unconsolidated Hotels are accounted for under the equity method of accounting.
(11)
On August 29, 2013, the joint venture refinanced the existing $22.8 million mortgage loan, which had a fixed interest rate of 11.5%, maturing in September 2014, with a $33.0 million mortgage loan, maturing in August 2018, which was effectively fixed at 4.77% through an interest rate swap. In addition, the hotel is subject to a $1.0 million non-recourse unsecured community development loan from the State of Louisiana with a fixed interest rate of 1.0% maturing in September 2018.
(12)
William H. Reynolds, Jr. is a member of our board of directors and of our investment committee. He serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of Marcus Hotels & Resorts, the manager of the Westin Atlanta venture. Mr. Reynolds did not participate in any discussions regarding the investment in the Westin Atlanta Venture by our board or our investment committee.
(13)
Mortgage loan is for an amount up to $35.0 million, of which $28.0 million was drawn at closing.

        The following tables present occupancy, ADR and RevPAR of the hotels in which we had an ownership interest as of the date of this prospectus for 2008 through the nine months ended September 30, 2013.

Occupancy (%)(1)
	2008	2009	2010	2011	2012	Nine months ended September 30, 2013
Hyatt New Orleans French Quarter	48.5%	42.5%	71.9%	70.7%	63.8%	79.0%
Hampton Inn Boston / Braintree	68.0%	63.2%	73.8%	75.5%	70.7%	69.7%
Hilton Garden Inn New Orleans French Quarter / CBD	58.4%	61.9%	76.5%	81.8%	79.4%	69.2%
Lake Arrowhead Resort and Spa	51.1%	47.2%	43.8%	50.1%	45.1%	45.6%
Westin Atlanta Perimeter North	61.5%	67.6%	69.8%	69.6%	74.8%	78.6%
Courtyard San Diego Mission Valley(2)	N/A	76.5%	84.5%	85.4%	85.0%	84.8%
Hilton Southeast Portfolio
Hampton Inn Atlanta Downtown	70.9%	60.1%	69.0%	63.3%	71.5%	69.3%
Hampton Inn Frisco Legacy Park	77.4%	70.5%	73.3%	76.0%	74.2%	75.0%
Hampton Inn Memphis Beale Street	75.0%	71.4%	72.7%	75.5%	80.7%	82.7%
Hampton Inn Birmingham Colonnade	78.8%	72.6%	70.5%	66.2%	66.8%	65.7%
Hilton Garden Inn Baton Rouge Airport	84.3%	73.4%	74.3%	69.0%	68.4%	63.6%
Courtyard Pittsburgh Shadyside	81.2%	79.7%	81.8%	80.4%	76.6%	72.2%
Hutton Hotel Nashville(3)	N/A	39.2%	64.7%	72.9%	76.2%	81.5%
Holiday Inn Manhattan 6th Avenue Chelsea	86.5%	85.7%	92.7%	92.9%	91.2%	90.5%
Fairmont Sonoma Mission Inn & Spa	73.7%	69.4%	72.6%	71.2%	68.2%	68.7%
Marriott Raleigh City Center	37.8%	57.4%	65.6%	69.4%	72.0%	72.7%
Hawks Cay Resort	40.3%	49.9	54.9	58.2	59.0	65.4%

(1)
Occupancy is the percentage of rooms sold divided by rooms available.
(2)
The Courtyard San Diego Mission Valley was closed for renovations during 2008.
(3)
The Hutton Hotel opened in February 2009.

ADR(1)
Hotel	2008	2009	2010	2011	2012	Nine months ended September 30, 2013
Hyatt New Orleans French Quarter	$149.07	$128.63	$116.08	$124.32	$149.49	$158.49
Hampton Inn Boston / Braintree	$122.15	$114.70	$117.17	$125.72	$133.44	$140.85
Hilton Garden Inn New Orleans French Quarter / CBD	$132.61	$117.47	$121.24	$127.67	$145.23	$157.13
Lake Arrowhead Resort and Spa	$190.31	$157.43	$164.08	$152.60	$174.69	$167.72
Westin Atlanta Perimeter North	$136.74	$100.48	$102.45	$108.94	$109.06	$109.86
Courtyard San Diego Mission Valley(2)	N/A	$107.67	$113.04	$116.36	$124.79	$128.78
Hilton Southeast Portfolio
Hampton Inn Atlanta Downtown	$139.03	$131.89	$136.74	$127.46	$137.11	$142.73
Hampton Inn Frisco Legacy Park	$118.15	$104.14	$99.19	$105.23	$108.76	$111.80
Hampton Inn Memphis Beale Street	$164.84	$153.05	$150.83	$153.61	$158.59	$164.30
Hampton Inn Birmingham Colonnade	$115.42	$100.79	$98.24	$100.09	$100.57	$101.11
Hilton Garden Inn Baton Rouge Airport	$113.80	$106.80	$102.14	$99.11	$110.79	$112.69
Courtyard Pittsburgh Shadyside	$155.37	$145.45	$142.63	$146.41	$156.07	$162.62
Hutton Hotel(3)	N/A	$142.08	$152.90	$165.40	$180.64	$201.87
Holiday Inn Manhattan 6th Avenue Chelsea	$226.17	$178.78	$197.30	$214.38	$226.65	$312.09
Fairmont Sonoma Mission Inn & Spa	$312.12	$260.02	$262.91	$285.87	$309.63	$137.19
Marriott Raleigh City Center	$136.11	$125.29	$125.39	$133.11	$135.71	$310.59
Hawks Cay Resort	$267.00	254.62	248.84	279.50	291.63	298.30

(1)
ADR is room revenue divided by rooms sold, displayed as the average rental rate for a single room.
(2)
The Courtyard San Diego Mission Valley was closed for renovations during 2008.
(3)
The Hutton Hotel opened in February 2009.

RevPAR(1)
Hotel	2008	2009	2010	2011	2012	Nine months ended September 30, 2013
Hyatt New Orleans French Quarter	$72.24	$54.65	$84.49	$87.93	$95.39	$125.13
Hampton Inn Boston / Braintree	$83.12	$72.48	$86.42	$95.37	$94.40	$98.17
Hilton Garden Inn New Orleans French Quarter / CBD	$77.43	$72.67	$92.80	$104.48	$115.31	$108.68
Lake Arrowhead Resort and Spa	$97.16	$74.35	$71.89	$76.42	$78.83	$76.42
Westin Atlanta Perimeter North	$84.13	$67.91	$71.51	$75.82	$81.53	$86.34
Courtyard San Diego Mission Valley(2)	N/A	$82.37	$95.57	$99.31	$106.11	$109.14
Hilton Southeast Portfolio
Hampton Inn Atlanta Downtown	$98.59	$79.22	$94.31	$80.62	$98.00	$98.97
Hampton Inn Frisco Legacy Park	$91.43	$73.42	$72.72	$79.98	$80.71	$83.81
Hampton Inn Memphis Beale Street	$123.59	$109.30	$109.59	$116.01	$127.91	$135.85
Hampton Inn Birmingham Colonnade	$90.93	$73.18	$69.25	$66.30	$67.15	$66.47
Hilton Garden Inn Baton Rouge Airport	$95.89	$78.48	$75.89	$68.42	$75.82	$71.64
Courtyard Pittsburgh Shadyside	$125.73	$115.88	$116.59	$117.72	$119.49	$117.49
Hutton Hotel(3)	N/A	$55.67	$98.97	$120.50	$137.61	$164.47
Holiday Inn Manhattan 6th Avenue Chelsea	$195.62	$153.22	$182.95	$199.06	$206.65	$183.46
Fairmont Sonoma Mission Inn & Spa	$230.19	$180.49	$190.87	$203.65	$211.31	$214.33
Marriott Raleigh City Center	$51.44	$71.92	$82.26	$92.38	$97.71	$99.77
Hawks Cay Resort	$107.85	127.15	136.63	162.76	172.05	195.16

(1)
RevPAR is room revenue divided by available rooms.

(2)
The Courtyard San Diego Mission Valley was closed for renovations during 2008.

(3)
The Hutton Hotel opened in February 2009.

        The table below illustrates the property tax information for tax year 2012.

Property Tax Information
Hotel	Real Property Tax Rate	Real Property Tax
DoubleTree Long Beach Maya	1.28%	$192,759
Residence Inn Long Beach	3.04%	$396,755
Hyatt New Orleans French Quarter	1.48%	$121,804
Hampton Inn Boston / Braintree	2.57%	$126,917
Hampton Garden Inn New Orleans French Quarter / CBD	2.37%	$172,721
Lake Arrowhead Resort and Spa	1.23%	$217,438
Westin Atlanta Perimeter North	1.52%	$562,163
Courtyard San Diego Mission Valley	1.11%	$496,404
Hilton Southeast Portfolio
Hampton Inn Atlanta Downtown	1.98%	$129,792
Hampton Inn Frisco Legacy Park	2.48%	$161,946
Hampton Inn Memphis Beale Street(1)	7.78%	$35,317
Hampton Inn Birmingham Colonnade	1.39%	$99,588
Hilton Garden Inn Baton Rouge Airport	1.57%	$102,633
Courtyard Pittsburgh Shadyside	2.22%	$304,447
Hutton Hotel	4.66%	$475,650
Holiday Inn Manhattan 6th Avenue Chelsea	10.29%	$1,298,627
Fairmont Sonoma Mission Inn & Spa	1.11%	$681,156
Marriott Raleigh City Center	0.9952%	$517,916
Hawks Cay Resort	1.09984%	$338,279

(1)
Under PILOT lease with Memphis Center City Revenue Finance Corporation, which sets assessment for Real Property Taxes at $90,600.

        The table below presents information about renovations as of the date of this prospectus. Hotels not listed have no significant renovations planned in the near term.

Hotel	Renovations
Westin Atlanta Perimeter North	An estimated $14.4 million renovation is planned for the hotel, which is to be funded by a combination of debt proceeds and additional capital by our partner, Arden Marcus. The renovation of guest rooms and public spaces is currently anticipated to be completed in the first half of 2014.
Hampton Inn Birmingham Colonnade	An estimated $0.2 million renovation is planned for the hotel and is currently expected to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed in late 2013, will include a refurbishment of the guest rooms and public spaces.
Hampton Inn Atlanta Downtown	An estimated $0.2 million renovation is planned for the hotel and is currently expected to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed in late 2013, will include a refurbishment of the guest rooms and public spaces.
Hampton Inn Memphis Beale Street	An estimated $1.1 million renovation is planned for the hotel and is currently expected to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed in early 2014, will include a refurbishment of the guest rooms and public spaces.
Hampton Inn Frisco Legacy Park	An estimated $1.3 million renovation is planned for the hotel and is currently expected to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed in early 2014, will include a refurbishment of the guest rooms and public spaces.
Hilton Garden Inn Baton Rouge Airport	An estimated $0.5 million renovation is planned for the hotel and is currently expected to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed in late 2013, will include a refurbishment of the guest rooms and public spaces.
Courtyard Pittsburgh Shadyside	An estimated $1.95 million renovation is planned for the hotel, which is to be funded through debt proceeds. This renovation, which is currently anticipated to be completed in early 2014, will include the installation of Courtyard's Bistro Lobby concept and a refurbishment of the guest rooms and public spaces.
Holiday Inn Manhattan 6th Avenue Chelsea	An estimated $2.5 million renovation, associated with the change of ownership and property improvement plan, is planned for the hotel. This renovation, which is currently anticipated to be completed in mid-2014, will include a refurbishment of the guest rooms and public spaces.

Hotel	Renovations
Fairmont Sonoma Mission Inn & Spa	The resort is currently undergoing a renovation that commenced, prior to our ownership, in September 2012 and is expected to total $8.4 million. The estimated remaining renovations of $2.6 million will be funded through our cash accounts and include $1.8 million to complete the refurbishment of guest rooms and public spaces, which is currently anticipated to be completed in the fourth quarter of 2013, and $0.8 million to complete the renovation of the spa, which is currently anticipated to be completed in the second quarter of 2014.
Raleigh Marriott City Center	An estimated $2.5 million renovation is planned for the hotel and is currently anticipated to be funded through lender-held escrow accounts. This renovation, which is currently anticipated to be completed by the third quarter of 2014, will include various public space and exterior improvements.

Description of Leasehold Interests

        In September 2011, we completed a joint venture investment with Historic Restoration Incorporated, or HRI, the owner of the leasehold interests in the Chateau Bourbon Hotel. Effective May 15, 2012, this hotel operates as the Hyatt French Quarter Hotel. The property also includes approximately 20,000 square feet of leasable commercial space. The ground lease for the hotel and the parking garage lease are both with Canal Street Development Corporation, a nonprofit, public benefit corporation formed to stimulate business development in the central business district of the City of New Orleans and the adaptive reuse and development of Canal Street for commercial purposes. The leases both expire on September 2, 2110.

        Rental expense on the hotel ground lease is calculated as (i) base rent of $0.3 million in year one with CPI-based increases for years two through the expiration or termination of the lease plus (ii) percentage rent subject to certain thresholds as defined by the lease agreement.

        Rental expense on the parking garage lease is calculated as (i) base rent of $0.2 million during the first five years of the lease term with certain step up increases over the 30-year initial term, subject to renegotiation at the end of the initial 30-year term plus (ii) percentage rent subject to certain thresholds as defined by the lease agreement.

        In February 2013, we completed the acquisition of the leasehold interests in the Hampton Inn Memphis Beale Street. The ground lease for the hotel is with the Memphis Center City Revenue Finance Corporation, a non-profit, public benefit corporation formed to stimulate business development in the downtown Memphis and the development of Beale Street for commercial purposes. The lease expires December 31, 2038, whereupon we have the right to purchase the fee interest after the expiration of the initial term for $1,000.

        In August 2013, we completed the acquisition of the leasehold interest in the Marriott Raleigh City Center. The ground lease for the hotel is with the city of Raleigh. The lease expires on January 21, 2106 whereupon we have the right to purchase the fee interest after the expiration of the initial term at fair market value. Rental expense on the hotel ground lease is $75,000 per year.

Our Operating Structure

        We have elected to be taxed as a REIT for U.S. federal income tax purposes. So long as we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net taxable income to the extent we annually distribute that income to our stockholders. We believe that the REIT structure can enhance our returns because of its tax-advantaged nature. The REIT structure does, however, impose limitations on our operations. In general, a REIT can own, but cannot operate, lodging properties. In order to comply with applicable REIT qualification rules, we enter into leases for each of our properties with the TRS lessees. A TRS is generally subject to U.S. federal, state and local income taxes on its earnings.

        The TRS lessees in turn contract with one or more unaffiliated property management companies that execute day-to-day property level responsibilities. These independent property operators may or may not be affiliated with franchisors. Any net profit from these leases held by the TRS lessees, after payment of any applicable corporate tax, will be available for distribution to us as dividends.

        We expect that our leases for our lodging properties with our TRS lessees will generally be long-term leases. We anticipate that we will generally have identified and secured an independent property management company and licensor at or prior to entering into a lease agreement with the TRS lessees. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income and will otherwise be consistent with our objective of qualifying as a REIT.

        The provisions of the operating agreements with the independent management companies vary. Typically, the management company is empowered to act only within the boundaries of the operating agreement that we negotiate as further limited by the annual budgets that we approve at the outset of the investment and/or annually. Often, a new operating agreement would be negotiated as part of the purchase of the property but in some circumstances we may acquire assets that are encumbered by existing operating agreements. Operating agreements may or may not be terminable early in the event of certain circumstances, as both approaches are common in the industry.

        We expect that the lodging properties within our portfolio will in many cases be affiliated with boutique, national and international franchise companies and in other cases will be independent assets operated without franchise affiliations. Our advisor believes that some distinctive properties can be operated more profitably without the costs associated with a franchise. In particular, at the very high end of the lodging market and in many resort locales it is not uncommon to operate without a brand or to minimize the visibility of the brand. We do not anticipate affiliating ourselves with only one brand or franchise, providing us with a broader range of investment alternatives from which to choose.

Franchise Agreements

        Each of our existing franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and markets in which they operate. These agreements may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Management Agreements

        Each of our hotels is being managed by an independent property operator under a separate management agreement. The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate. Our properties are managed by third parties.

Insurance

        We believe that each of our properties is adequately covered by insurance.

 INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

General

        Our objective is to achieve long-term growth in value and generate attractive risk adjusted returns for our stockholders primarily through capital appreciation and also through current distributions. We seek to expand our existing portfolio with the potential to generate attractive risk adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire assets at attractive prices in the current economic environment. Our core strategy for achieving our objectives is to acquire, own, dispose of and manage and seek to enhance the value of, interests in lodging and lodging related properties.

        The lodging properties we acquire may include full-service branded hotels located in urban settings, resort properties, high-end independent urban and boutique hotels, select-service hotels and mixed-use projects with non-lodging components. Full-service hotels generally provide a full complement of guest amenities, including food and beverage services, meeting and conference facilities, concierge and room service, porter service or valet parking, among others. Select-service hotels typically have limited food and beverage outlets and do not offer comprehensive business or banquet facilities. Resort properties may include smaller boutique hotels and large-scale integrated resorts. We generally intend to acquire fee ownership of our properties but may consider leasehold interests. While our portfolio will continue to develop based upon opportunities and market conditions prevailing from time to time, we expect to target a mix of properties, including those that offer high current income, value-added properties that provide opportunity for capital appreciation, and to the extent available, distressed situations where our investment may be on opportunistic terms. We may invest in a variety of lodging-related assets, including loans secured by lodging properties, mezzanine loans related to lodging properties (i.e. loans senior to the borrower's common and preferred equity in, but subordinated to a mortgage loan on, a property), subordinated interests in loans secured by lodging properties and equity and debt securities issued by companies engaged in the lodging sector. We may invest in the securities of other issuers for the purpose of exercising control.

        We expect to make investments primarily in the United States. However, we may consider investments outside the United States and we are not prohibited under our organizational documents from making investments outside the United States. While our core strategy is focused on the lodging industry, we may also invest in other real estate property sectors; however, without the prior approval of a majority of our independent directors, we may not invest more than 25% of our equity capital in non-lodging-related investments. We will adjust our investment focus from time to time based upon market conditions and our advisor's views on relative value as market conditions change.

        Our portfolio may include the following:

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  Lodging, recreation and leisure-related assets such as hotels, resorts, clubs, resort residential, timeshare and fractional products, and golf, spa, marina, ski and other related uses.

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  Commercial assets including office, industrial, retail and mixed-use assets.

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  Single and multifamily rental and for-sale residential uses.

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  Real estate securities including senior and junior debt positions, CMBS, mezzanine debt and preferred equity.

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  Other — real estate-related entity-level investments, land and land development, developmental projects, and secondary property types such as senior living assets and single tenant facilities.

        Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes. We currently expect that, if the entire offering is subscribed for, it may take up to one year from the termination of this offering for our capital to be substantially invested. Pending investment, the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments.

        Our advisor actively manages our portfolio and supervises our independent property operators, with a goal of enhancing our profitability and the value of our assets. To do so, our advisor utilizes the services of the subadvisor. In its asset management role, our advisor develops business plans for the investments and oversees the execution of the plans working with and guiding the independent management companies. Business plans are generally created for each investment at the time of investment and the plans are generally updated over time to reflect both progress toward goals and appropriate revisions. We believe that an experienced asset manager can improve the performance of a lodging asset by actively overseeing brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies.

        In the past, W. P. Carey and Watermark Capital Partners have worked together on four lodging transactions as described below. None of these investments, which are small to medium by lodging industry standards, are included in our portfolio.

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  In 2005, affiliates of W. P. Carey and Watermark Capital Partners entered into an agreement to redevelop and reposition the Holiday Inn — Livonia West, a 226-unit full-service hotel located in Livonia, Michigan, which had been owned by an affiliate of W. P. Carey since 1987. Watermark Capital Partners assumed property management as well as development and construction management responsibilities. The hotel was sold in October 2013.

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  In 2007, affiliates of W. P. Carey acquired the DoubleTree Hotel Memphis Downtown, an urban full-service 280-unit hotel located in downtown Memphis, Tennessee in a privately negotiated transaction. Watermark Capital Partners is the asset manager and has a performance-based carried interest in the property. The incumbent third-party property management company prior to the acquisition continued in its management role with oversight by Watermark Capital Partners as asset manager.

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  In December 2009, Watermark Capital Partners entered into an asset management agreement with an affiliate of W. P. Carey with respect to its investment in the Hilton Minneapolis/Bloomington, a 257-unit hotel located in Bloomington, Minnesota.

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  In May 2010, affiliates of W. P. Carey acquired Springhill Suites by Marriott, a select service hotel located in Hillsboro, Oregon. Watermark Capital Partners is the asset manager and has a performance-based carried interest in the property. The hotel was sold in October 2013.

        Our chief executive officer has extensive experience acquiring, managing, developing, repositioning and disposing of lodging and other real estate assets on behalf of sophisticated institutional investors in real estate private equity funds. We expect to benefit from Mr. Medzigian's institutional-quality approach and we believe that our strategy will entail lower risk when compared with private equity funds because we expect our investment portfolio to be 60% leveraged, on average, and generally expect to have longer holding periods than such funds, which typically have holding periods of four to eight years. However, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors.

        We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

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  our investment model should benefit from the disruption that occurred in the lodging sector as a result of the recession that began in 2008 and the continued recovery in lodging fundamentals;

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  a lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and a potentially effective inflation hedge;

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  as compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns;

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  a differentiated investment approach;

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  a lack of legacy issues; and

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  our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry.

        Each of these attributes is discussed below.

  Our investment model should benefit from the economic disruption caused by the recession that began in 2008 and the continuing recovery of lodging industry fundamentals.

        Our investment model should benefit from both near-term opportunities to acquire assets at attractive returns due to past distressed economic conditions and long-term growth that may result from advantageous demographics.

        The lodging industry continues to be in a period of recovery that we believe provides growth oriented opportunities as well as opportunities associated with recapitalizations and deleveraging transactions that continue as a result of the economic downturn in 2008 through 2009. As a result of the deterioration in market and operating fundamentals during the economic downturn, as well as declines in hotel values, certain owners of lodging properties are continuing to experience distressed situations as they face the inability to refinance existing debt as it comes due. We believe that over-extended borrowers' attempts to reduce their leverage and improve their capital structure has presented and will continue to present a need for new equity capital, which we seek to provide. In our experience, distressed market conditions and cyclical downturns in the lodging industry expose the weaknesses of certain property operators that had access to capital when it was plentiful but that are not experienced with market downturns. Consequently, we expect that these distressed market conditions will result in a significant increase of undercapitalized property owners, which, when combined with the lack of available traditional debt financing, should provide investment opportunities for us in situations involving changes in an asset's or a company's capital structure, loan-forgiveness and restructuring arrangements between debtors and creditors and opportunities to provide "mezzanine financing" which is senior to a borrower's equity position but subordinated to senior debt and, therefore, carries a higher interest rate than senior debt. In transactions where property owners have utilized recourse debt financing the resulting circumstances can be particularly challenging for them. Given the conditions caused by the distressed economic environment, and coupled with the experience and expertise of our advisor and the subadvisor, we believe we are well positioned to capitalize on these opportunities to create an attractive investment portfolio.

        As the U.S. economy plunged into a recession in 2008, inflated lodging asset prices could not be sustained in an environment where economic growth slowed and assumptions in capital availability, pricing and underwriting criteria became more conservative. Additionally, factors external to the real estate industry such as reduced consumer and business spending have also negatively impacted the sector. As a result of deteriorated market and operating fundamentals as well as the decline in property values, real estate owners were increasingly experiencing distressed situations, as they faced the inability to meet debt service obligations or refinance existing debt as it comes due. We believe that over-extended borrowers' attempts to reduce the amount of their leverage and improve their capital structure will present a need for new equity capital that we will seek to provide.

        Our strategy is to make opportunistic lodging and other real estate investments that exploit the past disruption in real estate and credit markets, as well as investments in value creation opportunities in markets with growth characteristics and in assets with stable underlying fundamentals. In addition to acquiring assets from, among others, distressed sellers and financial institutions seeking to dispose of real estate assets and securities, we will seek to invest in transactions adjusting an asset's or a company's capital structure, as well as to provide capital to market participants that provide us access to attractive investment opportunities.

        The following commercial real estate and lodging industry information contains historical data and forward-looking information, including historical and forecasted changes in hotel room values, RevPAR and net operating income for the U.S. hotel industry for the periods indicated in the charts. The amounts and percentages shown in the charts do not reflect returns realized or potentially realizable from lodging investments during those periods. The amounts and percentages should not be construed as indicators of the returns that may be realized by an investor in our common stock. In addition, certain assumptions regarding macroeconomic factors are incorporated into the forecasts and actual results may vary depending on whether those assumptions prove accurate. In particular, factors such as GDP, unemployment and consumer spending, among others, may all impact the forecasted results. Investments in the lodging industry are subject to risks, as described in "Risk Factors — Risks Related to Investments in the Lodging Industry," and there can be no assurance that the estimates discussed below will be realized.

        Lodging properties can provide a potentially effective inflation hedge as hotel operators can adjust room rates on nearly a daily basis utilizing advanced yield management systems,

reflecting real-time market conditions. Typical lease terms for major property types are set forth in the table below.

         Source: CWI Management

        Transaction volumes for both commercial real estate and hotels declined significantly in 2008 and 2009. According to Real Capital Analytics, commercial real estate sales volume declined from $410 billion in 2007 to $121 billion and $52 billion in 2008 and 2009, respectively. As illustrated in the chart below, according to Jones Lang LaSalle Hotels, the aggregate value of sale transactions involving hotels in the Americas, which includes both North and South America, increased in 2010, 2011 and 2012; however, it remains well below the peak experienced in 2007.

         Source: Data obtained from information that Jones Lang LaSalle Hotels generally makes available on a public basis.

        The CMBS market had been a growing and important source of commercial real estate debt capital, that source of capital effectively collapsed in 2008 as the broader markets experienced financial crisis and recession.

        Source:    Commercial Mortgage Alert

        This collapse in the CMBS market coincided with reduced bank lending and more conservative underwriting guidelines. According to the Federal Deposit Insurance Corporation (the "FDIC"), in its fourth quarter 2009 Quarterly Banking Profile, total assets of insured institutions declined by $731.7 billion, or 5.3%, in 2009, which is the largest annual percentage decline since the inception of the FDIC in 1933. In 2011 and 2012, total assets of insured institutions increased 4.2% and 4.0%, respectively, year-over-year, significantly lower than annual growth rates from 2004 to 2008. One result of these conditions is that commercial real estate debt availability declined precipitously during 2008 to 2009, contributing to reduced sales transactions and property values during that period. According to Trepp LLC, approximately $1.7 billion of commercial mortgage debt will mature during the period 2013 to 2017. As a result of declines in hotel values during the recent economic downturn and a more conservative lending environment, certain owners of lodging properties are continuing to experience distressed situations as they face the inability to refinance this existing debt as it comes due.

        Source:    Trepp LLC

        While hotel sector values have experienced recovery from the trough in 2009, PKF Consulting USA, LLC has indicated that the NCREIF NPI Hotel Appreciation Sub-Index reveals that hotel values lag behind other major property types in the level of recovery. The chart below depicts the value recovery rate across the hotel and other real estate sectors. The data indicates that lodging sector values remain approximately 27.4% below their peak prior to the recent recession, while the other sectors of real estate have recovered to a greater degree with retail and multi-family being within 10% of their peak.

        Source:    PKF Consulting USA, LLC & PKF Hospitality Research, LLC — data obtained through various third-party company and organization websites (some by subscription or member services)

Supply and Demand

        The limited debt availability for new construction, the long lead times for new development and the decline in industry and economic fundamentals in 2008 and 2009 have limited and are currently expected to continue to constrain new hotel room supply growth over the next couple of years. We believe the constrained growth in new supply coupled with strengthening demand will result in additional pricing power for hotels and a continued trend of increasing ADR. As illustrated in the chart below, after increasing 2.8% year-over-year in 2009, hotel room supply increased 1.7%, 0.5% and 0.5% in 2010, 2011 and 2012, respectively, and is forecast to increase just 0.8% in 2013 and 1.0% in 2014, still below the 24-year average growth rate of 2.0% during the period from 1987 to 2012.

        Source:    PwC Hospitality Directions Q2 2013

        While supply growth has remained below the long-term average, total travel expenditures have continued to increase year-over-year from the trough experienced in 2009.

        As shown in the chart below, the US Travel Association has projected total US travel expenditures to continue to grow year-over-year through 2016 and has projected a 19% growth in travel expenditures for the period from 2012 through 2016.

        Source:    US Travel Association US Travel Forecast

        The lodging industry is a primary component of the travel and tourism industry, which is one of the largest industries in terms of its contribution to U.S. GDP. Year-over-year demand for U.S. hotel rooms has increased in 18 of the past 22 years. Furthermore, total demand for U.S. hotel rooms during that same 22-year period increased by approximately 44%. While total lodging demand is not tracked on a global basis, the United Nations World Tourism Organization ("UNWTO") maintains data on total worldwide tourist arrivals, which can be indicative of the fundamentals supporting lodging demand. According to UNWTO, total worldwide tourist arrivals were approximately 1.0 billion people in 2012, up from 440 million in 1990 and 25.3 million in 1950 and are projected to grow to approximately 1.8 billion people by 2030.

        Source:    UNTWO

        We believe that demand in the U.S. lodging sector should continue to increase in the long-term due to the following factors:

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  Growth in international trade and commerce, the opening of emerging markets, exposure of consumers through the media to various travel alternatives, and the expansion of travel infrastructure have contributed to an increased propensity for consumers to travel and spend on business and leisure activities.

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  Demographics for the lodging industry are advantageous. Members of the largest age cohort in United States history, the "Baby Boomer" generation (individuals born between 1946 and 1964), have shown an increased interest in leisure pursuits and as they approach retirement they are expected to engage in greater travel, which should in turn increase demand for lodging. Many lodging demand segments such as leisure, international, and conference and association meetings have been growing faster than the economy as a whole.

  •
  A weak United States dollar tends to increase domestic travel within the United States and also tends to increase international travel to the United States.

Improving Fundamentals of Lodging

        The economic crisis of 2008 through 2009 negatively impacted hotel fundamentals, as indicated by the decline in industry RevPAR of 1.8% and 16.7% year-over-year in 2008 and 2009, respectively. According to PKF Hospitality Research, LLC, or PKF, the 2009 RevPAR decline was the highest annual decline since the early 1930s. As illustrated in the chart below, given the significant RevPAR decline and despite aggressive cost cutting efforts industry wide, PKF estimates that unit-level net operating income, or NOI, declined 35.4% year-over-year in 2009, the greatest annual decline since PKF began tracking U.S. hotel performance in the

1930s. After two years of declining industry fundamentals in 2008 and 2009, the lodging industry rebounded earlier, and the recovery has been more pronounced, than most expected. According to Smith Travel Research, RevPAR increased 5.5% year-over-year in 2010, followed by increases of 8.2% in 2011, 6.8% in 2012 and a projected 5.7% in 2013. Industry analysts currently project RevPAR growth as follows for the next two years:

  •
  2014 Smith Travel Research 6.0%, and PKF 7.2%

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  2015 PKF 8.1%

        The first chart that follows is based on data provided by Smith Travel Research and PKF Consulting USA, LLC. As illustrated in the second chart that follows, in its forecast, PKF estimated that hotel unit-level NOIs increased 9.8%, 12.7% and 10.2% year-over-year, in 2010, 2011 and 2012, respectively, and is projecting increases of 11.6% in 2013 and 17.7% in 2014.

        Source:    Smith Travel Research & PKF Consulting USA, LLC

        Source:    PKF Hospitality Research, LLC

        According to Hodges Ward Elliott, RevPAR grew for 115 consecutive months from 1992 to 2001 and for 63 consecutive months from 2003 to 2008. In this current cycle, RevPAR has grown for 35 consecutive periods through March 2013. We believe the RevPAR growth will continue to benefit from the continued economic recovery and a rate of supply growth below historical averages. We believe that, due to the historically cyclical nature of the lodging industry, we will not only be able to benefit from the anticipated continued U.S. economic recovery, but also the related recovery of lodging industry fundamentals.

A lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and a potentially effective inflation hedge.

        Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Cash flow is generated primarily from daily property operations, and capital appreciation may be achieved by growth over time and enhanced by employing active management strategies, such as brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies. While our strategy is significantly focused on lodging and lodging-related sectors, it also embodies a flexible approach that enables us to shift our investment focus to areas that may present more attractive relative value in response to changing market dynamics.

        Growth in U.S. hotel RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline, and also recover, sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

        In the most recent real estate and lodging industry cycle, we believe commercial real estate values peaked in December 2007, following several years of appreciation. As of December 2012, commercial real estate values increased approximately 8% from December 2011, but remain down approximately 16% from the December 2007 peak. We believe that this sustained depression of commercial real estate values from their peak will continue to present us with an attractive investment entry point in the real estate and lodging industry cycle.

        As illustrated in the chart below, hotel sector values declined approximately 44% from their 2006 peak through 2009, increased 17% year-over-year in 2010 and are currently expected to increase at a compound annual growth rate of 16% from January 1, 2009 to the end of 2015. Specifically, according to HVS, hotel sector values are projected to increase year-over-year 12%, 15%, and 9% in 2013, 2014, and 2015, respectively.

        Source:    HVS

As compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns.

        The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures, repositioning, facility reuse and reuse or sale of excess land. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.

        Our asset management team and our senior management proactively manage our third-party management companies in order to enhance operational performance and returns to our stockholders. This process entails creating and executing business plans for each investment in our portfolio, which may include brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies.

A differentiated investment approach.

        We have made, and intend to continue to make, some of our investments through joint ventures with qualified owners and operators of properties. Indicative of this strategy are five of our first nine investments, which are joint venture investments. Over his many years as a real estate professional, our chief executive officer has developed a network of relationships with operating partners in a variety of sectors and geographies that may provide sources of investment opportunities for us. In addition to expanding our investment sourcing network, we believe that investing through joint ventures provides us with specialized resources and capabilities. We intend to continue to explore joint venture opportunities as part of our investment strategy because joint ventures may be particularly effective in challenging times such as the current environment, when industry participants in need of capital may prefer not to sell or lose control of their assets but still control or have access to potentially attractive investment opportunities that they seek to exploit. Joint venture investing may also be a risk mitigant as we may be able to structure our investments on a more senior basis, involving preferred equity, mezzanine debt or cross collateralization of assets, creating additional security for our investments.

A lack of legacy issues.

        As described above, we believe the financial crisis beginning in 2008 and the associated real estate downturn resulted in a number of owners with existing, or legacy, properties that will constrain their ability to make acquisitions over the next several years as they address issues. These issues, which we refer to as legacy issues, are faced by owners with highly leveraged capital structures resulting from the undisciplined lending practices of prior years and owners who hold portfolios consisting of underperforming properties, either of which could limit access to new capital and debt financing for both existing properties and new acquisitions. We do not have any legacy issues and have an established portfolio of hotels acquired subsequent to the economic downturn to expand on, which may benefit our stockholders in two ways. Firstly, our stockholders will not have invested in a portfolio that includes assets acquired at the inflated prices that existed prior to the 2008 financial crisis. Secondly, our management team will be able to focus its resources on value creation on behalf of the stockholders, without having the distractions created by under-performing or troubled assets acquired at the peak of the market.

Our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry.

        The combination of our investment strategy and the resources of our advisor and the subadvisor have historically been available only to large institutional investors via real estate private equity funds with high minimum investment requirements. We also expect to benefit from access to our advisor's global investment management platform with approximately 240 employees worldwide. Furthermore, this access to our advisor's resources is complimented by our highly qualified independent board of directors and investment committee.

        We believe that our investment structure offers certain advantages over other private equity fund and traded REIT competitors. Unlike certain private equity funds, we currently expect our investment portfolio to be 60% leveraged, on average, and limit our exposure to the potential default risks associated with investor subscription agreements; however, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. As compared to traded REITs, we will not be subject to pressures relating to quarterly earnings estimates and near term share price targets, which can impede real estate value maximization. These differentiating factors may make us more competitive in the property and investment markets and enable us to take a more balanced approach when making acquisitions and implementing investment and operational strategies.

Investment Evaluation

        Our advisor considers a broad range of criteria when evaluating proposed lodging investments. The criteria can generally be grouped into the categories of (i) market fundamentals, (ii) property attributes, (iii) financial considerations and (iv) real estate and other considerations. In considering a possible investment, our advisor will not assign any prescribed weighting to a particular criteria and will evaluate each investment on a case by case basis. Without limiting the matters to be evaluated, our advisor generally expects to consider, among other things, the following:

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  Market fundamentals.  The advisor evaluates each potential investment based upon the quantity, nature, seasonality and diversification of demand for such property. The advisor considers the competitive environment for the potential investment, including the positioning of other properties in the market, potential additions to the competitive supply, barriers or lack of barriers to entry relating to future competitive supply and the desirability of the competitive market and competitive positioning as compared with other competitive and potentially competitive markets. In addition, the advisor assesses the general economic environment, growth prospects of the potential investment and the various risks associated with making the investment. Brand representation and availability, and legislative and other environmental factors, are also be part of the advisor's evaluation of a potential investment.

  •
  Property attributes.  The advisor attempts to invest in properties that it believes to have the advantage of location, visibility and access. The advisor considers competitive attributes and disadvantages as compared with the primary competitors, including range and quality of facilities, amenities and appropriateness as they relate to targeted market demand. In considering an investment, the advisor evaluates opportunities to enhance the competitive positioning of the property and otherwise assess the ability to enhance the asset through capital investment, strategic positioning, merchandising, operational procedures and through the implementation of environmentally friendly or "green" initiatives. The advisor also weighs the appropriateness of the brand and management and the implications of changes thereto.

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  Financial considerations.  Our advisor reviews the quality of historical earnings and detailed components of revenues and expenses and pricing metrics, including revenue multipliers, price per guest unit, and capitalization rates, sustainability of income and alternatives for increasing same through revenue growth and cost containment. Additionally, our advisor conducts an evaluation of external influences such as tax reassessments, insurance rates and availability, labor availability and quality, and inflationary factors.

  •
  Real estate and other considerations.  In analyzing a potential investment, our advisor considers real estate matters, including title, compliance with zoning and all other jurisdictional requirements, the presence of all required permits and licenses, the findings of environmental, building condition and accessibility for purposes of the ADA studies, the terms of all contractual relationships, including sellers, partners, lenders, franchisors and managers and any seller obligations to be assumed. Our advisor weighs various risk factors relating to the investment transaction, ongoing operations and all critical components of the business plan. In addition, the advisor's investment strategy includes a consideration of the capital structure of the proposed investment, including the terms of equity and debt relating to the property, as well as any structural requirements unique to the investment. Control issues and analyses of all parties to the investment, assessment of holding periods and alternative exit strategies are part of the investment considerations utilized by our advisor in making investments on our behalf. Our advisor is guided by the principles of the REIT rules and tax implications of potential investments while contemplating investments for us.

Investment Procedures

        We utilize our advisor's and its principals' expertise and many years of experience in reviewing and analyzing potential investments. Our advisor's principals have experience in all aspects of making investments, including underwriting and pricing, evaluating, due diligence and legal and financial structuring. Our advisor also utilizes the expertise and experience of the subadvisor.

        The subadvisor provides services to the advisor primarily relating to evaluating, negotiating and structuring potential investment opportunities for us. Before an investment is made, the transaction is also reviewed by our investment committee, unless the purchase price and contemplated capital improvements to the investment are $10.0 million or less, in which case the investment may be approved by our Chief Executive Officer. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process. Subject to limited exceptions, our advisor and the subadvisor generally will not invest in a transaction on our behalf unless it is approved by a majority of the members of the investment committee present at the meeting at which an investment is considered.

        Each of our directors is a member of the investment committee. For additional biographical information on each of the members, see "Management — Directors and Executive Officers of the Company."

        Subject to the terms of our advisory agreement, our asset operating committee is responsible for evaluating and making decisions with respect to any capital expenditures, refinancing, disposition, sale and/or any other transaction in excess of $10.0 million involving assets we have previously acquired.

Investments with Affiliates

        We may acquire some investments in joint ventures with W. P. Carey, Watermark Capital Partners and/or other entities sponsored or managed by our advisor, the subadvisor and their respective affiliates. These investments may permit us to own interests in larger properties without unduly restricting the diversity of our portfolio. We may invest in funds sponsored by our advisor, the subadvisor or their respective affiliates in which entities sponsored or managed by them invest. We may also merge with W. P. Carey, Watermark Capital Partners and/or entities sponsored or managed by them or acquire property portfolios or single assets from such entities. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own.

        We may participate jointly with publicly registered investment programs W. P. Carey, Watermark Capital Partners and/or other entities sponsored or managed by the advisor, such as the CPA® REITs, the subadvisor or its direct or indirect partners in investments as tenants-in-common or in some type of joint venture arrangement. Joint ventures with such parties will be permitted only if:

  •
  a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates as being fair and reasonable to us; and

  •
  the affiliate makes its investment on substantially the same terms and conditions as us.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue our securities. Until a listing of our common stock, we will not:

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  invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of independent directors so determine and in all cases in which the transaction is with W. P. Carey, our advisor, a director or any of their respective affiliates, such appraisal must be obtained from an independent appraiser;

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  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, unless such investment is justified by the presence of other underwriting criteria such as the credit rating of the borrower, collateral that is adequate to justify the waiver of this limitation or the guarantee of the mortgage by a government agency. For this purpose, we do not treat CMBS as mortgage loans;

  •
  invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

  •
  invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable;

  •
  borrow in amounts such that the total amount of all borrowings exceeds the lesser of 75% of the total costs of our investments or 300% of our net assets, absent a satisfactory showing that a higher level of borrowing is appropriate. "Net assets" for the purpose of this clause means total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities;

  •
  make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property that has the following three characteristics:

  •
  an equity interest in property that was not acquired for the purpose of producing rental or other operating income;

  •
  no development or construction is in process on the property; and

  •
  no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

  •
  issue equity securities on a deferred payment basis or other similar arrangement;

  •
  issue debt securities in the absence of adequate cash flow to cover debt service;

  •
  issue equity securities in a private offering if the voting rights per share issued in a private offering exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share;

  •
  issue shares redeemable solely at the option of the holders (except pursuant to our redemption plan);

  •
  take any action that would cause us to be classified as an "investment company" under the Investment Company Act;

  •
  grant warrants and/or options to purchase shares to our advisor, our directors, our sponsor or affiliates thereof except on the same terms as the options or warrants are sold to the general public and provided that the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

  •
  make any investment inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

  •
  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors, our sponsor, or our affiliates.

        Subject to the limitations set forth in our charter, our charter currently provides that we will not engage in transactions with our directors, W. P. Carey, Watermark Capital Partners or any affiliate thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by a majority of our directors, including a majority of our independent directors, who are not interested in the transaction after a determination by them that: (1) the transaction is on such terms as at the time of the transaction and under the circumstances then prevailing, fair and reasonable to us; and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions with unaffiliated third parties.

        Under Delaware law (where our operating partnership is formed), we, as a general partner, have a fiduciary duty to our operating partnership and, consequently, such transactions with our directors also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership to the extent such duties have not been eliminated pursuant to the terms of the limited partnership agreement of our operating partnership. Under the terms of the partnership agreement, we are under no obligation to consider the separate interests of the limited partners in deciding whether to cause our operating partnership to take any actions. Furthermore, in the event of a conflict of interest between the interests of our stockholders and the limited partners, the partnership agreement provides that we must endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we directly own a controlling interest in our operating partnership, any such conflict that we, in our sole discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners, will be resolved in favor of our stockholders.

        Our charter currently provides that we will not purchase an investment in property from our directors, W. P. Carey, Watermark Capital Partners or their affiliates, unless a majority of the directors, including a majority of the independent directors, who are not interested in the transaction approve such transaction as being fair and reasonable to us and (i) at a price to us no greater than the cost of the asset to the director, W. P. Carey, Watermark Capital Partners or the affiliate, or (ii) if the price to us is in excess of such costs, that a substantial justification for such excess exists, such excess is reasonable and the total purchase price for the property does not exceed the appraised value of such property. The consideration we pay for an investment in property shall ordinarily be based on the fair market value of the property, as determined by a majority of our directors or a majority of the members of a committee of our board. In cases in which a majority of our independent directors or such committee determine, or if the property is acquired from our directors, W. P. Carey, Watermark Capital Partners or their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

        If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act, we will take the necessary action to ensure that we are not deemed to be an "investment company." Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Investment Company Act. We have been advised by counsel that, if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act.

        Although we are authorized to issue senior securities, we have no current plans to do so. In addition, we will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities. Further, we are authorized to offer securities in exchange for property if approved by our board of directors.

        Our reserves, if any, will be invested in permitted temporary investments. Our advisor will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return on permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

Other Investment Policies

Holding Period for Investments and Application of Proceeds of Sales or Refinancings

        We generally intend to hold our investments in real property for an extended period depending on the type of investment. We may dispose of other types of investments, such as investments in securities, more frequently. However, circumstances might arise that could result in the early sale of some assets. An asset may be sold before the end of the expected holding period if, in our judgment or in the judgment of our advisor, the sale of the asset is in the best interest of our stockholders.

        The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation or avoiding increases in risk. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price, although we have no current plans to do so. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations — Requirements for Qualification — General."

        The terms of payment will be affected by custom in the area in which the investment being made is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to stockholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of a number of factors including creditworthiness of the purchaser and the circumstances of the transaction. See "United States Federal Income Tax Considerations."

Change in Investment Objectives and Limitations

        Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the charter, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the stockholders. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes.

Financing Policies

        We may borrow at the corporate level or the asset level. We generally will seek to borrow in amounts that we believe will maximize the return to our stockholders. Our indebtedness may be recourse or non-recourse indebtedness. Recourse indebtedness means that the lenders would have access to our general assets to satisfy their debt. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries is secured only by the assets to which such indebtedness relates without recourse to the borrower or any of its subsidiaries, other than in case of customary carve-outs for which the borrower or its subsidiaries acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation. In some cases, particularly with respect to non-U.S. investments, the lenders may require that they have recourse to other assets owned by a subsidiary borrower, in addition to the asset securing the debt. If we invest in an asset denominated in a foreign currency, any financing that we undertake will generally be in the same currency. This will enable us to hedge a portion of our currency risk on the investment.

        We currently estimate that our investment portfolio will be 60% leveraged, on average; however, there is no limitation on the amount we may borrow against any single investment. If conditions in the financing markets continue to improve, our average portfolio leverage may exceed our current expectations. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed on average the lesser of 75% of the total costs of all investments or 300% of our net assets unless the excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for the excess. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

        It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments and be in a better position to improve the returns to our stockholders than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity, an adverse change in loan to value ratios or in cases of fraud.

        Lenders typically seek to include in the terms of a loan change of control provisions making the termination or replacement of the advisor, or dissolution of the advisor, events of default or events requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate to not include such provisions, lenders may require them.

        We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

        We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities or other types of financing arrangements. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

        We may borrow funds or purchase properties from our advisor or the subadvisor or their respective affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor or the subadvisor or their respective affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor or the subadvisor or their respective affiliates.

        These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the asset to be invested in or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from our advisor or the subadvisor or their respective affiliates will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the investment. See "Conflicts of Interest — We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them."

        Our charter currently provides that we will not borrow funds from our directors, our advisor, our sponsor or their affiliates unless the transaction is approved by a majority of the directors, including a majority of the independent directors, who are not interested in the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Our Status Under the Investment Company Act

        A person will generally be deemed to be an "investment company" for purposes of the Investment Company Act if:

  •
  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

  •
  it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the "40% test."

        We believe that we are engaged primarily in the business of acquiring and owning interests in real estate. We hold ourselves out as a real estate firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Excepted from the term "investment securities" for purposes of the 40% test described above, are securities issued by majority-owned subsidiaries, such as our operating partnership, that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Our operating partnership relies upon the exemption from registration as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of the operating partnership's assets must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets, including certain mezzanine loans and B notes, that the SEC staff in various no-action letters has affirmed can be treated as qualifying assets. We treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses and securities issued by pass through entities of which substantially all the assets consist of qualifying assets and/or real estate-related assets. We rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. In August 2011, the SEC issued a concept release soliciting public comment on a wide range of issues relating to Section (3)(c)(5)(C), including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the guidance of the SEC or its staff regarding this exemption, will not change in a manner that adversely affects our operations. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

        To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company we would be prohibited from engaging in our business as currently contemplated because the Investment Company Act imposes significant limitations on leverage. In addition, we would have to seek to restructure the advisory agreement because the compensation that it contemplates would not comply with the Investment Company Act. Criminal and civil actions could also be brought against us if we failed to comply with the Investment Company Act. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

        Because the operating partnership relies on the exemption from investment company registration provided by Section 3(c)(5)(C), and the operating partnership is a majority owned subsidiary of us, our interests in the operating partnership do not constitute investment securities for purposes of the 40% test. Our interests in the operating partnership are our only material asset; therefore, we believe that we will satisfy the 40% test.

 CONFLICTS OF INTEREST

        There are various conflicts of interest in the operation of our business. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest arises and have a fiduciary obligation to act on behalf of the stockholders. Possible conflicts of interest include the following:

        Our advisor and the subadvisor may realize substantial compensation.    A transaction involving the purchase, financing, or sale of any investment by us may result in the realization by our advisor of substantial compensation, a portion of which will be paid by our advisor to the subadvisor, and by Carey Watermark Holdings, which owns a special general partnership interest in our operating partnership, of substantial distributions. Our advisor is owned indirectly by W. P. Carey, the subadvisor is owned indirectly by Watermark Capital Partners and Carey Watermark Holdings is owned indirectly by both W. P. Carey and Watermark Capital Partners. In most cases, our advisor has discretion with respect to all decisions relating to any such transaction. Acquisition fees are based upon the total investment cost, rather than the quality or suitability of the investments. Asset management fees are based initially on the purchase price of the investments and later on an appraisal. Distributions on the special general partnership interest are based on available cash flow and gains from our investments. While compensation based on the total amount or value of the investment may create an incentive for the advisor to use more leverage to invest in assets, the maximum total overall leverage the advisor may arrange for us to incur without the need for further approval is the lesser of 75% of the total cost of all our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Notwithstanding the leverage cap, a potential conflict still exists in that fees based on the total amount or value of the investment increase as leverage increases and more assets are purchased using leverage. Potential conflicts may also arise in connection with a decision by the asset operating committee (on our behalf) of whether to hold or sell an asset. Disposition fees, Carey Watermark Holdings' right to certain distributions pursuant to its special general partnership profits interest and the subadvisor's right to share in a portion of these fees and distributions, may create a conflict between the advisor, the subadvisor and us regarding the timing and terms of the sale of such assets. Alternatively, because our advisor receives asset management fees, it may have an incentive not to sell a property. Our advisor and the subadvisor may also face a conflict in recommending the rate at which we pay distributions because in a liquidity transaction, the special general partner will be entitled to distributions in respect of realized gains on the disposition of assets once stockholders have received a return of 100% of their initial investment and the six percent preferred return rate has been met.

        Agreements between us and our advisor, W. P. Carey, Watermark Capital Partners or entities sponsored or managed by them or our advisor are not arm's length agreements.    Such agreements and arrangements will not be the result of arm's length negotiations. In addition, as a result of the fact that we have common officers and some common directors with our advisor, the subadvisor and W. P. Carey, our board of directors may encounter conflicts of interest in enforcing our rights against them in the event of a default by, or disagreement with, any of them, or in invoking powers, rights or options pursuant to any agreement between any of them and us. Certain provisions of our charter require that compensation to our advisor be approved by a majority of the independent directors and that terms of transactions with our advisor, the subadvisor and their respective affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities. In making such determinations, our directors will use their judgment and may, but are not required to, retain the services of advisors, professional service providers or other third parties to assist them. We may enter into transactions, such as real estate joint ventures or investments in real estate funds with W. P. Carey and entities that are sponsored and/or managed by our advisor, the subadvisor or their respective affiliates. We may also purchase assets from, sell assets to, or enter into mergers or other business combination transactions W. P. Carey, Watermark Capital Partners or one or more entities managed by either of them now or in the future. Although all such transactions must be approved on our behalf by our independent directors, and in some cases by our stockholders, conflicts may arise in the event of a disagreement between us and any such entity, or because certain of our directors serve on the boards of W. P. Carey and Watermark Capital Partners or entities managed by them, and may serve on the boards of other entities sponsored and/or managed in the future by W. P. Carey or Watermark Capital Partners or other entities, or in enforcing our rights against such entities under agreements we have with them.

        We have limited independence.    A substantial portion of our management functions are performed by officers of CLA or W. P. Carey or Watermark Capital Partners pursuant to the advisory agreement and subadvisory agreement. Additionally, some of the members of the board of directors of W. P. Carey or entities managed by it and Mr. Medzigian, the chief executive officer of Watermark Capital Partners, are also members of our board of directors. Further, our independent directors were initially selected by our advisor. As a result of the foregoing, we have limited independence from our advisor, the subadvisor and their respective affiliates. This limited independence, combined with our advisor's and Carey Watermark Holdings' interest in us, may exacerbate the conflicts of interest described in this section by giving our advisor and the subadvisor substantial influence over us while having different economic incentives than our stockholders.

        Several of our officers and certain of our directors have ownership interests in W. P. Carey or Watermark Capital Partners, as well as other potential conflicts.    Several of our officers and certain of our directors own shares in W. P. Carey or Watermark Capital Partners. W. P. Carey is also the parent company of Carey Financial. These ownership interests may result in conflicts by creating an incentive for members of our management to make decisions or enter into transactions on our behalf, that may be beneficial to W. P. Carey or Watermark Capital Partners and not necessarily beneficial to us.

        The following table sets forth as of September 30, 2013 certain information regarding ownership interest in W. P. Carey and Watermark Capital Partners of our directors and officers.

Name	Percentage Interest of Watermark Capital Partners Beneficially Owned	Number of Shares of W. P. Carey Beneficially Owned(1)
Michael G. Medzigian	99.9%	0
Trevor P. Bond	0	49,481
Catherine D. Rice	0	0
Hisham A. Kader	0	2,094
Thomas E. Zacharias	0	297,007

(1)
Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each individual has the right to acquire within 60 days.

        Our officers and directors, who are employees of the advisor, the subadvisor or their respective affiliates, may also receive interests in distributions paid to the special general partner upon certain liquidity transactions. The ability to participate in such distributions may result in conflicts by creating an incentive for those officers and directors who participate in them to enter into liquidity transactions on our behalf which may not necessarily be to our benefit. See "Management Compensation."

        Certain of our independent directors provide advisory services to hotel investors and developers and invest in lodging assets, including lodging facilities, which may give rise to potential conflicts of interest. While we believe that we will benefit from the substantial experience of our independent directors, they may from time to time have interests in transactions that we are considering due to their other business affiliations. If an independent director has an interest in a matter under review by the board of directors, he or she will recuse himself or herself from considering the matter and the matter will be subject to approval by a majority of our disinterested directors. In October 2012, we completed an investment in a joint venture in the Westin Atlanta Perimeter North hotel with Arden-Marcus Perimeter LLC, a joint venture between The Arden Group, Inc. and Marcus® Hotels & Resorts, a division of The Marcus Corporation ("Marcus Hotels"). In addition, the hotel will be managed by Marcus Hotels. William H. Reynolds, Jr. is a member of our board of directors and of our investment committee. He serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of Marcus Hotels & Resorts, the manager of the Westin Atlanta venture. In July 2013, we acquired the Fairmont Sonoma. Mr. Charles S. Henry, a member of our board of directors and investment committee, is a director of FRHI Holdings Limited, the indirect parent of the seller and continuing property manager of the Fairmont Sonoma. Mr. Reynolds and Mr. Henry did not participate in any discussions regarding the applicable investment by our board or our investment committee and each investment was approved by a majority of the disinterested directors.

        We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them.    We may borrow funds or purchase properties from, or enter into joint ventures with, our advisor, the subadvisor or their respective affiliates or entities managed by them if doing so is consistent with the investment procedures, our objectives and policies and if other conditions, including certain determinations by disinterested directors and disinterested independent directors, are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor, the subadvisor or their respective affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor, the subadvisor or their respective affiliates. We may borrow funds on a short-term basis from W. P. Carey or Watermark Capital Partners or their affiliates.

        We may also acquire assets from, or through joint ventures with, entities sponsored or managed by our advisor, the subadvisor and their respective affiliates, including the CPA® REITs and other entities managed by W. P. Carey or Watermark Capital Partners, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single assets or portfolios of assets. Like us, the CPA® REITs intend to consider alternatives for providing liquidity for their stockholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from a CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction. We may invest in other vehicles, such as real estate opportunity funds, that are formed, sponsored or managed by our advisor or the subadvisor and their respective affiliates.

        Except as provided in our charter, we may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, the subadvisor and their respective subsidiaries or affiliates receive separate fees.

        Our advisor, the subadvisor and their respective affiliates are engaged in or will engage in additional management or investment activities that have and may have in the future overlapping objectives with us.    Each of Watermark Capital Partners and our advisor has agreed that none of it and its affiliates will invest in lodging investments except for individual investments of less than $4.0 million, non-controlling interests in lodging investments and lodging investments that have been considered and rejected by the investment committee. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund. These commitments of our advisor and the subadvisor will terminate upon the earliest to occur of certain events, including but not limited to: (1) the termination of the subadvisory agreement, (2) the third anniversary of the effective date of the registration statement relating to this offering if we have not raised aggregate net proceeds of $262.5 million (75% of the maximum offering amount) or (3) the date on which we have invested at least 90% of the net proceeds of this offering. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund.

        In light of the foregoing, our advisor, the subadvisor and the directors and officers who are common to us, W. P. Carey, the CPA® REITs and Watermark Capital Partners will experience conflicts of interest. In addition, our advisor, the subadvisor and their respective affiliates may establish in the future other investment vehicles that will invest in commercial real estate related assets, including lodging properties. To the extent that these entities have similar investment objectives, our advisor and the subadvisor may face conflicts of interest in allocating investment, purchase and sale, and financing opportunities among itself, the subadvisor or their respective affiliates.

        The conflicts described in the preceding paragraph may be affected by variations in the economic benefits to our advisor, the subadvisor and such entities from different allocations of such opportunities. Our advisor will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our advisor or any of its direct or indirect members is presented with a potential investment in an asset that might be made by a member or by more than one investment entity which it advises or manages, including a future REIT managed by the advisor with objectives similar to ours, the decision as to the suitability of the asset for investment by a particular entity will be made by the chief investment officer of our advisor based upon a variety of factors which may include:

  •
  cash flow from the asset;

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  effect of the acquisition of the asset on the diversification of each entity's portfolio;

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  the amount of equity required to make the investment;

  •
  the policies of each entity relating to leverage;

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  the funds of each entity available for investment;

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  the estimated income tax effects of the purchase on each entity;

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  the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity; and

  •
  whether a particular entity has been formed specifically for the purpose of making particular types of investments (in which case it will generally receive preference in the allocation of those types of investments).

        Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular asset determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. Our directors (including the independent directors) must approve any investment in which we invest jointly with an entity sponsored and/or managed by our advisor, the subadvisor or their respective affiliates.

        There may be competition from W. P. Carey, our advisor, the subadvisor and their respective affiliates and entities that any of them manages for the time and services of our officers and directors.    We depend on our advisor, the subadvisor and W. P. Carey for our operations and for the acquisition, operation and disposition of our investments. CLA has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our overall portfolio management, including overseeing and guiding independent property operators that carry out day-to-day management of our properties. See "Management — Advisory Agreement." CLA has entered into a subadvisory agreement with a subsidiary of Watermark Capital Partners pursuant to which the subadvisor will provide services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage day-to-day operations of our properties. In addition, the subadvisor has agreed to provide Mr. Medzigian's services as our chief executive officer during the term of the subadvisory agreement. Our advisor and the subadvisor may be performing similar services for other entities they manage in the future. W. P. Carey currently also performs such services for programs it sponsors or manages, and both W. P. Carey and Watermark Capital Partners may perform these services for REITs, partnerships or other investment entities in the future. In addition, W. P. Carey directly owns a substantial real estate portfolio. Our advisor, the subadvisor and W. P. Carey are not required to devote any minimum amount of time and attention to us as opposed to their own businesses and the other entities managed or to be managed by them. They will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of our stockholders. See "Management." There is no exclusivity arrangement between W. P. Carey and Watermark Capital Partners, as described above, and further, CLA, the subadvisor and their respective affiliates and Carey Financial are not restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

        Our UPREIT Structure.    Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and to our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supersede the indemnification provisions of our charter, which are discussed under "Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See "Risk Factors — Risks Related to an Investment in Our Shares — Conflicts of interest may arise between holders of our common stock and holders of partnership interests in our operating partnership."

        Our dealer manager's affiliation with W. P. Carey, its parent, may cause conflicts of interest.    Carey Financial, a subsidiary of W. P. Carey, will receive selling commissions and a dealer manager fee for each share sold by it, subject to certain exceptions, and will receive reimbursement for bona fide due diligence expenses. See "The Offering/Plan of Distribution." As dealer manager, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in this offering, including W. P. Carey. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

MANAGEMENT

        We operate under the direction of a board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our directors reviewed and ratified the charter and adopted the bylaws prior to the commencement of our initial public offering. The board of directors is responsible for the management and control of our affairs. The board of directors has retained CLA to manage our overall portfolio, acquire and dispose of investments and to provide management oversight to our independent property operators, subject to the board's supervision. CLA has retained the services of the subadvisor, an affiliate of Watermark Capital Partners, to provide it with access to the lodging experience of the subadvisor. We have no employees. We must have at least three directors and may have no more than nine directors.

        A majority of the board of directors must be comprised of independent directors, except for a period of up to 90 days after the death, removal or resignation of an independent director pending the election of such independent director's successor. An independent director is a director who is not and has not for the last two years been associated with the advisor or any of its affiliates or the subadvisor and its affiliates. A director is deemed to be associated with the advisor or subadvisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of the advisor or any of its affiliates or the subadvisor and its affiliates, except as a director or trustee for not more than two other REITs organized by or advised by the advisor, W. P. Carey or Watermark Capital Partners. An independent director may not perform material services for us, except to carry out the responsibilities of a director.

        Each director holds office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased by a majority of the existing directors, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in case of election of an independent director, after nomination by a majority of the remaining independent directors) and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

        The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our advisor. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director (i) an annual fee of $34,000 in cash, and (ii) an annual fee of $10,000 in cash to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an additional annual fee of $5,000 in cash. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $181,000. Further, under our 2010 Equity Incentive Plan, each non-employee director will receive an award of 1,000 restricted stock units when he or she joins the board and at each annual stockholders' meeting thereafter. The restricted stock units are fully vested on grant. We will not pay any compensation to our officers or directors who also serve as officers or directors of our advisor or the subadvisor, except that potential awards under our 2010 Equity Incentive Plan have been, and may continue to be, made to officers and employees of the subadvisor. However, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See "Management — Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors at any time.

        Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us, our advisor and the independent property operators to assure that the policies are in the best interest of the stockholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

        The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the fees and expenses incurred are reasonable in light of our investment performance, our net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of independent directors, not otherwise interested in the transaction must approve all transactions with our advisor, the subadvisor, our sponsor, our directors or their respective affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

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  the amount of the fee paid to our advisor in relation to the size, composition and performance of our investment portfolio;

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  the success of our advisor in generating investment opportunities that meet our investment objectives;

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  rates charged to other REITs and investment entities other than REITs by advisors performing similar services;

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  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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  the quality and extent of service and advice furnished by our advisor;

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  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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  the quality of our portfolio relative to the investments generated by our advisor for itself.

        Additionally, the directors may establish other such committees they deem appropriate (provided the majority of the members of each committee are independent directors). Our board of directors has established an Audit Committee comprised solely of independent directors.

        The advisor may not vote any shares it now owns or hereafter acquires in any vote for the removal of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter.

        In order to comply with the guidelines of the North American Securities Administrators Association applicable to non-listed REITs, our organizational documents provide that:

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  the sponsor, or any affiliate, may not sell its initial investment in us while the sponsor remains a sponsor, but may transfer the shares to other affiliates;

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  a majority of our independent directors must review the performance of the advisor before entering into or renewing an advisory contract as described above;

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  a majority of our independent directors must review our compliance with the liability and indemnification provisions as described in "— Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents";

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  a majority of our independent directors must review at least annually, the consideration received in connection with our activities directly or indirectly by W. P. Carey, Watermark, our directors, the advisor, the subadvisor, the dealer manager and any affiliate thereof, including organization and offering expenses, acquisition fees and acquisition expenses, operating expenses, real estate commissions and disposition fees, incentive fees and advisor compensation, and from time to time but at least annually, find that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income, and the fees and expenses of other comparable unaffiliated REITs (with each such determination shall be reflected in the minutes of meetings of the board of directors);

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  a majority of our independent directors must review our investment policies with sufficient frequency and at least annually to determine that the policies being followed by us at any time are in the best interests of our stockholders (with each such determination and the basis therefor to be set forth in the minutes of meetings of the board of directors);

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  in cases in which a majority of the independent directors so determine, and in all the cases in which assets are acquired from the advisor, our directors, W. P. Carey or any affiliates thereof, that fair market value of the asset must be determined by an independent expert selected by the independent directors;

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  our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and they must be reviewed by our board of directors at least quarterly, including the maximum amount of such borrowings in relation to the net assets which shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% (any excess in borrowing over the 300% level must be approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess);

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  there will be an annual meeting of the stockholders upon reasonable notice and within a reasonable period (not less than 30 days) following the delivery of our annual report;

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  a majority of stockholders present in person or by proxy at an annual meeting of the stockholders at which a quorum is present, may, without the necessity for concurrence by the directors, vote to elect the directors; and

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  in connection with the distribution reinvestment plan, at least annually all material information regarding our distributions is provided to the stockholders as well as the effect of reinvesting the distributions, including the tax consequences thereof.

Our independent directors will review and monitor compliance with the foregoing matters.

Directors and Executive Officers of the Company

        Our directors and executive officers are as follows:

Name	Office
Michael G. Medzigian	Chief Executive Officer and Director
Trevor P. Bond	Chairman of the Board of Directors
Charles S. Henry	Independent Director
Michael D. Johnson	Independent Director
Robert E. Parsons, Jr.	Chairman of the Audit Committee and Independent Director
William H. Reynolds, Jr.	Independent Director
Catherine D. Rice	Chief Financial Officer
Thomas E. Zacharias	Chief Operating Officer

        Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies. The following is a biographical summary of the experience of our directors and executive officers, including information concerning the particular attributes, experience and/or skills that have led the board of directors to determine that each nominee should serve as a director.

        Michael G. Medzigian, age 53, has served as Chief Executive Officer and President since March 2008 and a Director since September 2010. He has been Chairman and Managing Partner of Watermark Capital Partners, LLC since its formation in 2002. Watermark Capital Partners, LLC is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a Managing Director of Lazard where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositionings in history. At Lazard, the real estate portfolio for which Mr. Medzigian was responsible included the ownership of three lodging operating companies, InTown Suites and Suburban Lodge in the United States and Cliveden/Destination Europe in the United Kingdom. From 1994 to 1999, Mr. Medzigian was a Founding Partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets that included, among others, such properties as the Boca Raton Resort & Club, Boca Raton, FL, the Cheeca Lodge & Spa, Islamorada, FL, the Inn at Laguna Beach, Laguna Beach, CA, La Posada de Santa Fe Resort & Spa, Santa Fe, NM, the Ritz Carlton Rancho Mirage, Rancho Mirage, CA, the Algonquin, New York, NY, Equinox Resort & Spa, Manchester, VT, and the Fairmont Copley Plaza, Boston, MA as well as lodging operating companies that included RockResorts, Park Plaza International and Chalet Suisse. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was National Director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian has served as Chairman and a Director of Atria, Inc., Chairman and a Director of Kapson Senior Quarters Corp., President, CEO and a Director of Park Plaza International, President, CEO and a Director of RockResorts, and as a Director of American Apartment Communities, the American

Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (including serving in its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX), and the Rubenstein Company. He is or has been a member of the Cornell Hotel Society, the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Cornell Center for Real Estate Finance Industry Fellows, the Advisory Committee of the Cornell Innovation Network, the Cornell Real Estate Council, the Cornell University Council, Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), and Young President's Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital Partners, LLC and his involvement in various companies, associations and councils in the hospitality industry led us to conclude that he should serve as a member of our board.

        Trevor P. Bond, age 52, has served as Chairman of the Board of Directors since September 2010. Mr. Bond also serves as Chief Executive Officer of W. P. Carey, the parent of our advisor, and of the CPA® REITs since September 2010, having served as Interim Chief Executive Officer since July 2010. Mr. Bond also serves as President of W. P. Carey and CPA®:17 — Global since September 2010 and October 2012, respectively, and as a Director of W. P. Carey since April 2007 and the CPA® REITs since June 2012. He also served as Interim Chief Executive Officer of Corporate Property Associates 14 Incorporated ("CPA®:14") and Corporate Property Associates 15 Incorporated ("CPA®:15") from July 2010 to September 2010 and as Chief Executive Officer from that date through May 2011 and September 2012 when it merged with W. P. Carey, respectively. Mr. Bond also served as an Independent Director and a member of the Audit Committee of each of CPA®:14, CPA®:15 and CPA®:16 — Global from February 2005 to April 2007. From June 2007 until his appointment as Interim Chief Executive Officer of W. P. Carey, Mr. Bond was a member of the Board and Investment Committee of Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey that provides advisory services to the CPA® REITs. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since March 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston ("CSFB") from 1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. He has also been elected to serve as a member of the 2014 Board of Governors of NAREIT. Mr. Bond received an M.B.A. from Harvard University. Mr. Bond brings to the Board over 25 years of real estate experience in several sectors, including finance, development, investment and asset management, across a range of property types, which led us to conclude that he should serve as a member of our board. As our Chairman, Mr. Bond makes information and insight about the Company's business directly available to the Directors in their deliberations.

        Charles S. Henry, age 61, serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has been the President of Hotel Capital Advisers, Inc. ("HCA") since he founded HCA in 1994. HCA currently manages a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA's portfolio of assets includes the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that include stakes in Four Seasons

Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry's executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets, led us to conclude that he should serve as a member of our board.

        Michael D. Johnson, age 57, serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has been the Dean of Cornell University's School of Hotel Administration since July 2006 and holds the E.M. Statler Professorship of Hotel Administration. Prior to joining Cornell University in 2006, Dean Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan's Ross School of Business. Dean Johnson serves as the Chairman of the Board of Governors of the Program in Real Estate at Cornell University, a member of the Board of Governors of Entrepreneurship@Cornell, and a member of the Board of eCornell, Cornell University's online learning company. At Michigan, he served as the Director of the Center for Customer-Focused Management in Executive Education at the University of Michigan's Ross School of Business from 2004 to May 2006. Dean Johnson also served as a member of the Executive Committee of the University of Michigan's Ross School of Business from 1996 to 1998. Dean Johnson has consulted for a diverse range of companies and public agencies, including Promus Hotels, Northwest Airlines, the National Association of Convenience Stores, Dell Corporation, Dow Chemical, Schering Pharmaceutical and Volvo focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement and relationship management. Dean Johnson is a founding member of the University of Michigan's National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over a hundred academic articles and industry reports over his career and his five books have been published in six different languages. His most recent books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Dean Johnson has served as associate editor of the Journal of Consumer Research and served on the editorial boards of the Journal of Marketing, the International Journal of Research in Marketing, the Journal of Service Research, and the International Journal of Service Industry Management. Dean Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Dean Johnson's distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of our board.

        Robert E. Parsons, Jr., age 58, serves as an Independent Director and as Chairman of the Audit Committee of the Board of Directors. He has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons has also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. since April 2010. From 2002 until

2004, Mr. Parsons was Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his MBA from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons' extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of our board.

        William H. Reynolds, Jr., age 64, serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Mr. Reynolds serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of the Marcus Corporation. He was the Secretary of Trinity College and the special assistant to its president from November 2008 through May 2012, where he was responsible for Board of Trustees liaison and support and campus and facilities planning. Mr. Reynolds served as Director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer") from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing Director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds worked for Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing Director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit ("ALIS"), and formerly was on the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and, from its inception in 2006 to the present, Mr. Reynolds has been a member of Trinity's Cornerstone Capital Campaign Executive Committee. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' 35 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of our board.

        Catherine D. Rice, age 54, has served as Chief Financial Officer since March 2013, having served as Managing Director since January 2013. Ms. Rice also serves as Chief Financial Officer of W. P. Carey and the CPA® REITs since March 2013, having served as Managing Director of each since January 2013. Before joining W. P. Carey, from January 2010 to January 2013, Ms. Rice was a Managing Partner of Parmenter Realty Partners, a private real estate investor that focuses on distressed and value-add office properties in the Southeast and Southwest regions of the U.S. From November 2002 to March 2009, she was Chief Financial Officer of iStar Financial Inc., a publicly traded finance company focused on the commercial real estate industry that provides custom tailored financing to private and corporate owners of real estate. From April 1999 to October 2002, she was Managing Director in both the financial sponsors group and the real estate investment banking group of Banc of America Securities, based in San Francisco. From May 1996 to March 1999, she was a Managing Director at Lehman Brothers, where she was responsible for the firm's West Coast real estate investment banking effort. She spent the first ten years of her career, from August 1986 to April 1996, with Merrill Lynch in its real estate investment banking group, both in New York and Los Angeles. Ms. Rice received a B.A. degree from the University of Colorado in 1981 and an M.B.A. degree from Columbia University in 1986.

        Thomas E. Zacharias, age 59, has served as Chief Operating Officer since September 2010, having previously served as the sole member of the Board of Directors from March 2008 through that date. Mr. Zacharias has also served as Chief Operating Officer of W. P. Carey since March 2005 (as head of the Asset Management Department and Managing Director since April 2002), and as Chief Operating Officer and Managing Director of CPA®:16 — Global and CPA®:17 — Global since May 2011 and October 2007, respectively, having previously served as CPA®:16 — Global's President from June 2003 to May 2011. He had also served as Chief Operating Officer of CPA®:14 and CPA®:15 from May 2005 to May 2011 and September 2012 (when CPA®:15 merged with W. P. Carey), respectively, having also served as Managing Director since April 2002, and as an Independent Director of CPA®:14 from 1997 to 2001 and of CPA®:15 in 2001. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT.

        Some of our future directors and officers may act as directors or officers of W. P. Carey or Watermark Capital Partners and their respective affiliates and entities they manage may own interests in those entities.

Audit Committee

        Our board of directors has established an Audit Committee comprised of four directors, all of whom are independent directors as defined in our charter and by reference to the rules, regulations and listing standards of the NYSE. Robert E. Parsons, Jr. chairs our audit committee and serves as our "audit committee financial expert," as that term is defined by the SEC.

        The Audit Committee assists the board in overseeing:

  •
  our accounting and financial reporting processes;

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  the integrity and audits of our consolidated financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent registered public accounting firm; and

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  the performance of our independent registered public accounting firm and any internal auditors.

        Our board of directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.careywatermark.com) in the Corporate Governance section.

Pre-Approval by Audit Committee

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Code of Ethics

        Our board of directors has adopted a Code of Ethics, which sets forth the standards of business conduct and ethics applicable to all of our employees, including our executive officers and directors. This code is available on the Company's website (www.careywatermark.com) in the Corporate Governance section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Additional Management

        The individual listed below, who is an officer of W. P. Carey, also serves as our officer.

Name	Office
Hisham A. Kader	Chief Accounting Officer

        Hisham A. Kader, age 44, joined W. P. Carey in June 2011 as Senior Vice President and Corporate Controller and became the Chief Accounting Officer in March 2012. Prior to joining W. P. Carey, Mr. Kader was a director in the Transaction Services practice of PricewaterhouseCoopers LLP ("PwC"). He joined PwC in 1997 in New York and spent six years at their offices in Sydney, Australia and Brussels, Belgium, during which time he specialized in advisory services focusing on finance effectiveness, accounting standards conversions, mergers and acquisitions and capital raising transactions. Mr. Kader, a certified public accountant, holds a Bachelor's degree in Electronics and Communication Engineering from the Manipal Institute of Technology in India, an MBA in Finance from the University of Illinois at Urbana-Champaign and an MS in Accounting from Pace University.

Executive Compensation

        We have no employees to whom we pay salaries. We do not intend to pay any annual cash compensation to our officers for their services as officers; however, we reimburse CLA for various expenses incurred in connection with its provision of services to us, including certain personnel costs related to Mr. Medzigian. In addition to reimbursement of third-party expenses that are paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day-to-day operations, including asset management, accounting services, stockholder services, corporate management and operations, except that we do not reimburse our advisor for the cost of personnel to the extent such personnel are used in transactions (acquisitions, dispositions and refinancings) for which our advisor receives a transaction fee. A portion of these reimbursements will be paid by the advisor to the subadvisor. In addition, we may use equity incentive awards under our 2010 Equity Incentive Plan to provide incentives to our officers and to officers and employees of the subadvisor and its affiliates who perform services on our behalf.

2010 Equity Incentive Plan

        We have adopted two stock incentive plans, which are described below. Awards under the two stock incentive plans will be limited in amount, on a combined basis, to four percent of the issued and outstanding shares of our common stock (on a fully diluted basis, including those issued and outstanding under the two stock incentive plans) at the time of award of the restricted stock units, subject to a ceiling of 4,000,000 shares. The purpose of the two stock incentive plans is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of the stockholders. As discussed below, the stock incentive plans are administered by our independent directors. Our independent directors, in making decisions regarding awards under the Incentive Plan (as defined below), consider various factors, including the incentive compensation payable to our advisor under the advisory agreement.

  The Incentive Plan

        Under one plan, the "Incentive Plan," incentive awards may be granted to officers and employees of our subadvisor, an affiliate of Watermark Capital Partners, who perform services on our behalf. Of our directors, Mr. Medzigian is an eligible participant in the Incentive Plan, although he has not received any such awards. Incentive awards are in the form of restricted stock units.

        Distributions or distribution equivalents may be payable on unvested awards at the discretion of the Plan Administrator, defined below, and have been payable on all restricted stock units granted to date under this plan. All of the restricted stock units granted to date have provided for payment of distribution equivalents on unvested awards.

        None of the shares underlying the restricted stock units issued pursuant to the Incentive Plan may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan. If a holder of restricted stock units ceases to be employed, he will forfeit any restricted stock unit on which the restrictions have not lapsed or been otherwise removed.

        The Incentive Plan is administered by the independent directors of our board of directors as the "Plan Administrator." Subject to the provisions of the Incentive Plan, the Plan Administrator has authority to determine:

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  when to grant incentive awards; and

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  which participants will receive incentive awards.

        The Plan Administrator may impose conditions on the transfer of restricted stock units received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

        The Plan Administrator also establishes as to each restricted stock unit issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may also include, without limitation, the lapsing of those restrictions as a result of the disability, death or retirement of the participant.

  Amendment of the Incentive Plan and Incentive Awards

        The board of directors may amend the Incentive Plan as it deems advisable, provided that, to the extent required by Rule 16b-3 of the Securities Act, our stockholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of shares that may be issued under the Incentive Plan, (iii) materially modify the requirements of eligibility for participation in the Incentive Plan, or (iv) effect a change that could not be made under our charter without stockholder approval. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Incentive Plan.

  Directors' Incentive Plan

        We have adopted a second stock incentive plan, the "Directors' Incentive Plan," for members of our board of directors who are not our employees or employees of W. P. Carey or Watermark Capital Partners. Awards under the Directors' Incentive Plan are also in the form of restricted stock units.

        None of the shares underlying the restricted stock units issued pursuant to the Directors' Incentive Plan may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Directors' Incentive Plan. If an independent director resigns, he will forfeit any restricted stock unit on which the restrictions have not lapsed or been otherwise removed.

        Each independent director is entitled to receive an award of 1,000 restricted stock units under the Directors' Incentive Plan when he or she joins the board and at each annual stockholder meeting thereafter. The restricted stock units that have been issued to directors to date are fully vested on grant. Distributions or distribution equivalents may be payable on unvested awards at the discretion of the Plan Administrator.

        The Plan Administrator establishes as to each restricted stock unit issued under the Directors' Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may also include, without limitation, the lapsing of those restrictions as a result of the disability, death or retirement of the participant.

  Grants under the 2010 Equity Incentive Plan

        As of November 30, 2013, we have 64,200 restricted stock units outstanding under the Incentive Plan and, as of that same date, we have granted 16,000 restricted stock units, which vested upon grant as awards under the Directors' Incentive Plan.

Investment Decisions

        The subadvisor provides services to the advisor primarily relating to evaluating, negotiating and structuring potential investment opportunities for us. Before an investment is made, the transaction is also reviewed by the investment committee, unless the purchase price and contemplated capital improvements to the investment are $10.0 million or less, in which case the investment may be approved by our Chief Executive Officer. The investment committee retains the authority to identify other categories of transactions that may be entered into without its prior approval. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process.

        The following people, who also serve as members of our board of directors, currently serve on the investment committee:

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  Charles S. Henry — Currently serving as the President of Hotel Capital Advisers, Inc., which manages a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion.

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  Michael D. Johnson — Currently serving as the Dean of Cornell University's School of Hotel Administration since July 2006 and holds the E.M. Statler Professorship of Hotel Administration.

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  Robert E. Parsons, Jr. — Currently serving as the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club.

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  William H. Reynolds, Jr. — Currently serving as the Senior Managing Director of MCS Capital, LLC, an affiliate of the Marcus Corporation.

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  Trevor P. Bond — Currently serving as the chief executive officer to W. P. Carey.

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  Michael G. Medzigian — Currently serving as the chief executive officer to CWI.

        We also maintain an asset operating committee that is responsible for evaluating and making decisions with respect to any capital expenditures, refinancing, disposition, sale and/or any other transaction in excess of $10.0 million involving assets that we have previously acquired.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

        Under Maryland law, a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        In addition, the Maryland General Corporation Law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Except as prohibited by Maryland law and as set forth below, our organizational documents limit the personal liability of our directors and officers to us and our stockholders for monetary damages and provide that a director or officer or non-director member of the investment committee will be indemnified and advanced expenses in connection with legal proceedings. We also maintain a directors and officers liability insurance policy and we have entered into indemnification agreements with each of our directors and executive officers.

        In addition to any indemnification to which our directors and officers are entitled, our organizational documents provide that we will indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the conditions set forth below are met, we have also agreed to indemnify and hold harmless our advisor, the subadvisor and their affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement and the subadvisory agreement, as applicable.

        However, as required by the applicable guidelines of the North American Securities Administrators Association, Inc., our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

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  such person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

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  such person was acting on our behalf or performing services for us;

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  the liability or loss was not the result of negligence or misconduct by such person if a non-independent director, our advisor or an affiliate of our advisor;

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  the liability or loss was not the result of gross negligence or willful misconduct by such person if an independent director; and

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  such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

        In addition, we may not indemnify a director, our advisor, any affiliate of our advisor, or any persons acting as a broker-dealer, for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

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  there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

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  a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

        Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor in advance of final disposition of a proceeding unless all of the following are satisfied:

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  the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

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  such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

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  the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his, her or its capacity as such, a court of competent jurisdiction approves such advancement; and

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  such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

        The general effect to investors of any arrangement under which any controlling person or any of our directors or officers is indemnified or insured against liability is a potential reduction in distributions resulting from such indemnification or our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

        However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        We have been informed that the SEC and some states' securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Advisory Agreement

        While our advisor is responsible for the overall management of our business, including services related to acquisitions and dispositions of properties, typically an independent property management company executes day-to-day property level responsibilities. Our advisor is the asset manager responsible for our overall portfolio, including providing strategic direction to the independent property operators by identifying best practices, value enhancement opportunities and efficiencies and overseeing the implementation of our business plan.

        Many of the services performed by the advisor and its affiliates in managing our activities are summarized below. This summary is provided to illustrate the material functions which the advisor and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by other third parties.

        Under the terms of our advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives. Our advisor is deemed to be in a fiduciary relationship to us and the stockholders. Subject to the authority of our board and at times with the assistance of the special general partner, the advisor:

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  sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

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  provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of investments;

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  creates business plans and asset management strategies;

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  implements asset management strategies, including the following:

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  selecting and entering into agreements with the appropriate lodging brands and independent property management companies;

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  overseeing and guiding the independent property operators that carry out day-to-day management of our properties;

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  monitoring and consulting on revenue enhancement and cost containment initiatives;

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  overseeing risk management policies;

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  monitoring initial and ongoing capital expenditures; and

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  evaluating asset rationalization, expansion, and reuse strategies;

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  takes the actions and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of investments; and

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  provides overall management of our business activities and performs other administrative services for us as requested by the board.

        Subject generally to the approval of the investment committee as described herein, the board has authorized the advisor to make investments in assets on our behalf if the investment, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect. The board has also authorized the advisor to enter into agreements with third parties as may be necessary to fulfill our investment objectives.

        The term of the advisory agreement that is currently in place ends on September 30, 2014. The advisory agreement may be renewed for successive one-year periods, following an evaluation of our advisor's performance by our independent directors as required by our charter. This review must be conducted annually and the agreement will continue in effect until 60 days after our independent directors shall have notified the advisor of their determination either to renew the agreement for an additional one-year period or terminate it, as required by our charter. The advisory agreement may be amended only by the written agreement of its parties. Pursuant to our charter all amendments to the advisory agreement must be approved by our independent directors.

        Additionally, the advisory agreement may be terminated:

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  immediately by us, at the sole option of a majority of our independent directors, upon the bankruptcy of the advisor or for "cause";

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  without cause or penalty by action of our directors, a majority of our independent directors or majority of our stockholders upon 60 days' written notice; or

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  immediately with good reason by the advisor.

        "Good reason" is defined in the advisory agreement to mean either:

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  any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

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  any material breach of the advisory agreement of any nature whatsoever by us provided that the breach is of a material term or condition of the advisory agreement and we have not cured it within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, we have not taken all necessary action without a reasonable time period to cure the breach.

        "Cause" is defined in the advisory agreement to mean with respect to the termination of the advisory agreement, the occurrence of any of the following: (i) the transfer of W. P. Carey's interests in our advisor to one or more entities other than to one or more of its controlled subsidiaries, (ii) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the advisor that, in each case, is determined by a majority of independent directors to be materially adverse to us or (iii) a breach of a material term or condition of the advisory agreement by the advisor which breach has not been cured within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, the advisor has not taken all necessary action within a reasonable time period to cure the breach.

        If the advisory agreement is terminated without cause upon 60 days notice, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination of the advisory agreement.

        In the event the advisory agreement is not renewed upon the expiration of its then-current term, or is terminated for any reason or the advisor resigns and an affiliate of the advisor is not the advisor under the replacement advisory agreement, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or common stock, at the option of Carey Watermark Holdings. The operating partnership must purchase any such interests within 120 days after it gives Carey Watermark Holdings' written notice of its desire to repurchase all or a portion of Carey Watermark Holdings' interests in the operating partnership. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement.

        The advisor, the subadvisor and their respective affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See "Conflicts of Interest." However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of us to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that we may assign or transfer the advisory agreement to a successor entity and the advisor may assign the advisory agreement to an entity that is directly or indirectly controlled by the advisor and that has a net worth of at least $5.0 million. In addition, the advisor may subcontract some of its duties to affiliates without our consent so long as the advisor remains liable for their performance. The directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.

        The actual terms and conditions of transactions involving investments in assets shall be determined in the sole discretion of the advisor, subject at all times to compliance with the foregoing requirements.

        Some types of transactions require the prior approval of the board, including a majority of the independent directors and a majority of directors not interested in the transaction, including the following:

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  investments that may not be reasonably expected to fulfill our investment objectives and policies;

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  investments made through joint venture arrangements with W. P. Carey, Watermark Capital Partners, the advisor or their affiliates;

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  investments which are not contemplated by the terms of a prospectus;

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  transactions that present issues which involve conflicts of interest for the advisor, the subadvisor or their respective affiliates (other than conflicts involving the payment of fees or the reimbursement of expenses);

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  the lease of assets to W. P. Carey, Watermark Capital Partners, the advisor or their affiliates, or to any of our directors;

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  any purchase or sale of an investment asset from or to the advisor, the subadvisor or any of their respective affiliates; and

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  the retention of any affiliate of the advisor to provide services to us not expressly contemplated by the advisory agreement and the terms of such services by such affiliate.

        We pay the advisor compensation for services it provides to us. See "Management Compensation."

        We pay directly or reimburse the advisor for all of the costs incurred in connection with organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of any registration statement or prospectus (including any amendments thereof or supplements thereto), qualification of the shares for sale under state securities laws, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees; provided, however, that the advisor is responsible for the payment of all other organization and offering expenses in excess of four percent of the gross offering proceeds. The amounts of certain of the organization and offering expenses are not determinable at this time.

        In addition, we reimburse the advisor for all of the costs it incurs in connection with certain other services provided to us, including, but not limited to:

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  expenses incurred in connection with the investment of our funds;

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  interest and other costs for borrowed money, including discounts, points and other similar fees;

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  taxes and assessments on income, to the extent advanced or paid by the advisor, or on assets and taxes as an expense of doing business;

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  certain insurance costs in connection with our business;

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  expenses of managing and operating assets owned by us, whether payable to an affiliate of the advisor or a non-affiliated person;

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  fees and expenses of legal counsel, auditors and accountants;

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  payments to directors for expenses in connection with director and stockholder meetings as well as payments to non-director members of the investment committee for investment committee meetings;

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  expenses relating to the listing of the shares on a securities exchange;

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  expenses in connection with dividend payments;

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  expenses of organizing, revising, amending, converting, modifying, or terminating our company, our operating partnership, or the governing instruments of our company or of our operating partnership;

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  expenses of maintaining communication with our stockholders, including the cost of mailing annual reports;

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  expenses related to investments and other fees relating to making investments, including personnel and other costs incurred in any transaction, where a fee is not payable to the advisor; and

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  all other expenses the advisor incurs in connection with providing services to us including reimbursement to the advisor or its affiliates for the costs of rent, goods, materials and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of the overhead allocable to those persons.

        The advisor must absorb, or reimburse us at least annually for, the amount in any twelve-month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the advisor may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve-month period ending on the last day of such quarter. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of our board of directors.

        We do not have any agreements requiring our advisor, the subadvisor or their respective affiliates to provide services to us other than our advisory agreement with the advisor, the subadvisory agreement between the advisor and the subadvisor and our operating partnership agreement, which provides that Carey Watermark Holdings assists in certain management functions for no additional consideration. Pursuant to the subadvisory agreement, our advisor is responsible for paying fees due to the subadvisor. We do not pay fees directly to the subadvisor; however, as an owner of the special general partner, the subadvisor is entitled to its proportionate share of distributions we make to the special general partner. If the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by the advisor, we will pay all accrued and unpaid fees and expense reimbursements. See "Management Compensation."

Subadvisory Agreement

        The advisor has entered into a subadvisory agreement with the subadvisor. The term of the subadvisory agreement is concurrent with the term of the advisory agreement, unless it is terminated earlier by the advisor or the subadvisor as a result of a default by the other party or otherwise in accordance with its terms. Under the subadvisory agreement, the subadvisor provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor has agreed to provide Mr. Medzigian's services as our chief executive officer during the term of the subadvisory agreement.

        The subadvisor is subject to the oversight of our advisor. Our advisor remains primarily liable to us to perform its obligations under the advisory agreement.

        Our advisor is responsible to the subadvisor for the payment of fees and the reimbursement of expenses under the subadvisory agreement. We reimburse the advisor for expenses incurred by the subadvisor if such expenses would be reimbursable under the advisory agreement had they been incurred by the advisor.

        The advisor may terminate the subadvisory agreement if the subadvisor or Mr. Medzigian engages in certain bad acts, commits a continuing material breach of the agreement (after notice and an opportunity to cure), undergoes a change of control (other than due to the death or disability of Mr. Medzigian) or is involved in a bankruptcy proceeding. The subadvisor may terminate the subadvisory agreement if the advisor fails to pay monies due to the subadvisor, the advisor commits a continuing material breach of the agreement (after notice and an opportunity to cure), is involved in a bankruptcy proceeding, voluntarily terminates the advisory agreement without cause or good reason, amends the advisory agreement in a manner that is disproportionately adverse to the subadvisor or undergoes a change of control. If the subadvisory agreement is terminated for any reason, the advisor will be required to make a payment to the subadvisor based upon the fair market value of the subadvisor's rights to receive payments under the subadvisory agreement and the subadvisor's interest in Carey Watermark Holdings LLC (the entity that holds the special member interest in our operating partnership). If the termination is due to a default by the subadvisor, the amount of the payment will be reduced by a specified percentage determined by when the termination occurs during the term of the agreement. The amount of the termination payments will likely grow as we grow and could be substantial. The advisor is solely responsible for making any such payments, and we would have no liability for any portion of such payments.

License Agreements

        Watermark Capital Partners and W. P. Carey have entered into license agreements with us pursuant to which Watermark Capital Partners and W. P. Carey have each granted us a royalty-free and non-exclusive license to use their respective service marks, corporate names and trade names "Carey" and "Watermark." Such license agreements will terminate 12 months after the date on which Watermark Capital Partners or W. P. Carey or one of their respective affiliates, as applicable, is no longer providing services pursuant to the advisory agreement or the subadvisory agreement, as applicable.

Shares Owned by the Advisor

        Compensation payable to the advisor pursuant to the advisory agreement is paid in cash unless the advisor chooses to receive all or a portion of such compensation in the form of our common stock or a combination of cash and our common stock by notifying us in writing. Shares acquired in lieu of cash fees under the advisory agreement are subject to ratable vesting over five years after their issuance and cannot be sold prior to vesting. Furthermore, any resale of the shares that the advisor or its affiliates own and the resale of any shares that may be acquired by our affiliates are subject to the provisions of Rule 144, promulgated under the Securities Act, which limits the number of shares that may be sold at any one time and the manner of such resale. Although CLA is not prohibited from acquiring additional shares, CLA has no options or warrants to acquire any additional shares. It may acquire additional shares by electing to take certain fees in the form of shares. There is no limitation on the ability of CLA or its affiliates to resell any shares they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. Our advisor may not vote any shares it now owns or hereafter acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter. See "Security Ownership of Certain Beneficial Owners and Management" for a discussion of the share ownership of our officers and directors.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our board of directors oversees our management. However, CLA is responsible for managing our overall portfolio and identifying and making investments on our behalf. CLA is owned indirectly by W. P. Carey. Pursuant to a subadvisory agreement, Watermark Capital Partners provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage day-to-day operations of our properties. In addition, the subadvisor has agreed to provide Mr. Medzigian's services as our chief executive officer during the term of the subadvisory agreement. Our dealer manager, Carey Financial, an indirect wholly-owned subsidiary of W. P. Carey, also provides services to us in connection with the offering and investments made through our distribution reinvestment plan. Several of our officers and directors are also officers and directors of our advisor, W. P. Carey and Watermark Capital Partners and their respective affiliates. For a more complete explanation of these relationships see "Conflicts of Interest" and "Management."

        The advisor, Carey Watermark Holdings, Carey Financial and their affiliates receive the compensation described under "Management Compensation" and "Conflicts of Interest." Our advisor is responsible for paying fees due to the subadvisor under the subadvisory agreement between the advisor and the subadvisor. We do not pay fees directly to the subadvisor; however, as an owner of the special general partner, the subadvisor is entitled to its proportionate share of distributions we make to the special general partner.

        Carey Watermark Holdings, the special general partner, is entitled to receive profits allocations and cash flow distributions equal to 10% of our operating profits and available cash flow, respectively, and 15% of the profit and the net proceeds arising from the sale, exchange or other disposition of our assets or other liquidity transaction once our stockholders have received a return of 100% of their initial investment plus the six percent preferred return rate. If we terminate the advisory agreement and do not name another affiliate of the advisor as successor advisor or the advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser, which could be prohibitively expensive. See "Risk Factors — Risks Related to Our Relationship with Our Advisor."

        We may enter into joint venture or other investment transactions with the other entities managed by our advisor, W. P. Carey or Watermark Capital Partners. For a more complete description of the conflicts of interest that may arise, see "Conflicts of Interest." We operate pursuant to certain policies and procedures for the review, approval or ratification of our transactions with related persons. These policies include the following:

  •
  Transactions with our Advisor.  Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not purchase goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

  •
  Transactions with the Advisor, the Subadvisor and their respective Affiliates.  We will not purchase investments or lease properties in which our advisor, the subadvisor, our sponsor, our directors or their respective affiliates have an ownership interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our advisor, the subadvisor or their respective affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell investments or lease properties to our advisor, the subadvisor, our sponsor, our directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

  •
  Loans.  We will not make any loans to our advisor, the subadvisor, our sponsor, our directors or their respective affiliates except for mortgage loans in respect of underlying assets that have been appraised by an independent appraiser, as approved by our independent directors, or loans to wholly owned subsidiaries. We may not borrow money from any of our directors, our advisor, the subadvisor, our sponsor or their respective affiliates unless approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

 PRIOR PROGRAMS

        The information in this section should not be considered as indicative of how we will perform. This discussion refers to the performance of prior programs sponsored by affiliates of W. P. Carey over the lifetime of the programs. We will not make investments comparable to those reflected in this section. In particular, none of the prior programs included in this section held significant investments in lodging properties and, as discussed below, an investment in lodging properties is different from an investment in the prior programs discussed below, including the CPA® REITs. If you purchase our shares, you will not have any ownership interest in any of the real estate programs described in this section (unless you are also an investor in those real estate programs).

        Investments in the lodging industry have certain characteristics that are different from investments in triple-net leased properties such as those made by the CPA® REITs. Among these differences are:

  •
  An investment in the lodging industry is focused on a single industry, whereas the CPA® REITs seek to diversify across a number of different industries. While we expect to seek geographic and customer based diversity in our portfolio, investors will not have the benefit of industry diversification and our performance will depend in significant measure on economic factors affecting the lodging industry, which may differ from those factors affecting other industries.

  •
  The properties owned by the CPA® REITs are typically leased to single commercial tenants under long-term net leases providing that all operating and maintenance costs must be absorbed by the tenants. Occupancy rates at lodging facilities, and revenues from operations, fluctuate on a daily basis, and depending upon demand, a lodging facility operator could face difficulties in raising rates to cover increases in operating and maintenance costs.

  •
  A portfolio of triple-net leased properties tends to produce a stable flow of income over the life of the lease, which income may increase over time, as contractual lease rate increases take effect. In general, the most significant risk to this cash flow arises from changes in the tenant's ability to make the contractual lease payments when due. Income from lodging facilities is subject to potentially greater fluctuation over time, due to factors that may include seasonality, as well as the effect of economic conditions, competition, management decisions, or external events that weaken demand. These factors in turn may affect our distributions to stockholders.

        We believe, however, that the risks inherent in the lodging industry are balanced by increased opportunities for capital appreciation. In particular, because of the greater opportunities for cash flow growth, yields on lodging facility investments have been greater over the past several years than yields on other major property types. Additionally, a major part of our strategy is to purchase properties whose revenues and profitability have the potential to increase through execution of targeted asset management strategies, which may include brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies. This creates a potential opportunity for value enhancement that is not generally applicable to properties with single, long-term tenants. Also, the ability to reprice rooms on a daily basis potentially allows a lodging operator to respond rapidly to increases in inflation rates. These characteristics of lodging sector investment thus may produce a different risk/reward profile for us from that of the CPA® REITs and potential investors should carefully consider their overall portfolio objectives in determining whether to invest in us.

        In the past, affiliates of W. P. Carey organized the limited partnerships known as:

  •
  Corporate Property Associates (CPA®:1)

  •
  Corporate Property Associates 2 (CPA®:2)

  •
  Corporate Property Associates 3 (CPA®:3)

  •
  Corporate Property Associates 4 (CPA®:4)

  •
  Corporate Property Associates 5 (CPA®:5)

  •
  Corporate Property Associates 6 (CPA®:6)

  •
  Corporate Property Associates 7 (CPA®:7)

  •
  Corporate Property Associates 8 (CPA®:8)

  •
  Corporate Property Associates 9 (CPA®:9)

        On January 1, 1998, these nine partnerships were merged into Carey Diversified LLC ("CDC"), a NYSE listed limited liability company. In this merger, limited partners of CPA®:1 through CPA®:9 had the option to exchange their units for shares of CDC or, through subsidiary partnership units ("SPUs"), to retain a direct interest in the respective CPA partnership. The SPUs were redeemed for cash in July 1998 based on appraised valuations of each partnership as of May 31, 1998. The partnerships no longer operate as independent entities. In June 2000, CDC acquired the net lease business operations of W. P. Carey & Co. Inc. and is now known as W. P. Carey Inc. (NYSE:WPC). The rollup of these nine partnerships occurred within the contemplated timeframes for a liquidity event that were disclosed in the initial offering documents for these partnerships, except with regard to Corporate Property Associates, Corporate Property Associates 2 and Corporate Property Associates 3. The initial offering documents for these partnerships contemplated potential liquidity events prior to the end of 1992, 1995 and 1997, respectively.

        Affiliates of W. P. Carey have also organized the REITs listed below:

  •
  Corporate Property Associates 10 Incorporated (CPA®:10)

  •
  Carey Institutional Properties Incorporated (CIP®)

  •
  Corporate Property Associates 12 Incorporated (CPA®:12)

  •
  Corporate Property Associates 14 Incorporated (CPA®:14)

  •
  Corporate Property Associates 15 Incorporated (CPA®:15)

  •
  Corporate Property Associates 16 — Global Incorporated (CPA®:16 — Global)

  •
  Corporate Property Associates 17 — Global Incorporated (CPA®:17 — Global)

  •
  Corporate Property Associates 18 — Global Incorporated (CPA®:18 — Global)

        In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In this transaction CPA®:10 stockholders exchanged their shares for either shares of CIP® or 4% promissory notes. The promissory notes were redeemed for cash at par value in December 2002. In September 2004, CIP® and CPA®:15 merged, with CPA®:15 being the surviving company and CIP® stockholders received either cash or CPA®:15 shares, at the stockholders' election, in addition to receiving a special cash distribution out of the proceeds of the sale of certain assets to W. P. Carey. In December 2006, CPA®:12 and CPA®:14 merged, with CPA®:14 being the surviving company. In this transaction, CPA®:12 stockholders received either cash or CPA®:14 shares, at the stockholders' election, and also received a special cash distribution out of the proceeds of the sale of certain assets to W. P. Carey. In May 2011, CPA®:14 and CPA®:16 — Global merged, with CPA®:16 — Global being the surviving company. In this transaction, CPA®:14 stockholders received either cash or CPA®:16 — Global shares, at the stockholders' election, and also received a special cash distribution out of the proceeds of the sale of certain assets to W. P. Carey and to CPA®:17 — Global. In September 2012, CPA®:15 merged with W. P. Carey. In this transaction, CPA®:15 stockholders received cash and W. P. Carey shares, which are listed on the NYSE. Each of these liquidity events occurred within the timeframes contemplated by the initial offering documents of the acquired company. In July 2013, CPA®:16 — Global entered into a definitive merger agreement with W. P. Carey pursuant to which W. P. Carey will acquire CPA®:16 — Global through a merger in which CPA®:16 stockholders will receive W. P. Carey shares, which are listed on the NYSE. That transaction is subject to closing conditions and has not yet taken place, but assuming it occurs, it would occur within the timeframe contemplated by CPA®:16 — Global's initial offering of documents. The offering materials for CPA®:17 — Global disclose an anticipated timeframe for their boards to seek liquidity alternatives; however such timeframes have not yet occurred for CPA®:17 — Global. CPA®:18 — Global only recently commenced its initial public offering. The primary investment objectives of the CPA® Programs have been to own a diversified portfolio of income producing, single tenant net leased commercial real estate assets.

        We do not have any current plans to merge with a CPA® REIT; however, a merger transaction is not prohibited by our organizational documents and it is possible that our board of directors might determine that a merger transaction is advisable in the future. Any merger between us and a CPA® REIT would require the approval of the holders of at least a majority of our outstanding shares of common stock. If we were the surviving entity of a merger between us and a CPA® REIT, the merger would result in our advisor being eligible to collect disposition fees from the CPA® REIT if the applicable stockholder return conditions for the payment of the fees were satisfied. If we were the acquired company in a merger between us and a CPA® REIT, our advisor would be eligible to receive disposition fees and Carey Watermark Holdings would be eligible to receive its 15% profits distributions if the applicable stockholder preferred return conditions were satisfied. These same fees and distributions would be payable if we were to be acquired by an unrelated third party.

        The following is information relating to the CPA® Programs for the ten-year period beginning January 1, 2003 and ending December 31, 2012:

Total equity raised:	$4,543,755,583
Total investors (at December 31, 2012):	125,717
Total number of Properties Purchased(1):	751
Properties Purchased Outside the United States:	296
Aggregate Purchase Price of Properties(2)(3):	$8,384,499,667
Total Equity Investment in Properties:	$3,860,424,762
Total Mortgage Financing:	$4,524,074,905

(1)
Total number of properties purchased includes properties purchased outside the United States.

(2)
Of all properties acquired by the CPA® Programs during the ten-year period between January 1, 2003 and December 31, 2012, approximately 38% had newly constructed buildings or buildings being constructed, and approximately 62% had previously constructed buildings (percentages are based on aggregate purchase price).

(3)
The CPA® Programs have made international investments totaling more than $3.4 billion from January 1, 2003 through December 31, 2012.

        The following table summarizes all property acquisitions by the CPA® REITs from January 1, 2010 to December 31, 2012. This table reflects information regarding properties acquired and is not indicative of the total portfolios of the entities listed below. Additionally, this table does not include (i) $1,535,030,307 of properties acquired for a total leasable space of 24,302,358 square feet and $575,179,008 of mortgage assumed by CPA®:16 — Global; and (ii) $224,234,004 of properties acquired for a total leasable space of 1,831,874 square feet and $158,627,380 of mortgage assumed by CPA®:17 — Global, in each case, from CPA®:14 in connection with the merger between CPA®:14 and CPA®:16 — Global in May 2011. See "— W. P. Carey Group — Portfolio Diversification" for additional information.

Acquisition of properties by
CPA®:15, CPA®:16 — Global and CPA®:17 — Global
from January 1, 2010 to December 31, 2012

	CPA®:15(1)	CPA®:16 — Global(1)	CPA®:17 — Global(1)
Locations	Germany, the Netherlands	Finland, Germany, Malaysia	AL, AR, AZ, CA,
CO, FL, GA, HI, IA,
IL, IN, KS, KY, LA,
MD, ME, MI, MN,
MO, MS, MT, NC,
NE, NM, NV, NY,
OH, OK, OR, SC,
TN, TX, VA, WA,
WI, Canada,
Croatia, Italy,
Japan, Poland,
Spain, the
Netherlands,
			United Kingdom
Type of property(2)
Gross leasable space (sq.ft.)	328,018	74,056	27,715,740
Dates of purchase	1/2011-5/2011	5/2011-10/2011	2/2010-12/2012
Original mortgage financing(3)	$—	$—	$1,086,530,563
Cash down payment-equity	32,430,439	5,375,200	1,602,878,569
Contract purchase price plus acquisition fees(4)	$34,458,717	$5,658,343	$2,870,656,965
Other cash expenditures expensed	—	—	—
Other capitalized expenditures(5)	—	—	169,979,784

Total cost of property	$34,458,717	$5,658,343	$3,040,636,749

(1)
The fund owns interests in one or more joint ventures or tenancies-in-common with affiliates that own property. The amounts included in the table above reflect the fund's percentage ownership in joint ventures or tenancies-in-common.

(2)
Acquisitions consist of the following types of properties:

CPA®:15 — Retail facilities

CPA®:16 — Global — Distribution, industrial, office, retail and warehouse facilities

CPA®:17 — Global — Automotive dealerships, distribution, educational, hospitality, industrial, retail, self-storage and warehouse facilities

(3)
Amounts do not include financing obtained subsequent to the acquisitions.

(4)
Consists of initial purchase price, including closing costs such as the cost of appraisals, attorney's and accountants' fees, costs of title reports, transfer and recording taxes, title insurance and financing costs, and excludes improvements subsequent to acquisition. Amounts do not include working capital and other closing pro-rations. For properties under construction, this column consists of amounts funded on the date of acquisition. Amounts are based on currency conversion rates in effect on the date of acquisition, where applicable.

(5)
Primarily consists of additional fundings and capitalized interest related to build-to-suit transactions.

        We currently estimate that we will borrow approximately 60%, on average, of the purchase price of our properties. The CPA® Programs had an expectation of borrowing between 50% and 60% of the purchase price of properties. International portions of the CPA® Programs have averaged approximately 55% leverage.

        No CPA® Program has missed a quarterly distribution payment during the 10-year period from January 1, 2003 to December 31, 2012 although, prior to that period, one CPA® Program reduced the rate of distributions as a result of adverse developments as described below. During periods before each CPA® Program substantially invested the net proceeds of its initial public offering in real estate assets, each CPA® Program funded portions of its distributions using offering proceeds, and we have and will likely continue to do the same. In addition, in 2009, CPA®:14 and CPA®:15 suspended their redemption programs in part to preserve liquidity and capital in the then-distressed economic environment.

        The most recently published estimated NAV per share for CPA®:16 — Global was $8.70 at December 31, 2012, which reflects a 4.4% decrease from its prior valuation at December 31, 2011. CPA®:17 — Global has not yet estimated its NAV per share. The CPA® REITs provided an average distribution yield of 6.6% as of March 31, 2013. Between January 1, 2003 and December 31, 2012, the CPA® Programs have paid 154 quarterly distributions, with 3 initial payments, no payments going down from the prior quarter, 41 payments staying the same and 110 payments increasing over the prior quarter. Occupancy rates for CPA® Programs have averaged in excess of 97% every year during that 10-year period.

        The CPA® Programs sold all or a portion of 196 properties during the 10-year period between January 1, 2003 and December 31, 2012.

        Some CPA® Programs have experienced adverse business developments during the 10-year period from January 1, 2003 through December 31, 2012, which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA® Programs for certain periods of time. Most CPA® Programs in which these developments occurred were able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of cash reserves for distribution payments. However, in 1997, primarily as a result of the expiration of a significant lease and the bankruptcy of Harvest Foods, CPA®:10 reduced its annualized regular distribution rate from 8.30% in the fourth quarter of 1996 to 7.02% for the first quarter of 1997. CPA®:10 maintained a reduced annualized regular distribution rate ranging from 7.02% in the first quarter of 1997 to 7.18% through its liquidation in April 2002.

        Additional information regarding the prior performance of the CPA® Programs is set forth in Annex A beginning on page A-1 of this prospectus.

        Upon written request to its Investor Relations Department, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, W. P. Carey will provide, at no fee, the most recent annual report (on Form 10-K) filed with the SEC by any of the CPA® REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC's Website at www.sec.gov.

 W. P. CAREY'S COMPLETED PROGRAMS
from January 1, 2003 through December 31, 2012

		CIP®	CPA®:12	CPA®:14	CPA®:15
Total Cash Distributions Plus Terminal Value per $10,000 Invested		$24,243	$23,689	$21,719	$20,208
Value Received at Termination per $10,000 Invested(1)(2)(3)(4)		$13,900	$13,300	$11,500	$12,982
Total Cash Distributions per $10,000 Invested(5)		$10,343	$10,389	$10,219	$7,226
Percentage of Original Investment Received(6)		242%	237%	217%	202%
Average Annual Return(7)		11.22%	10.91%	8.96%	9.58%
	2012				7.04%
	2011			8.38%	7.34%
	2010			8.37%	7.29%
	2009			8.29%	7.15%
Annualized Yields Based on Calendar Year Distributions(8)	2008			8.19%	6.89%
	2007			8.11%	6.64%
	2006		8.27%	7.79%	6.48%
	2005		8.27%	7.63%	6.37%
	2004	8.58%	8.27%	7.58%	6.29%
	2003	8.54%	8.26%	7.54%	6.21%

Past performance is not a guarantee of future results.

(1)
In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In this transaction CPA®:10 stockholders exchanged their shares for either shares of CIP® or 4% promissory notes. Those who elected promissory notes received interest and $11.23 per share at the end of 2002, as illustrated here. In September 2004, CIP® and CPA®:15 merged, with CPA®:15 being the surviving company. In the merger, CIP® stockholders received a special cash distribution of $3.00 per share and, in addition, the choice of either $10.90 in cash or 1.09 shares of CPA®:15.

(2)
In December 2006, CPA®:12 and CPA®:14 merged, with CPA®:14 being the surviving company. In the merger, CPA®:12 stockholders received a special cash distribution of $3.19 per share and, in addition, the choice of $10.30 in cash or 0.8692 shares of CPA®:14.

(3)
In May 2011, CPA®:14 and CPA®:16 — Global merged, with CPA®:16 — Global being the surviving company. In the merger, CPA®:14 stockholders received a special cash distribution of $1.00 per share and, in addition, the choice of $10.50 in cash or 1.1932 shares of CPA®:16 — Global.

(4)
In September 2012, CPA®:15 merged with W. P. Carey, with W. P. Carey being the surviving company. The terminal value is based on the total merger consideration per share of CPA®:15 held of $1.25 in cash and .2326 shares of W. P. Carey stock, valued based on the average share price of W. P. Carey for the 30 days after the merger, which was $50.44 per share.

(5)
Included special distributions made during the life of a CPA® Program for the following program (per $10,000 investment): CPA®:14 $490.

(6)
Percentage of original investment received = (total distributions + liquidation value) / original investment.

(7)
Average annual return = total return / number of years in program. Total return = [(total distributions + liquidation value) — original investment] / original investment.

(8)
Total distribution percentages are calculated by dividing the amount distributed during any given year (excluding distributions of cash from property sales) by the total investment in the program assuming investment in first closing. Cash distributions from property sales are deducted from the original investment in calculating subsequent return percentages. When a fund's first or last year was a partial year, the distribution rate for the year is quoted on an annualized basis.

 W. P. CAREY'S CURRENTLY OPERATING PROGRAMS
from January 1, 2003 through December 31, 2012

Cash Distributions From Operations(1)

		CPA®:16 — Global	CPA®:17 — Global
Total Cash Distributions Per $10,000 Invested(2)		$5,436	$2,965
Annualized Yields Based On Calendar Year Distributions(3)	2012	6.68%	6.50%
	2011	6.63%	6.45%
	2010	6.62%	6.40%
	2009	6.62%	6.16%
	2008	6.56%	5.53%
	2007	6.48%
	2006	6.33%
	2005	5.36%
	2004	4.54%
	2003

Past performance is not a guarantee of future results.

(1)
Cash distributions for all periods presented in the table were sourced by cash flow from operations, except that for CPA®:17 — Global cash distributions from inception to December 2012 were 94% sourced from cash flow from operations and 6% from offering proceeds.

(2)
CPA®:17 — Global's total cash distributions exclude a distribution paid in 2008 solely to the advisor as the initial stockholder. Total cash distributions include cash received from operations and from property sales through January 13, 2012 and are exclusive of increases or decrease in property values and equity build-up from paydown of mortgage balances. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3)
Cash distribution percentages, represented as annualized yields, are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Cash distribution percentages are quoted on an annualized basis.

        The charts above include, in summary form, the performance histories of the CPA® Programs and should not be considered as indicative of our possible operations. CWI was formed to invest primarily in lodging properties and so will contain a portfolio different from those owned by the predecessor CPA® Programs. As such, the inclusion of these charts does not imply in any manner that CWI will make investments comparable to those reflected in the charts with respect to cash flow, taxable income or other factors, nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CWI referred to in the charts. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CWI should be based. Investors who purchase shares in CWI will not have ownership interests in any of the real estate portfolios depicted here (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks certain of which are similar to those of an investment in CWI, except that CWI is subject to different risks associated with significant investments in lodging properties.

W. P. Carey Group — Portfolio Diversification

        The following charts show, as of December 31, 2012, the portfolio diversification of CPA®: 16 — Global and CPA®: 17 — Global (amounts may not add to 100% due to rounding).

 Portfolio Diversification by Tenant Industry
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at December 31, 2012

CPA:16 — Global Tenant Industry Diversification

CPA:17 — Global Tenant Industry Diversification

Portfolio Diversification by Facility Type
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at December 31, 2012)

CPA:16 — Global Property Type Diversification

CPA:17 — Global Property Type Diversification

 Portfolio Diversification by Region
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at December 31, 2012)

CPA:16 — Global Geographic Diversification

CPA:17 — Global Geographic Diversification

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of September 30, 2013 certain information regarding the ownership of our shares of common stock beneficially owned, both immediately prior and after this offering, by:

  •
  each of our directors and named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  all persons known to us that are expected to be the beneficial owner of more than five percent of our common stock.

        We have issued 23,222 shares of our common stock to Carey REIT II, Inc., an affiliate of our advisor. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  All shares the investor actually owns beneficially or of record;

  •
  All shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  All shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage
Michael G. Medzigian(1)	44,444	*
Trevor P. Bond(2)	0	*
Charles S. Henry(3)	4,035	*
Michael D. Johnson(3)	4,035	*
Robert E. Parsons, Jr.(3)	4,198	*
William H. Reynolds, Jr.(3)	4,035	*
Catherine D. Rice(2)	0	*
Thomas E. Zacharias(2)	1,012	*
All directors and executive officers as a group (eight persons)	61,759	*

*
Less than 1%

(1)
The business address of the stockholder is 272 East Deerpath Road, Suite 320, Lake Forest, IL 60045.

(2)
The business address of the stockholder is 50 Rockefeller Plaza, New York, New York 10020.

(3)
The business address of the stockholder is c/o 50 Rockefeller Plaza, New York, New York 10020.

THE OPERATING PARTNERSHIP

General

        We have elected to be taxed as a REIT for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT ("UPREIT"), under which substantially all of our business will be conducted through our operating partnership. Our operating partnership was formed under Delaware law to acquire, own and lease properties on our behalf. We utilize this UPREIT structure generally to enable us to acquire real property in exchange for limited partnership units in our operating partnership (the "OP units"), from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes (see "United States Federal Income Tax Considerations"), the REIT's proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

        The property owner's goals are accomplished because the owner may contribute property to our operating partnership in exchange for OP units on a tax deferred basis. Further, our operating partnership is structured to make distributions with respect to OP units which are equivalent to the dividend distributions made to our stockholders. Finally, a limited partner in our operating partnership may later redeem his, her or its OP units for shares of our common stock (in a taxable transaction) or cash and achieve liquidity for his, her or its investment.

        We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. We are the controlling general partner of and a limited partner in the operating partnership and, as of the commencement of the offering, own approximately a 99.985% capital interest in the operating partnership. We are the managing general partner of our operating partnership and therefore, our board of directors controls all decisions of our operating partnership. Our board has delegated authority for our management and the management of our operating partnership to our advisor subject to the terms of the advisory agreement. Carey Watermark Holdings assists our advisor in management and will hold a special general partnership profits interest entitling it to receive certain profit allocations and distributions of cash. Carey Watermark Holdings owns a 0.015% capital interest in our operating partnership.

        The following is a summary of certain provisions of the limited partnership agreement of our operating partnership. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, for more detail.

Capital Contributions

        In connection with this offering and future offerings, if any, of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for OP units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds, and our operating partnership will be deemed to have simultaneously paid the underwriting discounts and commissions and other costs associated with the offering. Carey Watermark Holdings made an initial capital contribution of $185,625 in cash and provides services to the operating partnership in exchange for its special general partnership interest.

        If our operating partnership requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our company.

Fiduciary Duties

        For a description of the fiduciary duties that we, as a general partner, owe to limited partners in our operating partnership pursuant to Delaware law and the terms of the partnership agreement, see "Investment Objectives, Procedures and Policies — Investment Procedures."

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, and (2) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation rather than as a partnership. (See "United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership — Classification as a Partnership.")

Redemption Rights

        The limited partners of our operating partnership (other than our company) and the special general partner generally have the right to cause our operating partnership to redeem all or a portion of their OP units for cash or, at our sole discretion, shares of our common stock, or a combination of both. If we elect to redeem OP units for shares of our common stock, we will generally deliver one share of our common stock for each OP unit redeemed. If we elect to redeem OP units for cash, we will generally deliver cash to be paid in an amount equal to, for each redeemed OP unit, the average of the daily market price for the ten consecutive trading days immediately preceding the date we receive a notice of redemption by a limited partner. In connection with the exercise of these redemption rights, a limited partner or the special general partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner or the special general partner owning shares in excess of our ownership limits in our charter.

        Subject to the foregoing, limited partners and the special general partner may exercise their redemption rights at any time after one year following the date of issuance of their OP units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP units, unless the limited partner holds less than 1,000 OP units, in which case it must exercise its redemption right for all of its OP units.

Transferability of Interests

        We may not (1) voluntarily withdraw as a general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless we obtain the consent of a majority-in-interest of the partners of our operating partnership including us; provided however, that if any such transaction results in the termination of our advisory agreement with CLA, the consent of the special general partner to such transaction will be required unless the operating partnership agrees to repurchase the special general partnership interest in the operating partnership for its fair market value, as determined by an independent appraiser. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as general partner and that of the special general partner. Carey Watermark Holdings may not transfer its special general partner interest in our operating partnership without our consent, which must be approved by a majority of our independent directors, except to us, W. P. Carey, Watermark Capital Partners or their respective subsidiaries.

Distributions of Cash and Allocation of Income

        The partnership agreement generally provides that our operating partnership will distribute cash flows from operations and net sales proceeds from dispositions of assets to the partners of our operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as a general partner. In addition, Carey Watermark Holdings, as the holder of a special general partner interest, will be entitled to special distributions of cash flow and sale proceeds, as described under "Management Compensation." The general partner will have the power, in its reasonable discretion, to adjust or withhold the distributions to the special general partner in order to avoid violations of the 2%/25% Guideline.

        Similarly, the partnership agreement of our operating partnership provides that income of our operating partnership from operations and income of our operating partnership from disposition of assets normally will be allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one OP unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership or its subsidiaries, in acquiring and operating real properties, our operating partnership will pay all administrative costs and expenses of our company, and such expenses will be treated as expenses of our operating partnership. Such expenses will include, without limitation:

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  all expenses relating to maintaining our corporate existence;

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  all expenses relating to the public offering and registration of our securities;

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  all expenses associated with the preparation and filing of any periodic reports by allocations of certain portions of our profits under federal, state or local laws or regulations;

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  all expenses associated with our compliance with applicable laws, rules and regulations; and

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  all our other operating or administrative costs incurred in the ordinary course of its business on behalf of our operating partnership.

The Special General Partner Interest

        Carey Watermark Holdings, an entity in which both W. P. Carey and Watermark Capital Partners own indirect interests, holds a special general partner profits interest in our operating partnership. Carey Watermark Holdings' special general partner interest entitles it to certain distributions of our operating partnership's available cash and an allocation of certain operating partnership profits, as described in the next paragraph.

        Operating partnership profits means profits as determined under the operating partnership's partnership agreement and the provisions of the Internal Revenue Code that apply to partnership taxation. For a description of the calculation of profits, see "United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership." Operating partnership profits are determined in accordance with the Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in the determination of operating partnership profits), with the following adjustments: (a) any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing operating partnership profits shall be included in the determination of operating partnership profits; (b) any expenditures of the partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing operating partnership profits shall be subtracted from such determination; (c) in the event the value of any partnership asset is adjusted pursuant to the partnership agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing operating partnership profits; (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property (as determined under the partnership agreement) disposed of, notwithstanding that the adjusted tax basis of such property differs from such value; (e) depreciation, amortization, and other cost recovery deductions taken into account in computing operating partnership profits shall be based upon the gross asset value of partnership assets (as determined under the partnership agreement) as opposed to the adjusted tax bases of such assets; (f) to the extent an adjustment to the adjusted tax basis of any partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in liquidation of a partner's interest in the partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing operating partnership profits; and (g) notwithstanding any other provision regarding the calculation of operating partnership profits, any items that are specially allocated pursuant to the partnership agreement shall not be taken into account in computing operating partnership profits. The amounts of the items of partnership income, gain, loss, or deduction available to be specially allocated pursuant to the partnership agreement shall be determined by applying rules analogous to those set forth in this definition of operating partnership profits.

        Substantially all of Carey Watermark Holdings' special general partner interest in our operating partnership is intended to qualify as a "profits interest" for tax purposes within the meaning of IRS Revenue Procedure 93-27. As a result, the special general partnership interest will initially have no liquidation value aside from Carey Watermark Holdings' actual capital contributions. Further, without a significant initial liquidation value, the interest will be limited in its ability to receive loss allocations from the operating partnership. For example, if our operating partnership liquidates immediately after its funding, Carey Watermark Holdings would receive no liquidation proceeds in excess of its capital contributions. Similarly, if our operating partnership incurs losses after its funding, no loss allocations (other than certain loss allocations arising from expenses related to certain borrowings) would be made to Carey Watermark Holdings in excess of its capital contributions. Finally, if our operating partnership generates profits after its funding, Carey Watermark Holdings would share in those profits based on the terms of the limited partnership agreement of our operating partnership. In short, Carey Watermark Holdings will participate in future increases in the value of our assets but will receive no portion of the capital contributed by holders of our common stock.

        If the advisory agreement is not renewed upon the expiration of its then-current term or is terminated for any reason, or if the advisor resigns, and, in each case, an affiliate of the advisor does not become the replacement advisor, all after two years of the date the operating partnership begins operations, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. See "Management — Advisory Agreement" and "Risk Factors — Risks Related to Our Relationship with Our Advisor — Exercising our right to repurchase all or a portion of Carey Watermark Holdings' interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement."

Tax-Matters Partner

        We are the tax-matters partner of our operating partnership, and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Term

        Our operating partnership will continue in full force perpetually or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnity

        The operating partnership must indemnify and hold us (and our officers, directors, agents and employees) harmless from any liability incurred, losses sustained or benefits not derived as a result of errors in judgments or mistakes of fact or law or any act or omission if we (or our officers, directors, agents or employees) acted in good faith. In addition, the operating partnership must indemnify us (and our officers, directors, agents, employees and designees) to the extent permitted by applicable law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, unless it is established that:

          (1) our charter prohibits us from indemnifying the indemnified party for a matter, in which case the operating partnership shall likewise be prohibited from indemnifying the indemnified party for the matter; or

          (2) it is established that:

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    the act or omission was material to the matter giving rise to the proceeding and was either committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty;

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    the indemnified party actually received an improper personal benefit in money, property or services; or

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    in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Amendment

        The partnership agreement may not be amended without our consent as general partner. In general, we may not amend the partnership agreement without first obtaining the consent of partners holding at least 50% of the ownership interests of all partners. In addition, the consent of the special general partner and the limited partners holding greater than 50% of the ownership interests of the limited partners would be required for any amendment that would (1) contravene an express prohibition or limitation in the partnership agreement; (2) subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act; or (3) prohibit or restrict, or have the effect of prohibiting or restricting, the ability of a limited partner to exercise its rights to a redemption in full.

        However, there are certain circumstances in which we are permitted to amend the partnership agreement without any consent.

 LEGAL PROCEEDINGS

        Since our inception, we have not been involved in any material litigation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our shares. For purposes of this section, under the heading "United States Federal Income Tax Considerations," references to "the company," "we," "our" and "us" mean only Carey Watermark Investors Incorporated and not the operating partnership, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will be, in each case, in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our shares;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  trusts and estates;

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  persons who receive our shares through the exercise of employee share options or otherwise as compensation;

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  persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  persons holding their shares through a partnership or similar pass-through entity;

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  persons holding shares constituting 10% or more (by vote or value) of the ownership of the company; and, except to the extent discussed below:

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  tax-exempt organizations; and

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  non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our shares as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OUR SHARES WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.

Taxation of the Company

        We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2011. We believe that we have been organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011, and we intend to continue to be organized and operate in such a manner. During 2008, 2009 and 2010, we were a "qualified REIT subsidiary" of Carey REIT II, Inc. and, therefore, did not have any independent federal income tax return filing obligations.

        The law firm of Venable LLP has acted as our tax counsel in connection with this offering. We have received the opinion of Venable LLP to the effect that, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. A copy of the opinion of Venable LLP has been filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Venable LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITS, or whole loan mortgage or CMBS securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Venable LLP or us that we will so qualify for any particular year. Venable LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Venable LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Venable LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under "— Requirements for Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify."

        Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See "— Taxation of Taxable U.S. Stockholders — Distributions."

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "— Taxation of Taxable U.S. Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

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  We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "— Prohibited Transactions," and "— Foreclosure Property," below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby (a) avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) treat income and gain from such property as qualifying income for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "— Requirements for Qualification — General."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRS lessees, if any, if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation (determined as of the date of our acquisition of such assets) at the highest corporate income tax rate then applicable to the extent that we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. For tax year 2013, the 10-year period described above was reduced to five years. Without further legislative action, the 10-year period will apply once again for 2014 and future years.

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  We will generally be subject to tax on the portion of any excess inclusion income derived from direct or indirect ownership of residual interests in real estate mortgage investment conduits ("REMICs"), to the extent our shares are held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "— Effect of Subsidiary Entities" and "— Excess Inclusion Income."

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our shares.

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  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations (including TRSs), the earnings of which would be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1) that is managed by one or more trustees or directors;

          (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

          (4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

          (5) the beneficial ownership of which is held by 100 or more persons;

          (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

          (7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

          (8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our organizational documents provide restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a real estate investment trust generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "— Federal Income Tax Aspects of Our Partnership."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any entity otherwise treated as a corporation for U.S. federal income tax purposes, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us — the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "— Asset Tests" and "— Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, if any, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "— Taxation of Taxable U.S. Stockholders — Distributions."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs, if any, to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        We have formed one or more TRSs and may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by our TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income (plus the 3.8% Medicare tax described below when applicable). See "— Taxation of Taxable U.S. Stockholders."

Lodging Properties

        Operating revenues from lodging properties are not qualifying REIT income for purposes of the 75% or the 95% gross income tests discussed below. Accordingly, in order to generate qualifying income with respect to our lodging investments under the REIT rules, we generally must master-lease our lodging properties to a TRS.

        In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying "rents from real property" for purposes of the REIT gross income tests discussed below, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a "qualified lodging facility" from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any lodging property or provide rights to any brand name under which any lodging property is operated. Instead, the lodging property must be operated on behalf of the TRS lessee by a person who qualifies as an "eligible independent contractor," defined as an "independent contractor" who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee. A "qualified lodging facility" is a hotel, motel, or other establishment which satisfies certain unit occupation requirements, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We anticipate that our lodging properties will be qualified lodging facilities. Under such circumstances, rent paid by a TRS lessee generally would be qualifying income for purposes of the REIT gross income tests discussed below.

        Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of the 75% or the 95% gross income tests discussed below if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment, and/or personal property used in lodging properties, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, the leases will provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

        In addition, rent paid by a TRS lessee or other lessee that leases a lodging property from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture, or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. We believe that the leases with our TRS lessees should be treated as true leases; however, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

        For rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are "usually or customarily rendered" in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant "for his convenience." Neither we nor our operating partnership intends to provide any services to any TRS lessee or any other tenant.

Taxable Mortgage Pools

        An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        To the extent we make significant expenditures with respect to senior mortgage loans, CMBS or RMBS securities, we may convey one or more pools of real estate mortgage loans to a trust, owned by a subsidiary REIT substantially owned by our operating partnership, which trust will issue several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We may not make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would likely be a taxable mortgage pool.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "— Excess Inclusion Income."

        If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

        In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or property held primarily for sale to customers in the ordinary course of business ("prohibited transactions") must be derived from assets relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or disregarded subsidiary.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

        Fee Income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS lessees, will not be included for purposes of the gross income tests.

        Dividend Income.    We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests. Certain income inclusions received with respect to our contemplated equity transactions with respect to CDOs may not represent qualifying income for purposes of either the 75% or 95% gross income tests.

        Foreign Assets.    To the extent that we hold or acquire foreign assets, such as CMBS denominated in foreign currencies, such assets may generate foreign currency gains and losses. For purposes of the REIT income requirements, foreign currency gains are divided into two categories: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is excluded from gross income for both the 75% gross income test and the 95% gross income test. Passive foreign exchange gain is excluded from gross income for the 95% gross income test, but is treated as non-qualifying income for the 75% gross income test.

        Real estate foreign exchange gain consists primarily of foreign currency gain attributable to gain that would be qualifying income for purposes of satisfying the 75% gross income test. Passive foreign exchange gain consists primarily of foreign currency gain attributable to gain that would otherwise qualify under the 95% gross income test but not the 75% gross income test. Any foreign exchange gain that is not real estate foreign exchange gain or passive foreign exchange gain would be non-qualifying income for both income tests, unless it is excluded under the hedging rules discussed below in "— Hedging Transactions." No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

        Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to (i) manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) manage risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% gross income test or the 95% gross income test (or any property which generates such income or gain), provided the transaction is clearly identified as such before the close of the day on which it is acquired, originated, or entered into, will not constitute gross income for purposes of the 95% gross income test or the 75% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Rents from Real Property.    To the extent that we acquire real property or interests therein, rents we receive will qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with real property (based on the relative fair market value of the properties involved), then the portion of the rent attributable to the fair market value of such personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. For a more complete discussion of these rules and their application to lodging properties, see "— Lodging Properties."

        Failure to Satisfy the Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions generally will be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs and certain kinds of CMBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second asset test is that the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets. In light of this aggregate value test for TRSs, we will have to monitor closely any increases in the value of our TRS lessees.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. However, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

  •
  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary U.S. federal corporate income tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which we hold an equity interest. For example, we may acquire or originate debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, "original issue discount" or "OID"), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If we, including a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "— Taxable Mortgage Pools." If all or a portion of our company is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a taxable mortgage pool, or we include assets in our portfolio or enter into financing and securitization transactions that result in our being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in a manner set forth under the applicable Treasury Regulations. The Treasury Department has issued guidance on the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) taxable income allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term U.S. federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders that hold our shares in record name in proportion to dividends paid to such stockholders. A stockholder's share of any excess inclusion income:

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  could not be offset by net operating losses of a stockholder;

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  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

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  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders;

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  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including charitable remainder trusts and governmental organizations). Nominees or other broker/dealers who hold our shares on behalf of disqualified organizations also will be subject to this tax on the portion of our excess inclusion income allocable to our shares held on behalf of disqualified organizations; and

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  in the case of a stockholder that is a REIT, regulated investment company ("RIC") or common trust fund, or other pass through entity would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

        No detailed guidance has been provided with respect to the manner in which excess inclusion income would be allocated among different classes of shares, but generally such income must be allocated in proportion to the distributions made to stockholders. Tax-exempt investors, foreign investors, taxpayers with net operating losses, RICs and REITs should carefully consider the tax consequences described above and should consult their tax advisors with respect to excess inclusion income.

Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our subsidiaries, other than a TRS, will be held as inventory or primarily for sale to customers in the ordinary course of business, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as inventory or property held primarily for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20% (plus the 3.8% Medicare tax described below if applicable), and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction, in each case, provided applicable requirements of the Internal Revenue Code are satisfied. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Federal Income Tax Aspects of Our Partnership

  General

        We intend to hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and the equity interests in lower-tier partnerships. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

  Classification as a Partnership

        The ownership by us of equity interests in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "— Asset Tests" and "— Gross Income Tests" above, and in turn could prevent us from qualifying as a REIT. See "— Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

  Tax Allocations with Respect to Partnership Properties

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the relative percentage interests held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. In connection with the organization transactions, appreciated property will be acquired by our operating partnership as a result of actual or deemed contributions of such property to our operating partnership. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, (1) lower amounts of depreciation deductions for tax purposes than if all of the contributed properties were to have a tax basis equal to their fair market value at the time of their contribution to the operating partnership and (2) taxable income in excess of economic or book income as a result of a sale of a property, which might adversely affect our ability to comply with the REIT distribution requirements and result in our stockholders recognizing additional dividend income without an increase in distributions.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our shares that for U.S. federal income tax purposes is:

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  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders may be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. In such cases, U.S. stockholders will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals (plus the 3.8% Medicare tax described below, if applicable), and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals (plus applicable Medicare tax), to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the shares with respect to which the distribution is made for more than

60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

          (a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our TRS lessees, which are subject to U.S. federal income tax);

          (b) the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

          (c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as our TRS lessees that are subject to U.S. federal income tax (a "qualifying foreign corporation"), and specified holding period requirements and other requirements are met. We expect that any foreign corporate CDO entity for which we would make expenditures would not be a "qualifying foreign corporation," and accordingly our distribution of any income with respect to such entities will not constitute "qualifying dividend income."

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "— Taxation of the Company" and "— Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

        Shares issued as stock distributions shall be deemed to have a purchase price equal to the then fair market value of such shares on the date such shares are issued. The holding period for shares issued as stock distributions will commence on the date such shares are issued.

        If a stockholder transfers less than all of its shares and remains our stockholder, the accrued but unissued stock distribution in respect of the transferred shares through the day prior to the date such transfer is recorded on our stock records will be issued to the transferor and the transferee will receive the stock distribution in respect of the acquired shares from the date the transferee acquired the shares.

        The distribution of solely new common stock from us to the recipient stockholders is currently a non-taxable distribution under the Code. Upon receiving a distribution of stock exempt from income tax as provided in the Code, a stockholder must allocate the tax basis of their old common stock, with respect to which the new common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed. We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of an investment in our common stock and stock dividends you receive as a result of ownership of our shares of common stock.

Dispositions of Our Shares

        There is no current, and there may never be, a public market for our shares. Therefore, it will be difficult for stockholders to sell shares quickly. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the shares at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 20% (plus the 3.8% Medicare tax described below if applicable), if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax in Health Care Legislation

        In 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, (the "Reconciliation Act"). The Reconciliation Act now requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax applies broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from disposition of REIT shares. You should consult your tax advisor regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our shares.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While ownership of many real estate assets may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our shares as "debt-financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the shares is financed through a borrowing by the tax-exempt stockholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income" (See "— Taxable Mortgage Pools" and "— Excess Inclusion Income"), distributions from us and income from the sale of our shares generally should not be treated as UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares; and (2) we would not have satisfied the ownership tests described above in "— Requirements for Qualification — General" but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock shares that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. stockholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless (A) our shares constitute a U.S. real property interest ("USRPI") or (B) either (1) the non-U.S. stockholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits generally will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30%

branch profits tax (applied to the net amount after the 35% tax rate is applied) in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of shares at any time during the taxable year. Instead, such capital gain dividend will be treated as a distribution subject to the rules discussed above under "— Taxation of Non-U.S. Stockholders — Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Our Shares.    Unless our shares constitute a USRPI, a sale of the shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our business assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

        We expect that 50% or more of our business assets will consist of real property interests located within the U.S. Therefore, even if our shares would be a USRPI under the foregoing test, our shares will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we will become or remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our shares owned are of a class that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our shares of that class at all times during a specified testing period.

        If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our shares within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

        In 2010, the Treasury Department published final regulations that require us to report the cost basis and gain or loss to a shareholder upon the sale or liquidation of "covered shares." For purposes of the final regulations, all shares now acquired by non-tax exempt shareholders will be considered "covered shares" and will be subject to the new reporting requirement. In addition, all shares acquired by non-tax exempt shareholders through our dividend reinvestment plan now will also be considered "covered shares."

        Upon the sale or liquidation of "covered shares," a broker must report both the cost basis of the shares and the gain or loss recognized on the sale of those shares to the shareholder and to the IRS on Form 1099-B. In addition, S corporations are no longer exempt from Form 1099-B reporting and shares purchased by an S corporation will be "covered shares" under the final regulations. If we take an organizational action such as a stock split, merger, or acquisition that affects the cost basis of "covered shares," we will report to each shareholder and to the IRS a description of any such action and the quantitative effect of that action on the cost basis on an information return.

        We will elect the first in, first out method as the default for calculating the cost basis and gain or loss upon the sale or liquidation of "covered shares." A non-tax exempt shareholder may elect a different method of computation until the settlement date of the sold or liquidated shares by notifying us in writing and following our procedures for notification. We suggest that you consult with your tax advisor to determine the appropriate method of accounting for your investment.

State, Local and Foreign Taxes

        Our company and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Other Tax Considerations

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our shares.

 ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with an investment in us by a pension, profit-sharing, IRA or other employee benefit plan subject to ERISA or Section 4975 of the Code. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

        In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

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  whether the investment is consistent with the applicable provisions of ERISA and the Code,

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  whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations — Taxation of Tax-Exempt U.S. Stockholders"), and

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  the need to value the assets of the Benefit Plan annually.

        Under ERISA, a plan fiduciary's responsibilities include the duty

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  to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  to invest plan assets prudently;

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  to diversify the investments of the plan unless it is clearly prudent not to do so; and

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  to comply with plan documents insofar as they are consistent with ERISA.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

        In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

        Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

        While neither ERISA nor the Code defines the term "plan assets," a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the "Regulation"). Under the Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will be deemed to be "plan assets" of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

        The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

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  "freely transferable,"

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  part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

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  either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we qualify for U.S. federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, we will proceed on the basis that the restrictions imposed to maintain our status as a REIT should not cause the shares to not be considered freely transferable for purposes of the Regulation.

        We have over 100 stockholders. Thus, the second criterion of the publicly offered exception will be satisfied.

        The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act before the 120th day after December 31, 2010. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

        We believe that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation, assuming that our common stock is "freely transferable" and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

        In the event that our underlying assets were treated by the Department of Labor as "plan assets" of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan stockholders, and the prohibited transaction restrictions of ERISA and the Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions.

Alternatively, we might provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

        If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by our advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

        If a prohibited transaction were to occur, our advisor, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

        If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

Admittance of Stockholders

        The funds received will be promptly deposited into our interest-bearing account at UMB Bank. On each admittance date, the funds deposited by each investor will be transferred to us and exchanged for the applicable number of shares. Any interest earned by the investor's funds prior to any such admittance date will be paid to an investor only if the investor's funds have been held in the account for 20 days or longer. Interest earned, but not payable to an investor, will be paid to us.

        In considering an investment in us, a Benefit Plan should consider whether the escrow account arrangement as well as the ultimate investment in us would be consistent with fiduciary standards applicable to that Benefit Plan.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until the shares are listed on a national securities exchange, it is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide, no less frequently than annually, reports of our determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

        We anticipate that upon an annual valuation, we will publish the determination of the NAV to stockholders by filing a current report on Form 8-K with the SEC. We also anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

        With respect to the annual valuation requirements described above, until 18 months after the termination of this offering, not including the offering of shares pursuant to our dividend reinvestment plan, we expect to use the gross offering price of a share of the common stock in this offering (which was based on our NAV per share as of September 30, 2013) as the per share estimated value thereof, unless we decide to update our NAV sooner. Thereafter, we intend to report NAVs on an annual basis. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

        Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

        After the 18-month period described above (or possibly sooner if our board so directs), we expect the estimated share values reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. However, there can be no assurance:

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  that the value could or will actually be realized by us or by stockholders upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

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  that stockholders could realize this value if they were to attempt to sell their shares, or

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  that this value could comply with the ERISA or IRA requirements described above.

 DESCRIPTION OF SHARES

        The following description of the shares does not purport to be complete but contains a summary of portions of the amended and restated charter and bylaws, and such description is qualified in its entirety by reference to the form of the amended and restated charter and the bylaws filed as exhibits to this registration statement. Our initial charter and the bylaws became operative on March 10, 2008 and our charter was amended and restated in September 2010. Our charter and bylaws will remain in effect for the duration of our existence, although they may be amended in accordance with their terms.

General Description of Shares

        We are authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, each share having a par value of $0.001. The issuance of the preferred stock must be approved by a majority of the CWI independent directors who do not have an interest in the transactions and who have access at CWI's expense, to CWI's or independent legal counsel. Each share of common stock is entitled to participate equally in distributions when and as authorized by the directors and declared by us and in the distribution of our assets upon liquidation. Each share of common stock is entitled to one vote (subject to the restrictions on ownership and transfer of shares of our stock contained in our charter and except as may otherwise be specified in the terms of any class or series of common stock) and will be fully paid and non-assessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock into other classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. Under Maryland law, our stockholders are generally not liable for our debts or obligations.

        Our intention is to consider alternatives for providing liquidity for our stockholders beginning not later than six years following the termination of our initial public offering, which terminated in September 2013. If we have not consummated a liquidity transaction by September 30, 2019, our board of directors will be required to consider (but will not be required to commence) an orderly liquidation of our assets, which would require the approval of our stockholders. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a national securities exchange, a merger (which may include a merger with our advisor or its affiliates, or one or more entities managed by our advisor or our subadvisor in the future) or another transaction approved by our board of directors.

        Market conditions and other factors could cause us to delay a liquidity transaction or the commencement of our liquidation. Even if our board of directors decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our stockholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

        We will not issue stock certificates. Shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to DST, a duly executed transfer form available upon request from them or from our website at www.careywatermark.com. Upon the issuance of our shares and upon the request of a stockholder, we will send to each such stockholder a written statement, which will include all information that is required to be written upon stock certificates under Maryland law.

Meetings and Special Voting Requirements

        An annual meeting of the stockholders will be held each year, not fewer than 30 days after delivery of our annual report. The directors, including the independent directors, will take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president, and must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast at such a meeting on any matter. Within ten days after receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting and the matters proposed to be acted on at such meeting, we shall provide all stockholders with written notice, either in person or by mail, of a meeting and the purpose of such meeting, to be held on a date not less than 15 nor more than 60 days after the delivery of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. In general, the presence in person or by proxy of holders of shares entitled to cast 50% of the votes entitled to be cast at the meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, although the affirmative vote of the majority of shares which are entitled to vote and which are present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

        Except as otherwise provided by Maryland law or our charter, our charter may be amended only if such amendment is declared advisable by a majority of our board of directors and approved by the stockholders either at a duly held meeting at which a quorum is present by the affirmative vote of a majority of all votes entitled to be cast or by unanimous written or electronic consent. Our board of directors has the exclusive power to amend, alter or repeal our bylaws. Stockholders may, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors remove a director from the board. Stockholders do not have the ability to vote to replace CLA or to select a new advisor. A dissolution proposed by our board of directors must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

        Except as otherwise provided by law, a merger or sale of all or substantially all of our assets other than in the ordinary course of business must be declared advisable by our board of directors and approved by holders of shares entitled to cast a majority of the votes entitled to be cast on the matter. Our stockholders will not have appraisal rights unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

        Stockholders are entitled to receive a copy of our stockholder list upon request provided that the requesting stockholder represents to us that the list will not be used to pursue commercial interests unrelated to the stockholder's interest in us. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each stockholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a stockholder who must compel the production of a list and is successful. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholders list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. The list will be updated at least quarterly to reflect changes in the information contained therein.

        The rights of stockholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Restriction on Ownership of Shares

        In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

        Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

        Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as defined below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days' prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for REIT qualifications.

        Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the ownership limits or establish or increase an excepted holder limit for such person. However, the board may not exempt or establish or increase an excepted holder limit for any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust. The board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

        Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in the stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in the charter) prior to the date of the transfer. If the transfer to the trust would not be effective for any reason to prevent the violation, then the transfer of that number of shares that would otherwise cause the violation will be null and void, and the proposed transferee will acquire no rights in the shares. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

        Every owner of more than five percent (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Distributions

        Consistent with our intent to qualify to be taxed as a REIT, we expect to distribute at least 90% of our net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and, during the term of this offering, we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock. Generally, income distributed as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements.

        Distributions will be paid out of funds legally available therefor at the discretion of the directors, consistent with our intention to qualify to be taxed as a REIT. Our distributions have exceeded, and may in the future exceed, our earnings and FFO and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering, which would reduce amounts available for the acquisition of properties. In addition, because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. As discussed in "United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions," if we may make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated in part as a return of capital. The directors, in their discretion, will determine in each case whether the sources and amounts of distributions are appropriate.

        We are not prohibited from distributing securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Summary of Our Amended and Restated Distribution Reinvestment Plan

        We have adopted the CWI Amended and Restated Distribution Reinvestment Plan, referred to in this prospectus as the "distribution reinvestment plan," pursuant to which stockholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the distribution reinvestment plan. The distribution reinvestment plan is attached as Exhibit 4.1 to our Current Report on Form 8-K, filed on December 13, 2013.

        The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional shares at the net asset value per share of common stock determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

        The distribution reinvestment plan will be available to stockholders who purchase shares in this offering. You may elect to participate in the distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other stockholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the distribution reinvestment plan and who has not previously elected to participate in the distribution reinvestment plan may so elect at any time to participate in the distribution reinvestment plan.

        Participation; Agent.    Our distribution reinvestment plan is available to stockholders of record of our common stock. DST, acting as agent for each participant in the plan, will apply cash distributions which become payable to such participant on our shares (including shares held in the participant's name and shares accumulated under the plan), to the purchase of additional whole and fractional shares of our common stock for such participant.

        Eligibility.    Participation in the distribution reinvestment plan is limited to registered owners of our common stock. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the stockholder in order to be eligible for this plan. Further, a stockholder who wishes to participate in the distribution reinvestment plan may purchase shares through the plan only after receipt of a prospectus relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent public offering of shares by

us. Our board of directors reserves the right to amend the plan in the future to permit voluntary cash investments in our common stock pursuant to the plan. A participating stockholder is not required to include all of the shares owned by such stockholder in the plan but all of the distributions paid on enrolled shares will be reinvested.

        Stock Purchases.    In making purchases for the accounts of participants, DST may commingle the funds of one participant with those of other participants in the distribution reinvestment plan. All shares purchased under the distribution reinvestment plan will be held in the name of each participant. Purchases will be made directly from us at 95% of the estimated NAV of our common stock, as estimated by our advisor or another firm we choose for that purpose; provided, however, that during any period in which we are conducting a public offering of our common stock, and until a subsequent NAV is determined, purchases will be made through the distribution reinvestment plan at a price per share equal to 95% of the per share offering price of our common stock in the public offering. DST shall have no responsibility with respect to the market value of our common stock acquired for participants under the plan.

        Timing of Purchases.    DST will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of DST, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by DST will be distributed to the participant.

        Account Statements.    Following each purchase of shares, DST will provide to each participant an account statement showing the cash distribution, the number of shares purchased with the cash distribution and the year-to-date and cumulative cash distributions paid.

        Expenses and Commissions.    There will be no direct expenses to participants for the administration of the plan. Administrative fees associated with the distribution reinvestment plan will be paid by us.

        Taxation of Distributions.    The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions (i.e., 100% of the distribution, not 95% of the distribution). As a result, unless you are exempt from tax, you may have to use funds from other sources to pay the tax liability attributable to reinvested amounts.

        Stock Certificates.    No share certificates will be issued to a participant.

        Voting of Shares.    In connection with any matter requiring the vote of our stockholders, each participant will be entitled to vote all of the whole shares held by the participant in the distribution reinvestment plan. Fractional shares will not be voted.

        Absence of Liability.    Neither we nor DST shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither we nor DST shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the distribution reinvestment plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we and DST have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

        Termination of Participation.    A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to DST. To be effective on a distribution payment date, the notice of termination and termination fee must be received by DST at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, DST may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant.

        Amendment, Supplement, Termination and Suspension of Distribution Reinvestment Plan.    The distribution reinvestment plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, DST receives written notice of termination of the participant's account. Amendment may include an appointment by us or DST with our approval of a successor agent, in which event such successor shall have all of the rights and obligations of DST under the distribution reinvestment plan. The plan may also be suspended by us at any time without notice to the participants.

        Governing Law.    The distribution reinvestment plan and the authorization card signed by the participant (which is deemed a part of the distribution reinvestment plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland, provided that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of shares to its residents or within such state. The distribution reinvestment plan and the authorization card cannot be changed orally.

Redemption of Shares

        In connection with this offering, we have amended and restated our redemption plan for all stockholders as described below.

        Prior to the time, if any, as the shares are listed on a national securities exchange, any stockholder that has held shares for at least one year since the date of their issuance (or less than one year, in the case of a stockholder's death, qualifying disability or receipt of qualifying long-term care, as described below, or as part of a distribution paid by the Company in the form of shares of our common stock), and who purchased those shares from us or received the shares from us through a non-cash transaction, not in the secondary market or in any other transaction to which we were not a party, may present all or any portion of these shares to us for redemption at any time, in accordance with the procedures outlined in this prospectus. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and, to the extent the total number of shares for which redemption is requested in any quarter, together with the number of shares redeemed in the preceding three fiscal quarters, does not exceed 5% of the total number of shares outstanding as of the last day of the immediately preceding fiscal quarter, which we refer to as the 5% limit. As a result, some or all of a stockholder's shares may not be redeemed. In addition, our advisor may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other stockholders.

        Generally, cash available for redemption will be limited to proceeds from our distribution reinvestment plan, plus, if we had positive operating cash flow from the previous fiscal year, up to 1% of the operating cash flow of the previous fiscal year. However, our board may decide to exceed those guidelines or use other cash resources for redemptions, subject to the 5% limit. Except for redemptions sought upon a stockholder's death or qualifying disability (as defined below) or redemptions sought upon a stockholder's receipt of qualifying long-term care (upon the conditions set forth below), the redemption price will be 95% of the estimated NAV of our common stock; provided, however, that during any period in which we are conducting a public offering of our common stock, and until a subsequent NAV is determined, the redemption price will be a price per share equal to 95% of the per share offering price of our common stock in the public offering. See "Estimated Net Asset Value Per Share and Initial Offering Price Calculation."

        The holding period begins with the original date of the stockholder's investment in the registrant. Except in the case of Special Circumstances Redemptions (as described below) or in cases where dividends have been paid by the Company in the form of shares of common stock, the shares must be held for at least one year from the date of issuance.

        Subject to the limitations described in this prospectus and provided that the redemption request is made within one calendar year of the event giving rise to the following special circumstances ("Special Circumstances Redemptions"), we may allow a stockholder to request a redemption of his or her shares earlier than one year from the date of their issuance (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder's receipt of qualifying long-term care, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. The purchase price per share for shares redeemed upon the death or qualifying disability of the stockholder or upon the stockholder's receipt of qualifying long-term care will be the greater of (i) the price paid to acquire the shares from us, or (ii) 95% of the estimated NAV, or in the case of shares received as part of a distribution paid by the Company in shares of our common stock, at 95% of the estimated NAV. Furthermore, in order for the disability to be considered a qualifying disability, the stockholder must receive a determination of disability based on a physical or mental condition or impairment made by the governmental agency responsible for reviewing the disability retirement benefit that the stockholder could be eligible to receive. The governmental agencies are limited to the following: (a) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time; (b) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System ("CSRS"), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the terms available for Special Circumstances Redemptions, unless permitted in the discretion of our board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by (1) the stockholder's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

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  disabilities occurring after the legal retirement age;

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  temporary disabilities; and

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  disabilities that do not render a worker incapable of performing substantial gainful activity.

        Therefore, these disabilities will not qualify for the terms available for Special Circumstances Redemptions.

        Redemption requests following receipt of long-term care must be accompanied by (1) a written statement from a licensed physician certifying the stockholder's continuous and continuing need for long-term care as previously defined and that the stockholder will indefinitely require long-term care, as defined below, and (2) a written statement from the long-term care facility, as defined below, verifying initial date of admittance or from the health agency verifying initial date of services. "Long-term care" means (a) a stockholder's continuous and continuing need for receipt of health care in a long-term care facility or long-term home health care provided by a home health agency and (b) that a licensed physician has determined that the stockholder will require receipt of long-term care or home health care services provided by a home health agency indefinitely. A "long-term care facility" means an institution that (a) is approved by Medicare as a provider of skilled nursing care, (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands), or (c) is licensed in the state of residence as an assisted living facility that provides housing, twenty-four hour on-site monitoring, and personal care services and/or home care services in a home-like setting to five or more adult residences. "Long-term home health care" is health care that is provided by a home health agency that either (a) is approved by Medicare or (b) is certified in the state of residence to provide long-term home health care services.

        If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding shares are offered for redemption, requesting stockholders' shares may be redeemed on a pro rata basis, rounded to the nearest whole share, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically be carried forward to the next quarter, unless such request is revoked, and will receive priority over requests made in the carryover quarter. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.

        A stockholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent to the redemption agent, which is currently DST. To request a form, call our Investor Relations Department at 1-800-WP CAREY. The redemption agent at all times will be registered as a broker-dealer with the SEC and each state's securities commission unless exempt from registration. Within 30 days following our receipt of the stockholder's request, we will forward to the stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

        A stockholder may present to us fewer than all of the stockholder's shares for redemption, provided, however, that the stockholder must present for redemption at least 25% of the stockholder's shares. Partial redemption requests will be processed on a first in, first out basis for stockholders with multiple investment purchases, including purchases pursuant to our distribution reinvestment plan.

        The board of directors, in its sole discretion, may amend, suspend or terminate the redemption plan at any time it determines that such amendment, suspension or termination is in our best interest. The board of directors may also change or waive the limitations described above on the number of shares we may repurchase during any 12 month period and the amount of operating cash flow we may use to effect redemptions. We are not required to provide advance notice of any decision to amend, suspend, terminate or change or waive limitations under, the redemption plan; however, we will publicly report any material amendment, change or waiver or any termination or suspension in a periodic report filed with the SEC and, during this offering, in a prospectus supplement. The board of directors may also suspend the redemption plan if:

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  it determines, in its sole discretion, that such redemption impairs our capital or operations;

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  it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical;

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  any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders;

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  it determines, in its sole discretion, that such redemption would be unlawful; or

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  it determines, in its sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code.

        Shares of our common stock redeemed under the redemption plan will return to the status of authorized but unissued shares of common stock. We will not resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws. We will immediately terminate the redemption plan and will not accept shares of common stock for redemption in the event the shares of common stock are listed on a national securities exchange or if a secondary trading market for the common stock is otherwise established.

        W. P. Carey, the advisor, our directors and affiliates are prohibited from receiving a fee on any share redemptions, including selling commissions and dealer manager fees. For a discussion of the tax treatment of such redemptions, see "United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders." The redemption plan will terminate, and we will no longer accept shares for redemption, if and when our shares are listed on a national securities exchange.

        For a discussion of the tax treatment of such redemptions, see "United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders."

Restrictions on Roll-Up Transactions

        In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal in the registration statement shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal, unless the issuer can establish a defense to such liability. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

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  a transaction involving securities that have been listed on a national securities exchange for at least 12 months; or

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  a transaction involving the conversion to corporate, trust or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor, or our investment objectives.

        In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

          (i)    accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii)   one of the following:

            (A)  remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously, or

            (B)  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-up Transaction:

          (i)    which would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in the charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of us. See "Management," "Reports to Stockholders" and "Description of Shares";

          (ii)   which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii)  in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares — Meetings and Special Voting Requirements"; or

          (iv)  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Transfer Agent

        The transfer agent and registrar for the shares is DST Systems, Inc. The transfer agent's address is 430 W. 7th Street, Suite 219145, Kansas City, MO 64105, and its phone number is 1-888-241-3737.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board,

  •
  a two-thirds vote requirement for removing a director,

  •
  a requirement that the number of directors be fixed only by vote of the directors,

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directorships. Our charter, however, provides that the total number of directors shall not be less than 3. We have not adopted provisions for a classified board. As described above under "— Meetings and Special Voting Requirements," stockholders may, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, remove a director. In addition, stockholders entitled to cast at least 10% of all the votes entitled to be cast at the meeting on any matter may request that we call a special meeting of stockholders.

        Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities.

Tender Offers

        Our charter provides that any tender offer made by any person, including any "mini-tender" offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

        In order for any person to conduct a tender offer to any stockholder, our charter requires that the person comply with Regulation 14D of the Exchange Act, other than Rule 14d-9, and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, any person initiating a tender offer would be required to provide:

  •
  Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

  •
  The ability to allow stockholders to withdraw tendered shares while the offer remains open;

  •
  The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

  •
  That all stockholders of the subject class of shares be treated equally.

        In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant person's shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person's noncompliance.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

ESTIMATED NET ASSET VALUE PER SHARE AND INITIAL OFFERING PRICE

General

        The estimated gross NAV was $609,032,627 as of September 30, 2013, or $10.24 on a per share basis based on shares of common stock outstanding as of November 30, 2013. After giving effect to the Stock Dividend, this per share estimated NAV was adjusted to $9.00. The initial $10.00 offering price was determined by our board of directors and will result in net proceeds of $9.00 per share to us, after deducting the maximum 10% selling commissions and dealer manager fees, which is equivalent to the per share estimated NAV after giving effect to the Stock Dividend. Our advisor calculated the NAV of our common stock relying in part on appraisals of the fair market value of our real estate portfolio provided by PKF and estimates of the fair market value of our mortgage debt provided by Stanger, as described further below. We selected PKF and Stanger to provide their respective services because of their industry experience and reputation.

        The valuations by PKF and Stanger were performed as of September 30, 2013 in the context of the information available at or around that date. Events occurring after that date could affect the assumptions used in preparing the analyses and/or conclusions of PKF and Stanger. Neither PKF nor Stanger has an obligation to update its respective valuation on the basis of subsequent events.

Calculation of NAV

        Set forth below are the material items included in our advisor's calculation of our estimated NAV:

	Appraised Real Estate Value	$799,900,000
(less)	Fair Market Value of Property Debt	$422,003,234
(less)	Estimated Disposition Expenses	$2,799,650
(plus)	Other Net Tangible Assets(1)	$245,029,595
(less)	Estimated Liquidation Stage Fees	$11,094,084
	Estimated Net Asset Value	$609,032,627
	Shares Outstanding(2)	59,489,066
	Estimated NAV Per Share(3)	$10.24

(1)
Comprised substantially of cash.

(2)
Based on shares outstanding as of November 30, 2013. Does not reflect the Stock Dividend.

(3)
Rounded to nearest $0.01.

Appraised Real Estate Value

        Summary of Methodology.    PKF appraised our real estate portfolio using the income approach of valuation, specifically a discounted cash flow analysis, as well as the sale comparison approach. The income method is a customary valuation method for income-producing properties, such as hotels. While PKF was engaged to appraise the fair market value of our real estate portfolio in the aggregate, the appraisal was based on an analysis of each hotel property in our real estate portfolio. In performing this analysis, PKF reviewed hotel property level information provided by our advisor and subadvisor including: property operating data, prior appraisals as available, franchise agreements, management agreements, agreements governing the ownership structure of each property and other property level information. In addition, PKF (a) discussed each hotel in our real estate portfolio with our advisor and subadvisor; (b) visited each hotel; and (c) reviewed information from a variety of sources about market conditions for each of our hotels.

        After completing the reviews described above, PKF developed a multi-year discounted cash flow analysis for each hotel based on a review of the historical property operating statements for the trailing two years, a review of the 2013 forecasts, as well as estimating occupancy, average daily room rate, revenues and expenses for each hotel based on an analysis of market demand. In addition, PKF determined an estimated residual value of each hotel in the final year of the discounted cash flow analysis by estimating the next year's net operating income and capitalizing that income at a capitalization rate indicative of the location, quality and type of the hotel. PKF made deductions for capital expenditures based on discussions with the subadvisor, their review of each property's improvements and estimates of reserves for replacement going forward.

        The discount rates and residual capitalization rates used to value our real estate portfolio were applied on a hotel-by-hotel basis, and were selected based on several factors, including industry surveys, discussions with industry professionals, hotel type, franchise, location, age, current room rates, and other factors deemed appropriate. The discount rates applied to the estimated net operating cash flow projection of each hotel property ranged from approximately 9% to 11%, with an average of approximately 10.2%. The residual capitalization rates applied to the hotel properties ranged from approximately 7% to 9%, with an average of approximately 8.2%.

        Conclusion as to our Real Estate Portfolio Value.    The result of the analysis outlined above was then adjusted where appropriate to reflect our economic ownership interest in each hotel. Based on the analyses outlined above, and subject to the assumptions and limitations below, the "as is" market value of our real estate portfolio as of September 30, 2013 was approximately $799,900,000. The resulting imputed capitalization rate based on the estimated net operating income of our portfolio for the twelve month period following the valuation date was approximately 7%.

        Assumptions and Limitations.    The appraisal is subject to certain assumptions and limiting conditions, including: (i) PKF assumes no responsibility for matters of a legal nature affecting any of the hotels in our real estate portfolio and title to each property is assumed to be good and marketable and each hotel property is assumed to be free and clear of all liens unless otherwise stated; (ii) the appraisal assumes (a) responsible ownership and competent management of each hotel property, (b) no hidden or unapparent conditions of any hotel property's subsoil or structure that would render such property more or less valuable, (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which PKF's opinion of value contained in the appraisal is based; (iii) the information upon which PKF's appraisal is based has been provided by or gathered from sources assumed to be reliable and accurate, including information that has been provided to PKF by our advisor and subadvisor, and PKF is not responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any hotel property in our real estate portfolio are assumed to be completed in a workmanlike manner; (v) the physical condition of the property improvements are based on representations by us and PKF assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) PKF has made no survey of the hotel properties in the portfolio and has assumed that there are no soil, drainage or environmental issues that would impair its opinion of value; (vii) any projections of income and expenses included in the appraisal and the valuation parameters utilized are not predictions of the future; rather, they are PKF's best estimate of current market thinking as of the valuation date relating to future income and expenses and PKF makes no warranty or representation that any such projections will materialize; (viii) PKF's opinion of value represents normal consideration for our portfolio sold unaffected by special terms, services, fees, costs, or credits incurred in a transaction; (ix) the existence of hazardous materials, which may or may not be present at any hotel property, was not disclosed to PKF by our advisor or subadvisor, and PKF has no knowledge of the existence of such materials on or in any hotel property, nor is PKF qualified to detect such hazardous substances and PKF assumes no responsibility for the detection or existence of such conditions as such considerations are not within the scope of PKF's engagement; (x) PKF has assumed that each hotel property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (the "ADA") and no investigation has been made by PKF with respect to any potential environmental or ADA problems as such investigation is not within the scope of PKF's engagement; and (xi) PKF's opinions of value do not reflect any potential premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market.

Fair Value of Debt

        Summary of Methodology.    Stanger performed a valuation of our property-level debt by reviewing available market data for comparable liabilities and applying selected discount rates to the stream of future debt payments. The discount rates were selected based on several factors including U.S. Treasury, LIBOR and EURIBOR yields as of the valuation date, as well as loan specific items such as loan-to-value ratios, debt service coverage ratios, collateral property location, age and type (i.e. full-service, limited service, etc.), prepayment terms, and maturity and loan origination date. The discount rates ranged from 1.01% to 5.75% with a weighted average of approximately 4.39%.

        Conclusion as to Value of Debt.    Based on the analysis described above, and subject to the assumptions and limitations discussed below, Stanger determined the aggregate fair market value of our property-level debt to be approximately $422,003,234, as of September 30, 2013.

        Assumptions and Limitations.    Stanger's valuation of the property-level debt is subject to certain assumptions and limiting conditions, including: (i) Stanger has relied upon the most recent appraised value of the collateral property as provided by W. P. Carey and has assumed that such value estimate approximates the market value of the collateral property at or around the valuation date; (ii) Stanger has relied upon the most recent operating statements provided to us by W. P. Carey and has assumed that such operating statements materially represents the current net operating income of the collateral property at or around the valuation date; (iii) Stanger has been provided with loan documents and/or loan summaries, loan payment schedules and other factual loan information by W. P. Carey and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (iv) Stanger has been provided with descriptive information concerning the collateral properties and has assumed such information is correct and materially representative of the property's condition as of the valuation date; (v) no investigation has been made of, and no responsibility is assumed for legal matters including title or encumbrances and title to the collateral property is assumed to be good and marketable and the collateral property is assumed to be free and clear of liens (other than the mortgage being valued), easements, encroachments and other encumbrances unless otherwise stated in Stanger's report, and all improvements are assumed to lie within property boundaries; (vi) information furnished by others, upon which all or portions of Stanger's value opinion is based is believed to be reliable, but has not been verified and no warranty is given as to the accuracy of such information; (vii) it is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any collateral property use on which the collateral property value proved to Stanger is based; (viii) full compliance with all applicable federal, state and local zoning, use, occupancy, environmental,

ADA and similar laws and regulations is assumed; (ix) no responsibility is taken for changes in market conditions and no obligation is assumed to revise Stanger's opinion of value to reflect events or conditions which occur subsequent to the valuation date hereof; (x) responsible ownership and competent property management are assumed for all collateral properties; (xi) all mortgages are assumed to be salable, transferable or assumable between parties and are further assumed not to be in default; and (xii) it is assumed that there are no hidden or unapparent conditions of the collateral property, subsoil, or structures that are not otherwise considered in the property appraised value conclusions provided to Stanger that would affect property value and no responsibility is assumed for such conditions. Stanger's opinion of the property-loan value herein is predicated on the above assumptions.

Compensation and Material Relationships

        PKF and Stanger have been paid fees of approximately $130,000 and $16,000, respectively, for the appraisals of the fair market value of our real estate portfolio and our mortgage debt, respectively. PKF and Stanger are also entitled to reimbursement for related out-of-pocket expenses, and are entitled to indemnification against certain liabilities. PKF and Stanger have no present or prospective interest in our real estate portfolio or any specific hotel property therein, nor do they have any interest in us, W. P. Carey, Watermark or any of our or their affiliates. PKF and Stanger have provided other financial advisory and valuation services to W. P. Carey, Watermark and their respective affiliates in the past, and Stanger is currently engaged to provide valuation services to W. P. Carey and the CPA REITs, in both cases for normal and customary compensation. PKF and Stanger may provide such services to W. P. Carey, Watermark and their respective affiliates in the future.

Experience of PKF

        Real estate appraisal services represent a significant portion of the professional services PKF currently performs. As PKF has Member Appraisal Institute and Counselor of Real Estate professionals on staff, PKF is able to perform appraisals of all types of real estate that comply with recognized industry standards and appraisal reporting requirements. In addition, PKF has special expertise in appraising large numbers of properties for a single clients.

Experience of Stanger

        Stanger provides consulting and valuation services for real estate assets and investment portfolios owned by institutions, and for mortgage loans encumbering such assets. Stanger's valuation services relate principally to real estate portfolio valuations, single property appraisals, the valuation of mortgage loans and the valuation of general partner and limited partner interests. Stanger has valued over $30.0 billion of real estate assets and mortgage loans and currently provides confirming opinions or appraisals annually on over $5.0 billion of properties and over $5.0 billion of mortgage loans on a quarterly basis. Properties reviewed and those serving as loan collateral are located throughout North America, Europe and Asia and include office, industrial, retail, multifamily, hotels, self-storage, net lease, land and other property types. Stanger maintains a wide range of industry contacts and a database of asset and debt performance information, industry publications, and information on real estate and capital markets.

 THE OFFERING/PLAN OF DISTRIBUTION

The Offering

        We are publicly offering through Carey Financial, our dealer manager, on a best efforts basis a maximum of $350.0 million of shares of common stock consisting of 35,000,000 shares priced at $10.00 per share. There are discounts available for certain categories of purchasers as described below.

        A stockholder may purchase shares in the offering only after receipt of a prospectus related to the offering. The sale to stockholders may not be completed until at least five business days after the date the stockholder receives a final prospectus. The minimum order is 200 shares or $2,000 (or 250 shares or $2,500 for New York non-IRA investments).

        We have also registered $300,000,000 of shares for issuance to stockholders who elect to participate in the distribution reinvestment plan who receive a copy of this prospectus or a separate prospectus for such plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The shares purchased through our distribution reinvestment plan will initially be purchased at a price of $9.50 per share. The price of shares issued pursuant to our distribution reinvestment plan will be 95% of the estimated NAV of our common stock, less administrative fees.

        We may sell shares in this offering until December 31, 2014; provided, however that our board of directors may extend this offering for up to an additional 12 months thereafter, which decision will be communicated by prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time.

        This offering must be registered in every state, the District of Columbia and Puerto Rico, in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico, in which our registration is not renewed annually. It is unlikely that we will sell the full number of shares registered.

        Our shares may also be sold by our officers and directors and the officers and directors of our advisor without receiving any selling commission or dealer manager fees, in those states where they are licensed to do so or are exempt from licensing. All offers and sales of shares by our officers and directors and those of our advisor will be made under the safe harbor from broker-dealer registration provided by SEC Rule 3a4-1.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

        Our dealer manager is a member firm of FINRA. We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act.

        Except as provided below, Carey Financial will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering and, as our dealer manager, will receive 3.0% of the gross offering proceeds as compensation for acting as the dealer manager. Reduced selling commissions will be paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our friends and family program or our distribution reinvestment plan, although we will pay administrative fees related to the purchase of shares through our distribution reinvestment plan. We will also reimburse our dealer manager for reasonable bona fide invoiced due diligence expenses as described below.

        We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as selected dealers, to sell our shares. Except as provided below, our dealer manager will re-allow all of its selling commissions attributable to a selected dealer.

        We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

  •
  purchases shares through fee-based programs, also known as wrap accounts;

  •
  purchases shares through participating broker dealers that have alternative fee arrangements with their clients;

  •
  purchases shares through certain registered investment advisers;

  •
  purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or

  •
  is an endowment, foundation, pension fund or other institutional investor.

        If an investor purchases shares through one of these distribution channels in our primary offering, we will sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions are not being paid in connection with such purchases. The net proceeds to us will not be affected by any such reduction in selling commissions.

        In addition, we may sell shares at a discount to the primary offering price of $10.00 per share to:

  •
  certain closed-end investment companies registered under the Investment Company Act;

  •
  closed-end funds, advised by investment advisers that are affiliated with a selected dealer; or

  •
  private equity funds or other unregistered wealth management funds.

        If a purchaser described above buys shares through an affiliated selected dealer, we will sell the shares at a 7.5% discount, or at $9.25 per share, reflecting that selling commissions are not payable and the dealer manager fee is being reduced from 3.0% to 2.5%. The dealer manager may re-allow all or a portion of the dealer manager fee earned on sales to the above described purchasers to the affiliated broker-dealer of such purchasers. The net proceeds to us will not be affected by such reduction in selling commissions and dealer manager fees. The discounted price for shares sold to the above described purchasers will not apply to any shares sold under our distribution reinvestment plan.

        Neither our dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

        The dealer manager may re-allow to a selected dealer a portion of its dealer manager fee to that selected dealer as a marketing fee based upon such factors as:

  •
  the volume of sales estimated to be made by the selected dealer; or

  •
  the selected dealer's agreement to provide one or more of the following services:

  •
  providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;

    •
    responding to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the markets in which we have invested;

    •
    assisting investors with redemptions; or

    •
    providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

        In addition, Carey Financial may reimburse certain of our selected dealers for:

  •
  technology costs; and

  •
  other costs and expenses associated with the primary offering, the facilitation of the marketing of our shares and the ownership of such shares by our selected dealers' customers.

        These costs will be paid out of the dealer manager fee. There is a possibility that these reimbursements may cause the aggregate compensation paid to a particular selected dealer to exceed 10.0% of its sales. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation."

        Carey Financial, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay Carey Financial a dealer manager fee of 3.0% of the gross offering proceeds. In addition to re-allowing a portion of the dealer manager fee as a marketing fee to certain selected dealers, the fee will also be used for certain costs that are viewed by FINRA as included in the 10.0% underwriting compensation limit, such as the cost of the following activities:

  •
  travel and entertainment expenses;

  •
  compensation of Carey Financial's employees in connection with wholesaling activities;

  •
  expenses incurred in coordinating broker-dealer seminars and meetings;

  •
  wholesaling expense reimbursements paid by Carey Financial or its affiliates to other entities;

  •
  the national and regional sales conferences of our selected dealers;

  •
  training and education meetings for registered representatives of our selected dealers; and

  •
  permissible forms of non-cash compensation to registered representatives of our selected dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target. These gifts would include, but not be limited to, seasonal gifts.

        The maximum amount of all items of compensation we may pay to Carey Financial and the selected dealers is set forth in the table below. For a complete description of these fees, see "Management Compensation." This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Selected Dealer Compensation

Maximum Aggregate
Selling Commission (maximum)	$70,000,000
Dealer Manager fee (maximum)	30,000,000

Total	$100,000,000

        We will reimburse our dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described below. In this regard, our advisor may advance the due diligence reimbursements to the dealer manager and the selected dealers for which we will reimburse our advisor.

        Under FINRA rules, the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with the primary offering, including selling commissions and the dealer manager fee may not exceed 10% of our gross offering proceeds from the sale of shares in our primary offering. Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this 10% underwriting compensation limit is not exceeded. Our dealer manager will reimburse us for any underwriting compensation in excess of FINRA's 10% underwriting compensation limit.

        In addition to the 10% underwriting compensation limit, FINRA and many states also limit the total organizational and offering expenses (including selling commissions and the dealer manager fee) that we may incur to 15% of our gross offering proceeds. Our advisor has agreed to reimburse any organizational and offering expenses, excluding selling commissions and the dealer manager fee, that exceed four percent of the gross offering proceeds. We expect that our total organizational and offering expenses, including selling commissions and the dealer manager fee to be $38,720,428 if the maximum amount of shares is sold in the offering. There are no additional organization and offering expenses attributable to sales of shares pursuant to our distribution reinvestment plan. During the course of the offering, we may pay up to 15% of our gross offering proceeds for organizational and offering expenses (including selling commissions and the dealer manager fee) and at the end of the offering our advisor will reimburse us so that our organizational and offering expenses (excluding selling commissions and the dealer manager fee) do not exceed 4.0% of the gross offering proceeds in the primary offering.

Volume Discounts

        We will offer a reduced share purchase price in the offering to single purchasers that have purchased more than $500,000 of shares, in the aggregate, in the initial public offering and/or this follow-on offering, which we refer to in this prospectus as "volume discounts." Volume discounts are not applicable to shares purchased pursuant to our distribution reinvestment plan. Selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below.

Dollar Volume of Shares Purchased For A "Single" Purchaser	Selling Commission For Incremental Share in Volume Discount Range	Purchase Price Per share to Investors
$2,000 – $500,000	7.0%	$10.00
500,001 – 1,000,000	6.0%	9.90
1,000,001 – 2,000,000	5.0%	9.80
2,000,001 – 3,000,000	4.0%	9.70
3,000,001 – 5,000,000	3.0%	9.60

        For example, a single purchaser would receive 55,050.5051 shares rather than 55,000 shares for an investment of $550,000 and the selling commission would be $38,030. The discount would be calculated as follows: (i) on the first $500,000 of the investment there would be no discount and the purchaser would receive 50,000 shares at $10 per share; and (ii) on the remaining $50,000, the per share price would be $9.90 and the purchaser would receive 55,050.5051 shares.

        For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account. Investments made in our initial public offering and this offering will be combined.

        An investor may accomplish this instruction by checking the appropriate box and providing requested information under the "Investment" section of our order form. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for $450,000, and a second purchase is for $80,000, then the first $50,000 of the second purchase will be priced at $10.00 per share and the remaining $30,000 of the second purchase will be priced at $9.90 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.

        In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share that would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 10.0% selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

        The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

        Any reduction in selling commissions will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us with which to acquire properties or use for other corporate purposes. All investors will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions will receive higher returns on their investments in us as compared to investors who do not pay reduced selling commissions.

        Selling commissions and the dealer manager fee for purchases of more than $5.0 million are negotiable. Selling commissions and the dealer manager fee paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5.0 million, we will supplement this prospectus to include:

  •
  the aggregate amount of the sale;

  •
  the price per share paid by the purchaser; and

  •
  a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

  •
  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

  •
  all purchasers of the shares must be informed of the availability of quantity discounts;

  •
  the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

  •
  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

  •
  the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

  •
  no discounts are allowed to any group of purchasers.

        Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Shares Purchased by Broker-Dealers Participating in the Offering and our Affiliates

        We may sell shares to selected dealers, their retirement plans, their representatives, employees and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, which is net of the selling commissions. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net offering proceeds we receive will not be affected by the discounted sales price of such shares. We will not sell shares to selected dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives until 90 days after our registration statement is declared effective by the SEC.

        Our officers and directors and their family members, as defined above, as well as our advisor and its affiliates and the officers, directors, and employees of our advisor and its affiliates and their family members and if approved by our board, consultants, may purchase directly from us shares offered in this offering at $9.00 per share, which is net of all selling commissions and the dealer manager fee. Except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares that may be sold to such persons. The net offering proceeds we receive will not be affected by the reduced sales price of such shares. Such persons shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Investments through IRA Accounts

        We may retain a custodian to act as an IRA custodian for our stockholders who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Our advisor may determine to pay (1) the fees related to the establishment of investor accounts with such IRA custodians, and (2) the fees related to the maintenance of any such account for the first year following its establishment, and such payment will be treated as a purchase price reduction. Thereafter, the IRA custodian(s) may provide this service to our stockholders at such stockholder's expense with annual maintenance fees charged to the stockholder. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Other Sales

        From time to time, we or our operating partnership may sell equity securities to institutional investors. We may sell shares of our common stock directly to institutional investors in this offering or we and our operating partnership may sell equity interests in other public offerings or private placement transactions. Such sales may be based upon the price at which shares of common stock are being sold in this offering, or they may be at negotiated prices and on terms that are different from the terms of this offering. We may pay commissions to placement agents, selected dealers, brokers and our dealer manager in connection with such transactions that are different from the dealer manager fees and selling commissions described above. In the event of a sale to an institution in this offering at a negotiated price, then we will supplement this prospectus to include:

  •
  the aggregate amount of the sale;

  •
  the price per share paid by the institution; and

  •
  a statement that other similar institutions wishing to purchase at that volume of securities will pay the same price for that volume of securities.

        For a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock, see "United States Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders."

Arrangements with Respect to Money Held

        We may not transfer your funds to us until at least five business days have passed since you received a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. At any time prior to the settlement date, you may withdraw your order by notifying your broker-dealer.

 REPORTS TO STOCKHOLDERS

        We provide periodic reports to stockholders regarding our operations over the course of the year. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with GAAP. Tax information will be mailed to the stockholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual financial statements will contain:

  •
  the ratio of the costs of raising capital during the period to the capital raised;

  •
  an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value;

  •
  the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by us and including fees or charges paid to the advisor and any affiliate of the advisor by third parties doing business with us;

  •
  our total operating expenses, stated as a percentage of average invested assets and as a percentage of our adjusted net income;

  •
  a report from the independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

  •
  separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving us, our directors, our advisor, W. P. Carey and any affiliate thereof occurring in the year for which the annual report is made. Independent directors are specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

        The board of directors, including the independent directors, must take reasonable steps to ensure that the above requirements are met.

        If a distribution is not being funded from cash flow from operating activities, our stockholders resident in Arizona, New York and Maryland will be provided disclosure that provides the percentage and dollar amount that is being funded from cash flow from operating activities and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

        We may also receive requests from stockholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our advisor's investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this stockholder service.

        Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See "Description of Shares — Meetings and Special Voting Requirements." Stockholders also have the right to inspect and duplicate our appraisal records. In the event that the SEC promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interest of us and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

LEGAL OPINIONS

        Certain legal matters, including the legality of the shares to be issued in this offering, were passed upon for us by Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 and Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, MD 21202.

EXPERTS

        The financial statements of Carey Watermark Investors Incorporated, Long Beach Hotel Properties, LLC, and CWI AM Atlanta Perimeter Hotel, LLC incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Carey Watermark Investors Incorporated for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Long Beach Hotel Properties, LLC, The Hutton Hotel, and Sonoma Resort Holdings II, LLC incorporated in this Prospectus by reference to Carey Watermark Investors Incorporated's Current Reports on Form 8-K/A dated May 5, 2011, May 29, 2013, and July 10, 2013, respectively, and filed with the SEC on July 15, 2011, August 14, 2013, and September 24, 2013, respectively, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements of Nutmeg Magna Green, LLC and Subsidiaries as of December 31, 2011 and 2010 and the unaudited financial statements as of and for the periods ended March 31, 2012 and 2011, incorporated by reference to Exhibit 99.1 and Exhibit 99.2, respectively, to our Form 8-K/A filed on August 16, 2012, have been so incorporated in reliance on the report of Reznick Group, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of CWI-HRI French Quarter Hotel Property, LLC and Subsidiary as of December 31, 2012 and 2011, incorporated by reference to Exhibit 99.1 to our Form 10-K filed on March 12, 2013, the audited financial statements of Eleventh Floor Lodging, LLC and EFL Hotel Operating Company, LLC, as of December 31, 2011 and 2010 and the unaudited financial statements as of and for the three months ended March 31, 2012 and 2011, incorporated by reference to Exhibit 99.1 and Exhibit 99.2, respectively, to our Form 8-K/A filed on August 23, 2012, have been so incorporated in reliance on the report of Pailet, Meunier and LeBlanc, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements of Lake Arrowhead Resort and Spa as of and for the years ended December 31, 2011 and 2010, incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on September 20, 2012, the audited financial statements of Westin Atlanta North at Perimeter as of and for the years ended December 31, 2011 and 2010, incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on December 13, 2012, the financial statements of Courtyard by Marriott Mission Valley as of and for the nine month period ended September 30, 2012 and as of and for the year ended December 31, 2011, incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on February 20, 2013, the audited financial statements of the Fairwood Hotel Portfolio as of and for the years ended December 31, 2012 and 2011, incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on May 3, 2012, the audited financial statements of Courtyard by Marriott Shadyside as of and for the year ended December 31, 2012, incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on May 23, 2012 and the audited financial statements of Marriott Raleigh City Center as of and for the years ended December 31, 2012 and 2011 incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on October 21, 2013 have been so incorporated in reliance on the reports of McGladrey LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of MMG-26 LLC and MMG-26 Operator LLC as of and for the years ended December 31, 2012 and 2011 incorporated by reference to Exhibit 99.1 to our Form 8-K/A filed on August 21, 2013, have been so incorporated in reliance on the report of Blum, Shapiro & Company, P.C., an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SALES LITERATURE

        In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include, but is not limited to, the following:

  •
  an investor sales promotion brochure;

  •
  prospecting letters or mailers and seminar invitations;

  •
  media advertising inviting seminar attendance;

  •
  a brochure describing the investment committee;

  •
  information on a website;

  •
  a presentation using a computer;

  •
  reprints of articles about us or the lodging industry;

  •
  a fact sheet describing acquisitions;

  •
  a slide presentation and studies of the prior performance of entities managed by our advisor, the subadvisor and/or their respective affiliates;

  •
  broker-dealer updates;

  •
  an electronic media presentation;

  •
  a video presentation;

  •
  a cd-rom presentation;

  •
  a script for telephonic marketing; and

  •
  certain third-party articles.

        In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

 INCORPORATION BY REFERENCE

        In this prospectus, we "incorporate by reference" certain information we filed with the SEC, which means that we may disclose important information to you by referring you to other documents that we have previously filed with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus. We incorporate by reference the documents listed below:

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 12, 2013.

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on August 13, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 10, 2013;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 12, 2013;

  •
  our Current Report on Form 8-K filed on December 13, 2013;

  •
  our Current Report on Form 8-K filed on October 29, 2013;

  •
  our Current Report on Form 8-K/A, filed on October 21, 2013 (Exhibit 99.1);

  •
  our Current Report on Form 8-K/A, filed on September 24, 2013 (Exhibits 99.1, 99.2 and 99.3);

  •
  our Current Report on Form 8-K/A, filed on August 21, 2013 (Exhibits 99.1 and 99.2);

  •
  our Current Report on Form 8-K, filed on August 19, 2013;

  •
  our Current Report on Form 8-K/A, filed on August 14, 2013 (Exhibits 99.1 and 99.2);

  •
  our Current Report on Form 8-K, filed on July 30, 2013;

  •
  our Current Report on Form 8-K/A, filed on July 24, 2013;

  •
  our Current Report on Form 8-K, filed on July 23, 2013;

  •
  our Current Report on Form 8-K, filed on July 16, 2013;

  •
  our Current Report on Form 8-K, filed on July 3, 2013;

  •
  our Current Report on Form 8-K, filed on June 12, 2013;

  •
  our Current Report on Form 8-K, filed on June 4, 2013;

  •
  our Current Report on Form 8-K/A, filed on May 23, 2013 (Exhibit 99.1);

  •
  our Current Report on Form 8-K/A, filed on May 3, 2013 (Exhibit 99.1);

  •
  our Current Report on Form 8-K, filed on March 18, 2013;

  •
  our Current Report on Form 8-K/A (Exhibit 99.1), filed on February 20, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A, filed on April 26, 2013;

  •
  our Current Report on Form 8-K/A (Exhibit 99.1), filed on December 13, 2012;

  •
  our Current Report on Form 8-K/A (Exhibits 99.1 and 99.2), filed on September 20, 2012;

  •
  our Current Report on Form 8-K/A (Exhibits 99.1 and 99.2), filed on August 23, 2012;

  •
  our Current Report on Form 8-K/A (Exhibits 99.1 and 99.2), filed on August 16, 2012;

  •
  our Current Report on Form 8-K/A (Exhibits 99.1 and 99.2), filed on November 22, 2011;

  •
  our Current Report on Form 8-K/A (Exhibit 99.1), filed on July 15, 2011; and

  •
  the description of our common stock in our Registration Statement on Form 8-A filed on January 27, 2011.

        The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference herein as these documents contain important information about us, our business and our finances.

        You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's website at the address www.sec.gov. Upon written request to our Investor Relations Department, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. You can also obtain these documents, free of charge, at our website at the address www.careywatermark.com.

FURTHER INFORMATION

        We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy our registration statement and all of its exhibits, which we have filed, at the SEC's Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

CAREY WATERMARK INVESTORS INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        Our pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013 have been prepared based on our historical financial statements as if the significant investments and related financings and the significant disposition (noted herein) had occurred on January 1, 2012. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2012 on amounts that have been recorded in our historical condensed consolidated statements of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made.

        The pro forma condensed consolidated financial information should be read in conjunction with our historical condensed consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013. The pro forma information is not necessarily indicative of our results of operations had the significant transactions occurred on January 1, 2012, nor are they necessarily indicative of our financial position, cash flows or results of operations of future periods.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Year Ended December 31, 2012

(in thousands, except share and per share amounts)

		Pro Forma Adjustments (Including Pre-Acquisition Historical Amounts)
	CWI Historical	2012 Acquisitions		2013 Transactions		Weighted Average Shares		Pro Forma
Hotel Revenues
Rooms	$8,906	$18,401	A	$88,343	A			$115,650
Food and beverage	2,671	3,295	A	22,224	A			28,190
Other hotel income	1,395	2,245	A	10,303	A			13,943

Total Hotel Revenues	12,972	23,941		120,870				157,783
Other real estate income	64	—		—				64

Total Revenues	13,036	23,941		120,870				157,847

Operating Expenses
Hotel Expenses
Rooms	2,508	3,732	B	20,239	B			26,479
Food and beverage	2,160	2,942	B	17,741	B			22,843
Other hotel operating expenses	817	810	B	7,574	B			9,201
General and administrative	1,269	2,339	B	10,346	B			13,954
Sales and marketing	1,191	2,593	B	12,146	B			15,930
Repairs and maintenance	679	963	B	4,531	B			6,173
Utilities	635	807	B	3,747	B			5,189
Management fees	199	749	B	2,739	B			3,687
Property taxes, insurance and rent	676	1,038	B	4,819	B			6,533
Depreciation and amortization	1,392	3,558	B	18,037	B			22,987

Total Hotel Expenses	11,526	19,531		101,919				132,976

Other Operating Expenses
Acquisition-related expenses	5,549	(5,143)	C	(97)	C			309
Management expenses	689	—		—				689
Corporate general and administrative expenses	2,475	—		—				2,475
Asset management fees to affiliate	601	680	D	2,333	D			3,614

Total Other Operating Expenses	9,314	(4,463)		2,236				7,087

Operating (Loss) Income	(7,804)	8,873		16,715				17,784

Other Income and (Expenses)
Net income (loss) from equity investments in real estate	1,611	(840)	E	(1,812)	E			(1,041)
Other income	85	—		—				85
Bargain purchase gain	3,809	(3,809)	F	—				—
Interest expense	(1,199)	(3,090)	G	(13,957)	G			(18,246)

	4,306	(7,739)		(15,769)				(19,202)

(Loss) Income from Operations
Before Income Taxes	(3,498)	1,134		946				(1,418)
Provision for income taxes	(344)	(101)	H	(818)	H			(1,263)

Net (Loss) Income	(3,842)	1,033		128				(2,681)
Loss (income) attributable to noncontrolling interests	1,119	(259)	I	1,828	I			2,688

Net (Loss) Income Attributable to CWI Stockholders	$(2,723)	$774		$1,956				$7

Basic and Diluted Net (Loss) Income Per Share	$(0.29)							$0.00

Basic and Diluted Weighted Average Shares Outstanding	9,323,705					28,779,149	J	38,102,854

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Nine Months Ended September 30, 2013

(in thousands, except share and per share amounts)

		Pro Forma Adjustments (Including Pre-Acquisition Historical Amounts)
	CWI Historical	2013 Transactions		Weighted Average Shares		Pro Forma
Hotel Revenues
Rooms	$56,067	$31,214	A			$87,281
Food and beverage	11,480	11,229	A			22,709
Other hotel income	5,781	4,473	A			10,254

Total Revenues	73,328	46,916				120,244

Operating Expenses
Hotel Expenses
Rooms	12,665	7,811	B			20,476
Food and beverage	8,470	8,632	B			17,102
Other hotel operating expenses	3,093	3,425	B			6,518
General and administrative	5,941	4,403	B			10,344
Sales and marketing	7,058	4,570	B			11,628
Repairs and maintenance	2,664	1,882	B			4,546
Utilities	2,538	1,525	B			4,063
Management fees	1,506	869	B			2,375
Property taxes, insurance and rent	3,630	2,215	B			5,845
Depreciation and amortization	10,155	7,190	B			17,345

Total Hotel Expenses	57,720	42,522				100,242

Other Operating Expenses
Acquisition-related expenses	17,250	(16,840)	C			410
Management expenses	803	—				803
Corporate general and administrative expenses	3,186	—				3,186
Asset management fees to affiliate	1,783	906	D			2,689

Total Other Operating Expenses	23,022	(15,934)				7,088

Operating (Loss) Income	(7,414)	20,328				12,914

Other (Expenses) and Income
Net income (loss) from equity investments in real estate	599	(2,600)	E			(2,001)
Interest expense	(8,190)	(5,828)	G			(14,018)

	(7,591)	(8,428)				(16,019)

(Loss) Income from Operations Before
Incomes Taxes	(15,005)	11,900				(3,105)
(Provision for) benefit from income taxes	(939)	307	H			(632)

Net (Loss) Income	(15,944)	12,207				(3,737)
Loss attributable to noncontrolling interests	529	1,205	I			1,734

Net (Loss) Income Attributable to CWI Stockholders	$(15,415)	$13,412				$(2,003)

Basic and Diluted Net Loss Per Share	$(0.46)					$(0.04)

Basic and Diluted Weighted Average Shares Outstanding	33,793,892			13,777,352	J	47,571,244

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. Basis of Presentation

        The pro forma condensed consolidated statement of operations for the year ended December 31, 2012 was derived from our historical audited consolidated financial statements as of and for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012. The pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 were derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

Note 2. Historical Acquisitions

2012 Acquisitions

        On May 31, 2012, June 8, 2012, July 9, 2012 and December 6, 2012, we acquired controlling interests in four hotels: Hampton Inn Boston Braintree, Hilton Garden Inn New Orleans French Quarter/CBD, Lake Arrowhead Resort and Spa, and Courtyard San Diego Mission Valley, respectively. Additionally, on October 3, 2012, we entered into the Westin Atlanta Venture, which we account for under the equity method of accounting (collectively, our "2012 Acquisitions").

        Our 2012 Acquisitions are reflected in our historical condensed consolidated statement of operations for the duration of the nine months ended September 30, 2013 and for a portion of the year ended December 31, 2012, reflecting their results of operations from their respective dates of acquisition through the end of each period presented. We made pro forma adjustments (Note 3, adjustments A through J) to reflect the impact on our results of operations had these acquisitions been made on January 1, 2012.

2013 Transactions

        On February 14, 2013, March 12, 2013, May 29, 2013, June 6, 2013, July 10, 2013 and August 13, 2013, we acquired controlling interests in the Hilton Southeast Portfolio (which is comprised of five select-service hotels), the Courtyard Pittsburgh Shadyside, the Hutton Hotel Nashville, the Holiday Inn Manhattan 6th Avenue Chelsea, the Fairmont Sonoma Mission Inn & Spa and the Marriott Raleigh City Center, respectively (collectively, our "2013 Acquisitions"). On July 17, 2013, we sold our 49% joint venture interest in the Long Beach Venture, comprising our share of all the assets and liabilities of the venture, to Ensemble Hotel Partners, LLC, our joint venture partner, for $22.6 million (collectively, with the acquisitions described above, the "2013 Transactions"). The venture owned two hotels: the Hotel Maya, a DoubleTree by Hilton; and the Residence Inn Long Beach Downtown.

        All of the 2012 Acquisitions and the 2013 Transactions noted above are reflected in our historical condensed consolidated balance sheet at September 30, 2013 and, therefore, no pro forma adjustments to our historical condensed consolidated balance sheet as of September 30, 2013 were required and, accordingly, no pro forma balance sheet is presented. In addition, the transactions noted above are reflected in our historical condensed consolidated statement of operations for the nine months ended September 30, 2013 reflecting their results of operations from their respective dates of acquisition through September 30, 2013. We made pro forma

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 2. Historical Acquisitions (Continued)

adjustments (Note 3, adjustments A through J) to reflect the impact on our results of operations had these acquisitions been made on January 1, 2012.

        On October 23, 2013, we acquired a 100% interest in the Hawks Cay Resort for $133.8 million from BH/NV Hawks Cay Property Holdings, LLC, an unaffiliated third party, and obtained a non-recourse mortgage loan at closing of $79.0 million. Given the timing of this acquisition; however, it was not feasible to include pro forma financial information for this investment in this filing.

Note 3. Pro Forma Adjustments

A.    Hotel Revenue

        The pro forma adjustments related to our 2012 Acquisitions for the year ended December 31, 2012 represent the historical incremental revenues recognized by each property prior to our acquisition from January 1, 2012 to their respective acquisition dates. The pro forma adjustments related to our 2013 Acquisitions for the nine months ended September 30, 2013 represent the historical incremental revenues recognized by each property prior to our acquisition from January 1, 2013 to their respective acquisition dates.

	Pre-Acquisition Historical
	Year Ended December 31, 2012
(Dollars in thousands)	2012 Acquisitions	2013 Acquisitions
Rooms	$18,401	$88,343
Food and beverage	3,295	22,224
Other hotel income	2,245	10,303

	$23,941	$120,870

Pre-Acquisition Historical
Nine Months Ended September 30, 2013
(Dollars in thousands)	2013 Acquisitions
Rooms	$31,214
Food and beverage	11,229
Other hotel income	4,473

$46,916

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

B.    Hotel Expenses

Pre-Acquisition Historical Hotel Expenses

        Pro forma adjustments for hotel expenses are derived from the historical financial statements of each of our investments except for those related to depreciation and amortization, sales and marketing, and management fees as illustrated below. The pro forma adjustments related to our 2012 Acquisitions for the year ended December 31, 2012 represent the pre-acquisition historical incremental expenses recognized by each property prior to our acquisition from January 1, 2012 to their respective acquisition dates. The pro forma adjustments related to our 2013 Acquisitions for the nine months ended September 30, 2013 represent the pre-acquisition historical incremental expenses recognized by each property prior to our acquisition from January 1, 2013 to their respective acquisition dates.

	Pre-Acquisition Historical
	Year Ended December 31, 2012
(Dollars in thousands)	2012 Acquisitions	2013 Acquisitions
Rooms	$3,732	$20,239
Food and beverage	2,942	17,741
Other hotel operating expenses	810	7,574
General and administrative	2,339	10,346
Repairs and maintenance	963	4,531
Utilities	807	3,747
Property taxes, insurance and rent	1,038	4,819

	$12,631	$68,997

Pre-Acquisition Historical
Nine Months Ended September 30, 2013
(Dollars in thousands)	2013 Acquisitions
Rooms	$7,811
Food and beverage	8,632
Other hotel operating expenses	3,425
General and administrative	4,403
Repairs and maintenance	1,882
Utilities	1,525
Property taxes, insurance and rent	2,215

$29,893

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

Adjusted Hotel Expenses

        Pro forma adjustments reflect depreciation and amortization of the acquired assets at fair value on a straight-line basis using an estimated useful life not to exceed 40 years for building and building improvements, one to 11 years for furniture, fixtures and equipment and one to 93 years for intangible assets. Pro forma adjustments for sales and marketing and management fees reflect expenses resulting from franchise and management agreements entered into upon acquisition. The following pro forma adjustments for the year ended December 31, 2012 and the nine months ended September 30, 2013 represent the incremental hotel expenses that would have been incurred in addition to those presented in our historical financial statements.

	Year Ended December 31, 2012
(Dollars in thousands)	2012 Acquisitions	2013 Acquisitions
Sales and marketing — pre-acquisition historical	$2,573	$11,269
Sales and marketing — pro forma adjustments	20	877

Sales and marketing — pro forma results	$2,593	$12,146

Management fees — pre-acquisition historical	$740	$3,740
Management fees — pro forma adjustments	9	(1,001)

Management fees — pro forma results	$749	$2,739

Depreciation and amortization — pre-acquisition historical	$2,702	$13,483
Depreciation and amortization — pro forma adjustments	856	4,554

Depreciation and amortization — pro forma results	$3,558	$18,037

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

Nine Months Ended September 30, 2013
(Dollars in thousands)	2013 Acquisitions
Sales and marketing — pre-acquisition historical	$4,592
Sales and marketing — pro forma adjustments	(22)

Sales and marketing — pro forma results	$4,570

Management fees — pre-acquisition historical	$1,419
Management fees — pro forma adjustments	(550)

Management fees — pro forma results	$869

Depreciation and amortization — pre-acquisition historical	$5,051
Depreciation and amortization — pro forma adjustments	2,139

Depreciation and amortization — pro forma results	$7,190

C.    Acquisition-Related Expenses

        Acquisition costs directly attributable to our 2012 Acquisitions, which are non-recurring in nature and aggregating $5.1 million, are reflected in our historical condensed consolidated statement of operations for the year ended December 31, 2012. We have reflected a pro forma adjustment to exclude these non-recurring charges from our pro forma condensed consolidated statement of operations.

        Acquisition costs directly attributable to our 2013 Acquisitions, which are non-recurring in nature and aggregating $0.1 million and $16.8 million, are reflected in our historical condensed consolidated statement of operations for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively. We have reflected a pro forma adjustment to exclude these non-recurring charges from our pro forma condensed consolidated statement of operations.

D.    Asset Management Fees

        We pay our advisor an annual asset management fee equal to 0.50% of the aggregate average monthly market value of our investments. Pro forma adjustments for such fees are reflected in the accompanying pro forma condensed consolidated statement of operations in order to reflect what the fee would have been had the investments been made on January 1, 2012. The following pro forma adjustments for the year ended December 31, 2012 and the nine months ended September 30, 2013 represent incremental asset management fees that would

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

have been incurred in addition to asset management fees presented in our historical financial statements (in thousands):

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
2012 Acquisitions	$680	$—
2013 Acquisitions	2,333	906

	$3,013	$906

E.    Net Income (Loss) from Equity Investments in Real Estate

        Earnings for our equity method investments are recognized in accordance with each respective investment agreement and are based upon the allocation of the investment's net assets at book value as if the investment were hypothetically liquidated at the end of each reporting period. Under the conventional approach to accounting for equity investments, an investor applies its percentage ownership interest to the venture's net income to determine the investor's share of the earnings or losses of the venture. This approach is not applicable if the venture's capital structure gives different rights and priorities to its investors as it is difficult to describe an investor's interest in a venture simply as a specified percentage. As we have priority return on our investments, we follow the hypothetical liquidation at book value method in determining our share of the ventures' earnings or losses for the reporting period as this method better reflects our claim on the ventures' book value at the end of each reporting period. Due to our preferred interests, we are not responsible for and will not reflect losses to the extent our partners continue to have equity in the investments.

2012 Acquisitions

        Based on the hypothetical liquidation at book value method, our pro forma equity in the loss of the Westin Atlanta Venture would have been approximately $0.8 million for the period from January 1, 2012 through the date of acquisition.

2013 Transactions

        Income from the Long Beach Venture totaling $1.8 million and $2.6 million is reflected in our historical consolidated statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. We have reflected pro forma adjustments to exclude these earnings from our respective pro forma condensed consolidated statements of operations as if the disposition that occurred on July 17, 2013 had occurred on January 1, 2012.

F.    Bargain Purchase Gain

        A bargain purchase gain of $3.8 million is included in our historical statement of operations for the year ended December 31, 2012 related to our acquisition of Lake Arrowhead Resort and

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

Spa. We have reflected a pro forma adjustment to exclude this transaction-related gain in our pro forma condensed consolidated statement of operations, as this is not expected to have a recurring impact on us.

G.    Interest Expense

        The following pro forma adjustments for the year ended December 31, 2012 and the nine months ended September 30, 2013 represent the incremental interest expense that would have been incurred in addition to the amount presented in our historical financial statements.

	Year Ended December 31, 2012
(Dollars in thousands)	2012 Acquisitions	2013 Acquisitions
Interest expense — pre-acquisition historical	$3,708	$14,265
Interest expense — pro forma adjustments	(618)	(308)

Interest expense — pro forma results	$3,090	$13,957

Nine Months Ended September 30, 2013
(Dollars in thousands)	2013 Acquisitions
Interest expense — pre-acquisition historical	$5,127
Interest expense — pro forma adjustments	701

Interest expense — pro forma results	$5,828

H.    (Provision for) Benefit from Income Taxes

        We have reflected pro forma adjustments related to each of our investments based upon estimated effective tax rates for each investment which take into account the fact that certain activities are taxable and other activities are pass-through items for income tax purposes. These pro forma adjustments, since the historical financial statements did not include a tax expense due to the previous owners' structure, reflect what the income tax provisions would have been had the investments been made on January 1, 2012. The following pro forma adjustments for the year ended December 31, 2012 and the nine months ended September 30, 2013 represent

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 3. Pro Forma Adjustments (Continued)

the (expense) benefit that would have been incurred based on the new entity structure, as applicable (in thousands):

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
2012 Acquisitions	$(101)	$—
2013 Acquisitions	(818)	307

	$(919)	$307

I.    Loss (Income) Attributable to Noncontrolling Interests

        The combined pro forma adjustment to loss (income) attributable to noncontrolling interests related to our 2012 Acquisitions was $(0.3) million for the year ended December 31, 2012.

        The pro forma adjustment to loss (income) attributable to noncontrolling interests related to our 2013 Acquisitions was $1.3 million and $1.8 million for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively.

J.    Weighted Average Shares

        The pro forma weighted average shares outstanding were determined as if the number of shares required to raise the funds used for each acquisition included in these pro forma condensed consolidated financial statements, if we did not have sufficient cash on hand to acquire and commence operations of the hotel for pro forma purposes, were issued on January 1, 2012. In addition, historical weighted average share amounts have been adjusted to treat the Stock Dividend declared on December 12, 2013 as if it were outstanding as of the beginning of the periods presented.

ANNEX A INSTRUCTIONS FOR COMPLETION OF ORDER FORM FOR PROSPECTUS DATED

INSTRUCTIONS TO INVESTORS

Any person investing in Carey Watermark Investors Incorporated (the "Company") or CWI should read the Prospectus, as supplemented to date, in its entirety for a complete explanation of an investment in the Company. Investors must complete all items and sign the order form in Section 5.

1.	INVESTMENT	(a) Check the appropriate box to indicate if this is an initial or additional investment in the Company.
(b) Indicate the dollar amount of your investment ($2,000 is the minimum, or $2,500 for New York resident non-IRA investments).
(c)
Check the appropriate box for how funds will be delivered for the investment. Please make checks payable to Carey Watermark Investors Incorporated. Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks and/or traveler's checks will not be accepted.
(d) If this is a net of commission purchase, designate the type of purchase as applicable.

Certain investments may qualify for a volume discount. Check the box to indicate you wish to have your investment combined with a previous CWI investment with the same primary account holder or beneficiary for IRA registrations, as determined by the account Tax ID number. Please see "The Offering/Plan of Distribution" section of the prospectus for further information on volume discounts.

2.	INVESTOR INFORMATION
Provide the name(s) of the investor(s) or trustee(s) in which shares are to be registered and investor physical address, telephone number and date of birth. All individual investors should provide their social security number. Custodians on UGMA or UTMA registrations should provide the minor's social security number. Trusts and other entities should provide their tax identification number.

If you are not a U.S. citizen or are subject to backup withholding, check the appropriate box. If you are a nonresident alien, complete and submit a Form W-8BEN available on the IRS website. If you are subject to backup withholding, cross out clause (ii) in the paragraph appearing immediately above section 1.
If you have an account with the Broker/Dealer named on the reverse side of the form, provide your account number.

If you would like to receive your investor correspondence related to your investment via e-mail instead of in the mail, initial in the GO PAPERLESS box. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

3.	FORM OF OWNERSHIP	Check the appropriate box to indicate form of ownership.
The Broker/Dealer may require additional documents for investment in the Company and require all investment documents, including custodian paperwork if applicable, sent to their home office for a compliance review for further delivery to the Company. Be sure to first check your Broker/Dealer's policies on investment in this offering.
NON-CUSTODIAL OWNERSHIP
For non-custodial accounts without a custodian, please mail the complete and executed order form and your check made payable to Carey Watermark Investors Incorporated:
CWI, c/o DST Systems, Inc. Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105
For wiring instructions, contact W. P. Carey at 1-800-WP CAREY.
Please include the additional required information and/or documents as stated on the order form if the investor is a Corporation, Pension or Profit Sharing Plan, Partnership or Trust.
Trusts: Include a copy of the pages of the trust instrument indicating the name and date of the trust as well as the pages with the current trustee(s) and trustee(s) signature(s).
Corporations: Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the general partners.

Partnerships: Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories.

Pension and Profit Sharing Plans: If the plan has a trustee, include a copy of the pages of the plan showing the name of Plan, name of trustee(s) and signature of trustee(s). If the plan has a custodian, please check the form of ownership under Custodial Ownership.

A Transfer on Death (TOD) registration may only be held on Individual or Joint Tenants with Right of Survivorship (JTWROS) registrations (not on an estate, trust, IRA, etc.). Please include the completed TOD Form which is included in the marketing kit.
CUSTODIAL OWNERSHIP

For accounts, please mail the complete and executed order form with necessary custodian paperwork (with a check payable to the custodian if funding the custodial account) to the custodian, for further processing and delivery to the Company. All custodial accounts will require a signature, with a Medallion Signature Guarantee stamp, of an authorized trust officer of the custodian.
Complete the Custodian Information section with the name of the custodian and mailing address.
The custodian must complete the remaining custodian information, including its tax ID number, the custodian account number and its phone number.

4.	DISTRIBUTION PAYMENT	Check the appropriate box(es) based on your distribution payment preference.
	OPTIONS	NON-CUSTODIAL OWNERSHIP OPTIONS:		CUSTODIAL OWNERSHIP OPTIONS:
		(a)	Mail to Investor address as provided in Section 3	(a)	Mail to custodial account
		(b)	Distribution Reinvestment	(b)	Distribution Reinvestment
(c)
Directed to an alternate payee such as a bank account or brokerage firm. You may elect to have the distributions automatically deposited via Automated Clearing House (ACH) (please include a voiced check if deposited into a checking account).
Distribution payee will default to option (a) if no selection is made.

If electing to enroll in Distribution Reinvestment, you are not required to enroll all of your shares for reinvestment but all of the distributions paid on enrolled shares will be reinvested. By signing the order form, you agree to notify the Company and your Broker/Dealer or Investment Advisor if, at any time, you no longer meet the suitability standards as outlined in the prospectus and any supplements thereto.
If distributions will be sent to a bank or brokerage account, complete the firm information in its entirety.

5.	SIGNATURE OF INVESTORS
You MUST initial the representations and sign and date the form in Section 5. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor (POA documentation must be provided).

Notice to Investors.    The Sponsor or any person selling shares on behalf of the Sponsor or REIT may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until Carey Watermark Investors has issued written confirmation of purchase to the investor.

INSTRUCTIONS TO REGISTERED REPRESENTATIVES

6.	REGISTERED REPRESENTATIVE INFORMATION	You MUST provide the investor with the most up to date prospectus and supplement(s). Please refer to www.careywatermark.com to check for the most recent offering materials. Verify all investor information on the order form and ensure that investors have signed and initialed in section 5. YOU MUST COMPLETE SECTION 6 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED.

Complete this section in its entirety, including your representative number at your firm and your FINRA CRD number, if applicable. If you would like to receive correspondence relating to your clients' investments via e-mail, check the GO PAPERLESS box. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.
Your Broker/Dealer may require additional paperwork and review of documentation. All investment documents should be delivered to your Broker/Dealer for further delivery to:
Carey Watermark Investors c/o DST Systems, Inc., Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105

ORDER FORM FOR PROSPECTUS DATED

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.	INVESTMENT

(a)	This is an (check one):
☐ Initial Investment (Minimum $2,000, or $2,500 for NY non-IRA investments)
☐ Additional Investment

(b)	Amount of investment:	$
(c)	Payment will be made with:	☐	Enclosed check Make check payable to Carey Watermark Investors Incorporated
		☐	Funds Wired
		☐	Funds to Follow
Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks, and/or traveler's checks will not be accepted.

(d)	Type of Purchase:
Please consult with your financial advisor regarding the type of purchase and commission structure of your investment and check one of the following options, if applicable.
For purchases without selling commissions, please check one below, if applicable:
	☐	Net of commission through a Broker/Dealer Firm
	☐	Fee based account, approved for a discount by the Broker/Dealer, Investment Advisor, bank trust, etc.
	☐	W. P. Carey Employee or Affiliate
Volume Discounts
	☐	Check this box if you wish to have your investment combined with a previous Carey Watermark Investors investment with the same primary account holder or beneficiary for IRA registrations, as determined by the account Tax ID number. Please see "The Offering/Plan of Distribution" section of the prospectus for further information on volume discounts.
Existing account name

2.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. In order to meet their obligations under Federal law, a Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account. A residential address must be provided.

☐	Check this box if you are a resident alien	☐	Check this box if you are a non-resident alien Form W-8BEN required	☐	Check this box if you are subject to backup withholding

NAME OF INVESTOR OR TRUSTEE:	SOCIAL SECURITY NUMBER / TIN:	DATE OF BIRTH:

NAME OF JOINT INVESTOR OR TRUSTEE:	SOCIAL SECURITY NUMBER / TIN:	DATE OF BIRTH:

RESIDENTIAL ADDRESS:

CITY:	STATE:	ZIP:

HOME PHONE:	E-MAIL ADDRESS:

INVESTOR'S ACCOUNT NUMBER WITH BROKER/DEALER (IF ANY):

☐	GO PAPERLESS Initial here if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.
Initials

MAIL TO: CWI, c/o DST Systems, Inc., Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105
10/2013

3.	FORM OF OWNERSHIP

	☐	Individual	☐	Joint Tenants with Right of Survivorship	☐	Uniform Gift to Minors Act or the
		☐ Transfer on Death		☐ Transfer on Death		Uniform Transfers to Minors Act / State
				Both investors must sign and initial		of Custodian signature required
	☐	Community Property All parties must sign and initial	☐	Tenants in Common All parties must sign and initial	☐	Other Please specify

	☐ Trust ☐ Taxable ☐ Tax Exempt		Type: (Revocable, Living etc.)
NAME OF TRUST
Tax ID# Date Established Trustee or Grantor must sign and initial. Include a copy of the title and signature pages of the trust instrument
NON-CUSTODIAL
OWNERSHIP
ENTITY OWNERSHIP: NAME OF (RETIREMENT PLAN, CORPORATION PARTNERSHIP, OTHER) ENTITY
Tax ID# Date Established
☐

Pension or Profit Sharing Plans    ☐ Taxable    ☐ Exempt Under §501A
 Authorized signature required. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of trustee(s) and signature of trustee(s)

☐

Corporation    ☐ S-Corp    ☐ C-Corp (will default to S-Corp if not checked)
 Authorized signature required. Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the authorized signatories.

	☐	Partnership Authorized signature required. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories
	☐	Non-Profit Organization
	☐	Other Please specify

	☐	IRA (Type)		☐ Non-Qualified Custodial Account	☐	Other Please specify
CUSTODIAL
OWNERSHIP				(Type — if trust or business entity, provide name of entity above.)

Send ALL paperwork to the custodian	Custodian Information:	To be completed by Custodian:
Make check payable to custodian if funding custodial account	CUSTODIAN NAME: MAILING ADDRESS: CITY/STATE/ZIP:	CUSTODIAN TAX ID #: CUSTODIAN ACCOUNT #: CUSTODIAN PHONE #:

4.	DISTRIBUTION PAYMENT OPTIONS

(a)	☐	Mail to Investor address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS) Distribution payee will default to option (a) if no selection is made.	☐	Pay to Custodial Account (FOR CUSTODIAL ACCOUNTS)
(b)	☐
Distribution Reinvestment:    100%    ☐    Other    ☐             %

Investor agrees to notify CWI and its Broker/Dealer or Investment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.
(c)	☐	Distributions directed to:	☐	Via Electronic Deposit* (ACH — complete information below)
☐ Checking (include voided check) ☐ Savings

BANK, BROKERAGE FIRM OR PERSON:

MAILING ADDRESS:

CITY / STATE / ZIP:

ACCOUNT #:	BANK ABA # (FOR ACH ONLY):

*I authorize UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey's Investor Relations Department or DST Systems, the transfer agent for CWI, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

5.	SIGNATURE OF INVESTOR(S)

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Investor	Joint Investor
☐ Initials	☐ Initials	(a)	I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method, at least five (5) business days before the date of this order form.
☐ Initials	☐ Initials	(b)
I hereby certify that (i) I have (a) a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and had during the last two years or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
☐ Initials	☐ Initials	(c)	I am purchasing the shares for my own account or in a fiduciary capacity.
☐ Initials	☐ Initials	(d)	I acknowledge that the shares are not liquid.
☐ Initials	☐ Initials	(e)	For Alabama residents only: I acknowledge that Alabama investors must have a liquid net worth of at least ten times their investment in CWI and its affiliated programs.
☐ Initials	☐ Initials	(f)
For Iowa residents only: I acknowledge that Iowa residents must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000, or (2) a minimum net worth of $350,000 (exclusive of home, auto and home furnishings). In addition, the total investment in CWI, its affiliated programs, and any other non-traded REITs cannot exceed 10% of an Iowa resident's liquid net worth. Liquid net worth is defined as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.
☐ Initials	☐ Initials	(g)
For Kansas residents only: I acknowledge Kansas' recommendation that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs and that Kansas defines liquid net worth as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.
☐ Initials	☐ Initials	(h)	For Kentucky residents only: I acknowledge that Kentucky residents shall not invest more than 10% of their liquid net worth in these securities.
☐ Initials	☐ Initials	(i)
For Maine residents only: I acknowledge the Maine Office of Securities' recommendation that an investor's aggregate investment in this offering and similar direct participation investment not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
☐ Initials	☐ Initials	(j)
For Nebraska residents only: I acknowledge that Nebraska residents must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000, or (2) a minimum net worth of $350,000 (exclusive of home, auto and home furnishings). In addition, the total investment in CWI should not exceed 10% of the Nebraska investor's net worth (exclusive of home, auto and home furnishings).
☐ Initials	☐ Initials	(k)
For New Jersey residents only: I acknowledge that I must have either, (a) a minimum liquid net worth of at least $70,000 and a minimum annual gross income of not less than $70,000, or (b) a liquid net worth of at least $250,000. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In addition, New Jersey investors must limit their investment in our shares and securities of affiliated programs to not more than 10% of their liquid net worth.
☐ Initials	☐ Initials	(l)	For North Dakota residents only: I represent that, in addition to the standards listed above. I have a net worth of at least ten times my investment in this offering.

NOTICE TO INVESTORS.    The Sponsor or any person selling shares on behalf of the Sponsor or REIT may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CWI has issued written confirmation of purchase to the investor.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR	DATE
SIGNATURE OF JOINT INVESTOR	DATE
SIGNATURE OF CUSTODIAN	DATE

ORDER FORM MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN IF INVESTING THROUGH A CUSTODIAL ACCOUNT

6.	REGISTERED REPRESENTATIVE INFORMATION

The investor's Registered Representative must sign below to complete the order and hereby warrants that he/she is: a duly licensed Registered Representative of an SEC registered Broker/Dealer and may lawfully sell shares of CWI in the state designated as the investor's residence, including when an Investment Advisor has introduced the sale.

REGISTERED REPRESENTATIVE(S) NAME(S):

BROKER/DEALER FIRM NAME:

REGISTERED REPRESENTATIVE ADDRESS:

CITY:	STATE:	ZIP:

REPRESENTATIVE NUMBER:	FINRA CRD NUMBER (IF APPLICABLE):
E-MAIL ADDRESS:	TELEPHONE NUMBER (REQUIRED):

☐ Initials	GO PAPERLESS Initial in this box to receive correspondence relating to your clients' W. P. Carey investments at the e-mail address provided above. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity, acting in its capacity as agent, SEC Registered Broker/Dealer, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

SIGNATURE OF REGISTERED REPRESENTATIVE OR ADVISOR	DATE

ALL INVESTOR AND REGISTERED REPRESENTATIVE INFORMATION MUST BE COMPLETED OR REGISTRATION CANNOT BE PROCESSED

The Broker/Dealer may require additional documents for investment in the Company and require all investment documents, including custodian paperwork if applicable, sent to the Broker/Dealer home office for a compliance review for further delivery to the Company. Be sure to first check your Broker/Dealer's policies on investment in this offering.

Please note that unless previously agreed to in writing by CWI, all sales of securities must be made through a Broker/Dealer, including when an Investment Advisor has introduced the sale.

MAIL TO: CWI, c/o DST Systems,
Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145
Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105

For wiring instructions, contact W. P. Carey at 1-800-WP CAREY.

10/2013

                No person has been authorized to give any information or to make any representation in connection with the offer contained in this prospectus unless preceded or accompanied by this prospectus nor has any person been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer or solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Carey Watermark Investors Incorporated since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

Carey Watermark
Investors Incorporated
A Maximum of $350,000,000 of Shares of Common Stock
A Maximum of $300,000,000 of Shares of Common Stock
issuable pursuant to Our Distribution
Reinvestment Plan

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	$
SEC registration fee	83,720
FINRA filing fee	98,000
Legal Issuer — Offering Costs	275,000
Printing	315,000
Accounting	175,000
Blue sky expenses	500,000
Advertising & Sales Literature	805,000
Miscellaneous — Fulfillment, Transfer Agent	1,060,000
Miscellaneous — Due Diligence	350,000
Non-Cash Training and Education	5,600
Non Transaction Based Compensation	53,108

Total	3,720,428	(1)

(1)
All amounts, other than the SEC registration fee and FINRA filing fee, are estimates. Excludes selling commissions and dealer manager fees.

ITEM 32.   SALES TO SPECIAL PARTIES.

        None.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES.

        On August 16, 2010, we were capitalized with $200,000 from the sale of 22,222 shares to an affiliate of our advisor. Since this transaction was not considered to have involved a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), the shares issued were deemed to be exempt from registration. In acquiring our shares, the advisor represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

ITEM 34.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        In addition, Maryland law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

  •
  the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Except as prohibited by Maryland law and as set forth below, our organizational documents limit the personal liability of our directors and officers for monetary damages and provide that a director or officer or non-director member of the investment committee will be indemnified and advanced expenses in connection with legal proceedings. We also maintain a directors and officers liability insurance policy and we have entered into indemnification agreements with each of our directors and executive officers.

        In addition to any indemnification to which our directors and officers are entitled, our organizational documents provide that we will indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the conditions set forth below are met, we have also agreed to indemnify and hold harmless our advisor and its affiliates (including W. P. Carey and Watermark Capital Partners) performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement.

        Notwithstanding the foregoing, as required by the applicable guidelines of the North American Securities Administrators Association, Inc., our charter provides that a director, our advisor and any affiliate of our advisor (including W. P. Carey and Watermark Capital Partners) will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

  •
  such person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

  •
  such person was acting on our behalf or performing services for us;

  •
  the liability or loss was not the result of negligence or misconduct by such person (if a non-independent director, our advisor or an affiliate of our advisor);

  •
  the liability or loss was not the result of gross negligence or willful misconduct by such person (if an independent director); and

  •
  such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

        In addition, we may not indemnify a director, our advisor, any affiliate of our advisor (including W. P. Carey or Watermark Capital Partners), or any persons acting as a broker-dealer,

for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

        Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor (including W. P. Carey and Watermark Capital Partners) in advance of final disposition of a proceeding unless all of the following are satisfied:

  •
  the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

  •
  such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

  •
  the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

  •
  such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

        Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

        However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

ITEM 35.    TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

        Not applicable.

ITEM 36.    FINANCIAL STATEMENTS AND EXHIBITS.

        a.     Financial Statements

        The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are as set forth in the section of the prospectus entitled "Incorporation by Reference."

        b.     Exhibits

Exhibit No.	Exhibit
3.1.	Articles of Amendment and Restatement of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
3.2.	Bylaws of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-11 (File No. 333-149899) filed on March 26, 2008)
4.1.	Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed on December 13, 2013)
4.2.	Form of Notice to Stockholder (Incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-11 (File No. 333-149899) filed on June 6, 2008)
5.1.	Opinion of Clifford Chance US LLP as to the legality of securities issued
8.1.	Opinion of Venable LLP as to certain tax matters
10.1
Advisory Agreement dated September 15, 2010, between Carey Watermark Investors Incorporated, CWI OP, LP, and Carey Lodging Advisors, LLC (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.2
Agreement of Limited Partnership of CWI OP, LP dated September 15, 2010 by and between Carey Watermark Investors Incorporated and Carey Watermark Holdings, LLC (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.3	Form of Dealer Manager Agreement between Carey Watermark Investors Incorporated and Carey Financial, LLC
10.4	2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.5
Indemnification Agreement dated September 15, 2010, between Carey Watermark Investors Incorporated and CWA, LLC (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.6
Form of Indemnification Agreement between Carey Watermark Investors Incorporated and its directors and executive officers (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.7
Carey Watermark Investors Incorporated Directors' Incentive Plan — 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 18, 2011)

Exhibit No.	Exhibit
10.8	Form of Selected Dealer Agreement by and between Carey Financial, LLC and the selected dealers named therein from time to time
10.9	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 13, 2011)
10.10
Limited Liability Company Operating Agreement of CWI-HRI French Quarter Hotel Property, LLC dated September 2, 2011 by and between CWI New Orleans Hotel, LLC and Guitar Partners, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on September 12, 2011)
10.11
Purchase and Sale Agreement, dated as of March 19, 2012, by and between NMG-Braintree, LLC and CWI Braintree Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 6, 2012)
10.12
Limited Liability Company Operating Agreement of CWI-HRI New Orleans CBD Hotel, LLC dated as of June 8, 2012, by and between CWI New Orleans CBD Hotel, LLC and Eleventh Floor Lodging, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 14, 2012)
10.13
Contribution Agreement, dated as of July 9, 2012, by and between CWI Lake Arrowhead Resort, LLC and Fulton Village Green Investors, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 13, 2012)
10.14
Limited Liability Company Operating Agreement of CWI-AM Atlanta Perimeter Hotel, LLC, dated as of October 3, 2012, by and between CWI Atlanta Perimeter Hotel, LLC and the Arden-Marcus Perimeter LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 10, 2012)
10.15
Purchase and Sale Agreement and Escrow Instructions between Gaslamp Holdings, LLC and CWI Mission Valley Hotel, LLC, dated October 16, 2012 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 12, 2012)
10.16
Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 21, 2013)
10.17
First Amendment to Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on February 21, 2013)
10.18
Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on February 21, 2013)
10.19
First Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on February 21, 2013)

Exhibit No.	Exhibit
10.20	Second Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 9, 2013 (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on February 21, 2013)
10.21
Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on February 21, 2013)
10.22
First Amendment to Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on February 21, 2013)
10.23
Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed on February 21, 2013)
10.24
First Amendment to Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed on February 21, 2013)
10.25
Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed on February 21, 2013)
10.26
First Amendment to Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed on February 21, 2013)
10.27
Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of January 30, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 18, 2013)
10.28
First Amendment to Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of February 14, 2013 (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 18, 2013)
10.29
Reinstatement and Second Amendment to Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of February 27, 2013 (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on March 18, 2013)
10.30
Purchase and Sale Agreement, by and among 1808 West End Owner, LLC, 1808 West End Operating, LLC and CWI Nashville Hotel, LLC dated as of May 9, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 4, 2013)
10.31
Purchase and Sale Agreement, dated as of April 16, 2013, by and among MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 12, 2013)

Exhibit No.		Exhibit
10.32		First Amendment to Agreement of Purchase and Sale, dated as of May 10, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on June 12, 2013)
10.33
Second Amendment to Agreement of Purchase and Sale, dated as of May 15, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on June 12, 2013)
10.34
Third Amendment to Agreement of Purchase and Sale, dated as of May 23, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on June 12, 2013)
10.35
Fourth Amendment to Agreement of Purchase and Sale, dated as of May 29, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on June 12, 2013)
10.36
Limited Liability Company Operating Agreement of CWI-Fairmont Sonoma Hotel, LLC, by and between CWI Sonoma Hotel, LLC and Fairmont Hotels and Resorts (Maryland) LLC, dated as of July 10, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 16, 2013)
10.37
Purchase and Sale Agreement, dated as of May 29, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 19, 2013)
10.38
First Amendment to Purchase and Sale Agreement, dated as of June 3, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 19, 2013)
10.39
Letter Agreement, dated as of June 19, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on August 19, 2013)
10.40
Second Amendment to Purchase and Sale Agreement, dated as of June 27, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on August 19, 2013)
10.41
Purchase and Sale Agreement, dated as of August 16, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 29, 2013)
10.42
Letter Agreement to Purchase and Sale Agreement, dated as of August 29, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 29, 2013)
10.43
First Amendment to Purchase and Sale Agreement, dated as of September 25, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 29, 2013)
15.1		Awareness Letter of McGladrey LLP
21.1	**	Subsidiaries of the Registrant

Exhibit No.	Exhibit
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Clifford Chance US LLP (contained in Exhibit 5.1 and incorporated herein by reference)
23.3	Consent of Venable LLP (contained in Exhibit 8.1 and incorporated herein by reference)
23.4	Consent of Pailet, Meunier and LeBlanc L.L.P.
23.5	Consent of McGladrey LLP
23.6	Consent of Reznick Group, P.C.
23.7	Consent of Blum, Shapiro & Company, P.C.
23.8	Consent of PKF Consulting USA, LLC
23.9	Consent of Robert A. Stanger & Co., Inc.
24.1	Power of Attorney (Incorporated by reference to the signature page of the Form S-11 filed on October 25, 2013)
99.1	Subadvisory Agreement dated September 15, 2010 by and between Carey Lodging Advisors, LLC and CWA, LLC

**
previously filed

ITEM 37.   UNDERTAKINGS.

        (a)   The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   For purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (c)    For purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (f)    The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

        (g)   The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

        The registrant also undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on December 17, 2013.

CAREY WATERMARK INVESTORS INCORPORATED
By:	/s/ MICHAEL G. MEDZIGIAN Michael G. Medzigian Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

By:	/s/ TREVOR P. BOND Trevor P. Bond	Chairman of the Board of Directors	December 17, 2013
By:	/s/ MICHAEL G. MEDZIGIAN Michael G. Medzigian	Chief Executive Officer (Principal Executive Officer)	December 17, 2013
By:	* Charles S. Henry	Independent Director	December 17, 2013
By:	* Michael D. Johnson	Independent Director	December 17, 2013
By:	* Robert E. Parsons, Jr.	Independent Director	December 17, 2013
By:	* William H. Reynolds, Jr.	Independent Director	December 17, 2013
By:	/s/ CATHERINE D. RICE Catherine D. Rice	Chief Financial Officer (Principal Financial Officer)	December 17, 2013

Signature		Capacity	Date

By:	/s/ HISHAM A. KADER Hisham A. Kader	Chief Accounting Officer (Principal Accounting Officer)	December 17, 2013

        By his signature set forth below, the undersigned, pursuant to duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

*By:	/s/ MICHAEL MEDZIGIAN *Attorney-in-fact December 17, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1.	Articles of Amendment and Restatement of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
3.2.	Bylaws of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-11 (File No. 333-149899) filed on March 26, 2008)
4.1.	Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed on December 13, 2013)
4.2.	Form of Notice to Stockholder (Incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-11 (File No. 333-149899) filed on June 6, 2008)
5.1.	Opinion of Clifford Chance US LLP as to the legality of securities issued
8.1.	Opinion of Venable LLP as to certain tax matters
10.1
Advisory Agreement dated September 15, 2010, between Carey Watermark Investors Incorporated, CWI OP, LP, and Carey Lodging Advisors, LLC (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.2
Agreement of Limited Partnership of CWI OP, LP dated September 15, 2010 by and between Carey Watermark Investors Incorporated and Carey Watermark Holdings, LLC (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.3	Form of Dealer Manager Agreement between Carey Watermark Investors Incorporated and Carey Financial, LLC
10.4	2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.5
Indemnification Agreement dated September 15, 2010, between Carey Watermark Investors Incorporated and CWA, LLC (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.6
Form of Indemnification Agreement between Carey Watermark Investors Incorporated and its directors and executive officers (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010)
10.7
Carey Watermark Investors Incorporated Directors' Incentive Plan — 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 18, 2011)
10.8	Form of Selected Dealer Agreement by and between Carey Financial, LLC and the selected dealers named therein from time to time

Exhibit No.	Exhibit
10.9	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 13, 2011)
10.10
Limited Liability Company Operating Agreement of CWI-HRI French Quarter Hotel Property, LLC dated September 2, 2011 by and between CWI New Orleans Hotel, LLC and Guitar Partners, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on September 12, 2011)
10.11
Purchase and Sale Agreement, dated as of March 19, 2012, by and between NMG-Braintree, LLC and CWI Braintree Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 6, 2012)
10.12
Limited Liability Company Operating Agreement of CWI-HRI New Orleans CBD Hotel, LLC dated as of June 8, 2012, by and between CWI New Orleans CBD Hotel, LLC and Eleventh Floor Lodging, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 14, 2012)
10.13
Contribution Agreement, dated as of July 9, 2012, by and between CWI Lake Arrowhead Resort, LLC and Fulton Village Green Investors, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 13, 2012)
10.14
Limited Liability Company Operating Agreement of CWI-AM Atlanta Perimeter Hotel, LLC, dated as of October 3, 2012, by and between CWI Atlanta Perimeter Hotel, LLC and the Arden-Marcus Perimeter LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 10, 2012)
10.15
Purchase and Sale Agreement and Escrow Instructions between Gaslamp Holdings, LLC and CWI Mission Valley Hotel, LLC, dated October 16, 2012 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 12, 2012)
10.16
Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 21, 2013)
10.17
First Amendment to Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on February 21, 2013)
10.18
Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on February 21, 2013)
10.19
First Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on February 21, 2013)
10.20
Second Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 9, 2013 (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on February 21, 2013)

Exhibit No.	Exhibit
10.21	Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on February 21, 2013)
10.22
First Amendment to Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on February 21, 2013)
10.23
Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed on February 21, 2013)
10.24
First Amendment to Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed on February 21, 2013)
10.25
Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of December 7, 2012 (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed on February 21, 2013)
10.26
First Amendment to Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of January 4, 2013 (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed on February 21, 2013)
10.27
Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of January 30, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 18, 2013)
10.28
First Amendment to Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of February 14, 2013 (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 18, 2013)
10.29
Reinstatement and Second Amendment to Purchase and Sale Agreement by and among Moody National CY Shadyside S, LLC, Moody National CY Shadyside MT, LLC and CWI Shadyside Hotel, LLC dated as of February 27, 2013 (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on March 18, 2013)
10.30
Purchase and Sale Agreement, by and among 1808 West End Owner, LLC, 1808 West End Operating, LLC and CWI Nashville Hotel, LLC dated as of May 9, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 4, 2013)
10.31
Purchase and Sale Agreement, dated as of April 16, 2013, by and among MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 12, 2013)
10.32
First Amendment to Agreement of Purchase and Sale, dated as of May 10, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on June 12, 2013)

Exhibit No.		Exhibit
10.33		Second Amendment to Agreement of Purchase and Sale, dated as of May 15, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on June 12, 2013)
10.34
Third Amendment to Agreement of Purchase and Sale, dated as of May 23, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on June 12, 2013)
10.35
Fourth Amendment to Agreement of Purchase and Sale, dated as of May 29, 2013, by and between MMG-26 LLC and CWI Chelsea Hotel, LLC (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on June 12, 2013)
10.36
Limited Liability Company Operating Agreement of CWI-Fairmont Sonoma Hotel, LLC, by and between CWI Sonoma Hotel, LLC and Fairmont Hotels and Resorts (Maryland) LLC, dated as of July 10, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 16, 2013)
10.37
Purchase and Sale Agreement, dated as of May 29, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 19, 2013)
10.38
First Amendment to Purchase and Sale Agreement, dated as of June 3, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 19, 2013)
10.39
Letter Agreement, dated as of June 19, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on August 19, 2013)
10.40
Second Amendment to Purchase and Sale Agreement, dated as of June 27, 2013, by and between Noble Raleigh Associates, LLC and CWI Raleigh Hotel, LLC (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on August 19, 2013)
10.41
Purchase and Sale Agreement, dated as of August 16, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 29, 2013)
10.42
Letter Agreement to Purchase and Sale Agreement, dated as of August 29, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 29, 2013)
10.43
First Amendment to Purchase and Sale Agreement, dated as of September 25, 2013, by and between BH/NV Hawks Cay Property Holdings, LLC and CWI Keys Hotel, LLC (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 29, 2013)
15.1		Awareness Letter of McGladrey LLP
21.1	**	Subsidiaries of the Registrant
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Clifford Chance US LLP (contained in Exhibit 5.1 and incorporated herein by reference)

Exhibit No.	Exhibit
23.3	Consent of Venable LLP (contained in Exhibit 8.1 and incorporated herein by reference)
23.4	Consent of Pailet, Meunier and LeBlanc L.L.P.
23.5	Consent of McGladrey LLP
23.6	Consent of Reznick Group, P.C.
23.7	Consent of Blum, Shapiro & Company, P.C.
23.8	Consent of PKF Consulting USA, LLC
23.9	Consent of Robert A. Stanger & Co., Inc.
24.1	Power of Attorney (Incorporated by reference to the signature page of the Form S-11 filed on October 25, 2013)
99.1	Subadvisory Agreement dated September 15, 2010 by and between Carey Lodging Advisors, LLC and CWA, LLC

**
previously filed